__________________________

                                 PEOPLES BANCORP
                             OF NORTH CAROLINA, INC.
                           __________________________




                         Notice of 2002 Annual Meeting,
                               Proxy Statement and
                                  Annual Report

                    PEOPLES BANCORP OF NORTH CAROLINA, INC.

                                PROXY STATEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Notice of 2002 Annual Meeting of Shareholders . . . . . . . . . . . . . .    ii

Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     Solicitation, Voting and Revocability of Proxies . . . . . . . . . .     1
     Security Ownership of Certain Beneficial Owners. . . . . . . . . . .     2
     Section 16(a) Beneficial Ownership Reporting Compliance. . . . . . .     5
     Proposal 1 - Election of Directors . . . . . . . . . . . . . . . . .     5
     Report of Compensation Committee . . . . . . . . . . . . . . . . . .    20
     Compensation Committee Interlocks and Insider Participation. . . . .    20
     Report of Audit and Examining Committee. . . . . . . . . . . . . . .    20
     Performance Graph. . . . . . . . . . . . . . . . . . . . . . . . . .    21
     Proposal 2 - Ratification of Selection of Independent Auditor. . . .    22
     Date for Receipt of Shareholder Proposals. . . . . . . . . . . . . .    22
     Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

Appendix A:  Annual Report. . . . . . . . . . . . . . . . . . . . . . . .
     General Description of the Business. . . . . . . . . . . . . . . . .   A-1
     Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . .   A-2
     Management's Discussion and Analysis of Financial Condition
          and Results of Operations . . . . . . . . . . . . . . . . . . .   A-3
     Quantitative and Qualitative Disclosures About Market Risk . . . . .   A-16
     Market For the Company's Common Equity and Related
          Shareholder Matters . . . . . . . . . . . . . . . . . . . . . .   A-17
     Directors and Officers of the Company. . . . . . . . . . . . . . . .   A-18
     Report of Independent Certified Public Accountants . . . . . . . . .   A-19
     Consolidated Balance Sheets - December 31, 2001 and 2000 . . . . . .   A-20
     Consolidated Statements of Earnings - For the Years Ended
          December 31, 2001, 2000 and 1999. . . . . . . . . . . . . . . .   A-21
     Consolidated Statements of Changes in Shareholders' Equity -
          For the Years Ended December 31, 2001, 2000 and 1999. . . . . .   A-22
     Consolidated Statements of Comprehensive Income - For the
          Years Ended December 31, 2001, 2000 and 1999. . . . . . . . . .   A-23
     Consolidated Statements of Cash Flows - For the Years Ended
          December 31, 2001, 2000 and 1999. . . . . . . . . . . . . . . .   A-24
     Notes to Consolidated Financial Statements . . . . . . . . . . . . .   A-26

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.
                               POST OFFICE BOX 467
                                518 WEST C STREET
                        NEWTON, NORTH CAROLINA 28658-0467
                                 (828) 464-5620

                  NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 2, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Meeting") of Peoples Bancorp of North Carolina, Inc. (the "Company") will be held on Thursday, May 2, 2002, at 11:00 a.m., Eastern Time, at the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect three persons who will serve as directors of the Company for a three-year term expiring in 2005, or until their successors are duly elected and qualified;

     2. To ratify the selection of Porter Keadle Moore, LLP ("PKM") as the independent auditor for the Company for the fiscal year ending December 31, 2002; and

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The board of directors of the Company (the "Board of Directors") is not aware of any other business to be considered at the Meeting.

     The Board of Directors has established March 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

                                   By Order of the Board of Directors,

                                   /s/ Tony Wolfe

                                   Tony W. Wolfe
                                   President and Chief Executive Officer


Newton, North Carolina
April 3, 2002



A FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                    PEOPLES BANCORP OF NORTH CAROLINA, INC.

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 2, 2002


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

     This Proxy Statement is being furnished to shareholders of the Company in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Meeting to be held on Thursday, May 2, 2002, at 11:00 a.m., Eastern Time, at the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on April 3, 2002.

     The Company's principal executive offices are located at 518 West C Street, Newton, North Carolina 28658, and its telephone number is (828) 464-5620.

     Other than the matters listed on the attached Notice of 2002 Annual Meeting of Shareholders, the Board of Directors knows of no matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

REVOCABILITY OF PROXY

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Meeting.

SOLICITATION

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others to send proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders, upon request, for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

     Regardless of the number of shares of the Company's common stock (the "Common Stock") owned, it is important that shareholders be represented by proxy or be present in person at the Meeting. Shareholders are requested to vote by completing the enclosed form of proxy and returning it signed and dated in the enclosed postage-paid envelope. Any shareholder may vote for, against, or withhold authority to vote on any matter to come before the Meeting. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted "FOR" the nominees for election to the Board of Directors named in this Proxy Statement and "FOR" the ratification of PKM as the Company's independent auditor for the fiscal year ending December 31, 2002. If instructions are given with respect to one but not both proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted "FOR" the proposal on which no instructions are given.

     The securities which may be voted at the Meeting consist of shares of Common Stock. The close of business on March 15, 2002 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 3,145,380.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our shareholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     In the election of directors, persons must be nominated and elected for a term to expire at the 2005 Annual Meeting of Shareholders. A nominee need only receive a plurality of the votes cast in the election of directors in order to be elected. As a result, those persons nominated who receive the largest number of votes will be elected as directors. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

     As to the ratification of the independent auditor, each share of Common Stock shall entitle its owner to one vote and the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy and entitled to vote, is required to constitute shareholder approval of the proposal.

     Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by one or more inspectors of election designated by the Board of Directors. Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the shareholders. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than five percent of the Common Stock notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding those persons or groups who held of record or who are known to the Company to own beneficially, more than five per cent of the outstanding Common
Stock:

    NAME AND ADDRESS OF     AMOUNT AND NATURE OF     PERCENT
    BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)  OF CLASS(2)
    ----------------------  -----------------------  -----------
    Christine S. Abernethy               335,312(3)       10.66%
    P.O. Box 820
    Newton, NC  28658

----------------
1 Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.

2 Based upon a total of 3,145,380 shares of Common Stock outstanding as of the Record Date.

3 Carolina Glove Company, Inc. has acquired 56,378 shares of Common Stock. These shares are included in the calculation of Ms. Abernethy's total beneficial ownership interest. Ms. Abernethy owns approximately 50% of the stock of Carolina Glove Company, Inc. The business is operated by a family committee. Ms. Abernethy has no active day-to-day participation in the business affairs of Carolina Glove Company, Inc.

     Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors and the named executive officers of the Company (including nominees for election at the Meeting), and the directors and executive officers of the Company as a group.

                                              AMOUNT AND
                                              NATURE OF      PERCENTAGE
                                              BENEFICIAL         OF
NAME AND ADDRESS                             OWNERSHIP(1)     CLASS(2)
----------------                             ------------     ---------
James S. Abernethy                                  64,292         2.03%
Post Office Box 327
Newton, NC  28658

Robert C. Abernethy                              109,029(3)        3.45%
Post Office Box 366
Newton, NC  28658

Joseph F. Beaman, Jr.                              5,384(4)            *
Post Office Box 467
Newton, NC  28658

William D. Cable                                   2,640(5)            *
Post Office Box 467
Newton, NC 28658

Bruce R. Eckard                                     19,700             *
Post Office Box 563
Conover, NC  28613

John H. Elmore, Jr.                                 24,002             *
Post Office Box 445
Catawba, NC  28609

Gary E. Matthews                                     1,479             *
210 First Avenue South
Conover, NC  28613

Charles F. Murray                                 56,773(6)        1.80%
Post Office Box 1118
Claremont, NC  28610

Larry E. Robinson                                 21,472(7)            *
Post Office Box 723
Newton, NC  28658

Lance A. Sellers                                   2,656(8)            *
Post Office Box 467
Newton, NC 28658

Fred L. Sherrill, Jr.                             14,058(9)            *
Post Office Box 816
Conover, NC  28613

Dan Ray Timmerman, Sr.                              24,193             *
Post Office Box 1148
Conover, NC  28613

Clifton A. Wike                                   3,171(10)            *
Post Office Box 467
Newton, NC 28658

Tony W. Wolfe                                     8,650(11)            *
Post Office Box 467
Newton, NC  28658


                                        3

                                              AMOUNT AND
                                              NATURE OF      PERCENTAGE
                                              BENEFICIAL         OF
NAME AND ADDRESS                             OWNERSHIP(1)     CLASS(2)
----------------                             ------------     ---------

Benjamin I. Zachary                                  5,224             *
Post Office Box 277
Taylorsville, NC  28681

All current directors and nominees and     362,723 (12, 13)       11.48%
executive officers as a group (16 people)



*  Does not exceed one percent of the Common Stock outstanding.
______________________________________________

1 Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals. Voting and investment power is not shared unless otherwise indicated.

2 Based upon a total of 3,145,380 shares of Common Stock outstanding as of the Record Date and the number of stock options exercisable within 60 days with respect to the designated recipient(s).

3 Includes 2,459 shares of Common Stock owned by Mr. Abernethy's spouse, for which Mr. Abernethy disclaims beneficial ownership.

4 Includes 3,639 shares of Common Stock in which Mr. Beaman has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

5 Includes 1,209 shares of Common Stock in which Mr. Cable has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

6 Includes 882 shares of Common Stock owned by Mr. Murray's spouse, for which Mr. Murray disclaims beneficial ownership.

7 Includes 2,670 shares of Common Stock owned by Mr. Robinson's spouse, for which Mr. Robinson disclaims beneficial ownership.

8 Includes 2,556 shares of Common Stock in which Mr. Sellers has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

9 Includes 5,690 shares of Common Stock owned by Mr. Sherrill's spouse, for which Mr. Sherrill disclaims beneficial ownership.

10 Includes 1,688 shares of Common Stock in which Mr. Wike has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

11 Includes 6,203 shares of Common Stock in which Mr. Wolfe has the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

12 Includes 15,295 shares of Common Stock in which the executive officers, as a group, have the right to acquire beneficial interest within 60 days by the exercise of stock options granted under the Omnibus Stock Ownership and Long Term Incentive Plan.

13 This total includes shares beneficially owned by Mr. Wike. Due to restructuring of the Company's management team in October 2001, Mr. Wike is no longer classified as an executive officer.

Directors James S. Abernethy and Robert C. Abernethy are brothers and sons of Christine S. Abernethy, who owns in excess of 10% of the Common Stock. Directors Bruce R. Eckard and Fred L. Sherrill, Jr. are first cousins by marriage.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes, except as disclosed in this paragraph, that during the fiscal year ended December 31, 2001, its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements. On April 23, 2001, Ms. Christine
S. Abernerthy made a one time purchase of 2000 shares of common stock that was not timely reported on Form 4 but has since been reported to the Securities and Exchange Commission. On June 25, 2001, and July 5, 2001, Mr. John H. Elmore, Jr., sold 1,650 shares of common stock that was not timely reported on Form 4. These sales have since been reported to the Securities and Exchange Commission.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

NOMINEES

     The Bylaws of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen. The exact number of directors is fixed by the Board of Directors. The Board of Directors has currently fixed the size of the Board at ten members.

     The Board of Directors has nominated the three persons named below for election as directors to serve for a three-year term to expire at the 2005 annual meeting of shareholders or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

     The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the three nominees listed below as directors for the term specified, unless authority to vote is withheld or such proxies are duly revoked. All of the nominees for election are currently members of the Board of Directors whose terms expire in 2002. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office.

     The Company's bylaws provide that, in order to be eligible for consideration at the annual meeting of shareholders, all nominations of directors, other than those made by the Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 50 days nor more than 90 days prior to the meeting at which such nominations will be made; provided, however, if less than 60 days notice of the meeting is given to shareholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.

     The following table sets forth as to each nominee, his name, age, principal occupation during the last five years, and the year he was first elected as a director.

                            AGE ON                   PRINCIPAL OCCUPATION              DIRECTOR
NAME                   DECEMBER 31, 2001            DURING LAST FIVE YEARS              SINCE
----                   -----------------            ----------------------              -----
John H. Elmore, Jr.            59         Chairman of the Board, Chief Executive        1974
                                          Officer and Treasurer, Elmore Construction
                                          Company, Inc.
Charles F. Murray              58         President, Murray's Hatchery, Inc.            1990
Fred L. Sherrill, Jr.          67         Retired (furniture manufacturer executive)    1989

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR ALL OF THE ABOVE-LISTED
                                                     ---
NOMINEES FOR ELECTION AS DIRECTORS. THE THREE NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES SHALL BE DEEMED TO HAVE BEEN ELECTED.

     The following table sets forth as to each continuing director of the Bank, his name, age, principal occupation during the last five years, the year he was first elected as a director, and the year his current term expires.

                             AGE ON                   PRINCIPAL OCCUPATION              DIRECTOR   TERM
      NAME              DECEMBER 31, 2001            DURING LAST FIVE YEARS              SINCE    EXPIRES
      ----              -----------------            ----------------------              -----    -------
Robert C. Abernethy             51         President, Secretary and Treasurer,           1976      2003
                                           Carolina Glove Company, Inc. (glove
                                           manufacturer); Secretary and Assistant
                                           Treasurer, Midstate Contractors, Inc.
                                           (paving company)

James S. Abernethy              47         Vice President, Carolina Glove Company,       1992      2003
                                           Inc. (glove manufacturer); President and
                                           Assistant Secretary, Midstate Contractors,
                                           Inc. (paving company); Vice President,
                                           Assistant Secretary and Chairman of the
                                           Board of Directors, Alexander Railroad
                                           Company

Larry E. Robinson               56         President and Chief Executive Officer,        1993      2003
                                           Blue Ridge Distributing Co., Inc. (beer
                                           and wine distributor); President and Chief
                                           Executive Officer, Associated Brands, Inc.
                                           (beer and wine distributor)

Bruce R. Eckard                 54         President, Eckard Vending Company, Inc.       1994      2004
                                           (vending machine servicer)

Gary E. Matthews                46         President and Director, Matthews              2001      2004
                                           Construction Company, Inc.

Dan Ray Timmerman, Sr.          54         President, Timmerman Manufacturing,           1995      2004
                                           Inc. (wrought iron furniture manufacturer)

Benjamin I. Zachary             45         General Manager, Treasurer,                   1995      2004
                                           Secretary and member of the Board
                                           of Directors, Alexander Railroad
                                           Company

BOARD  OF  DIRECTORS  OF  THE  BANK

     Peoples Bank (the "Bank") currently has a ten-member board of directors comprised of all of the same people who are currently directors of the Company.

MEETINGS  OF  THE  BOARD  AND  COMMITTEES  OF  THE  BOARD

     The Bank's board of directors is scheduled to meet every other month or as needed. The Board of Directors and the Bank's board of directors met a total of 7 times during the fiscal year ended December 31, 2001. During the year ended December 31, 2001, all members of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors, the Bank's board of directors and committees of both boards on which they served.

     The Board of Directors of the Company has one standing committee - the Auditing and Examining Committee. The Audit and Examining Committee consists of Directors R. Abernethy, G. Matthews, Murray, Robinson, Sherrill, and Zachary. These members are believed to be independent as that term is defined in Rule 4200(a)(15) of the NASD's listing standards. The Audit Committee meets as needed and, among other responsibilities, oversees (i) the internal independent auditing of the Company; (ii) the system of internal controls that management has established; and (iii) the quarterly and annual financial information to be provided to shareholders and the Securities and Exchange Commission. The Audit and Examining Committee met 6 times during the fiscal year ended December 31, 2001.

BANK  BOARD  COMMITTEES

     The Bank's board of directors has several standing committees, including the Compensation Committee, Executive and Loan Committee and Strategic Planning Committee.

     The Bank's Compensation Committee consists of Directors R. Abernethy, Eckard, Elmore, Robinson, Sherrill, and Timmerman. The Committee reviews and approves the recommendation of the President and Chief Executive Officer for the compensation of the executive officers and makes recommendations to the Board of Directors for the compensation of the President and Chief Executive Officer. The Committee also makes recommendations to the Board of Directors regarding the adoption of and amendments to employee benefit plans and amendments to the salary administration plan. The Committee met 6 times during the fiscal year ended December 31, 2001.

     The  Executive  and Loan Committee has six members, Directors J. Abernethy,
R. Abernethy, Eckard, Robinson, Timmerman and Zachary. The Committee conducts loan reviews and approves loans, monitors the overall operations of the Bank, and has the power to act on behalf of the full Board of Directors in the absence of a meeting of the entire Board of Directors. The Committee met 10 times during the fiscal year ended December 31, 2001.

     The  Strategic Planning Committee has five members, Directors J. Abernethy,
R. Abernethy, Eckard, Murray, and Sherrill. The Committee's duties include the investigation of and recommendations for future branching sites, discussion of matters of general, strategic corporate direction, discussion of capital expenses associated with technology, and recommending director nominations to the full Board of Directors. The Committee met 10 times during the fiscal year ended December 31, 2001.

DIRECTOR  COMPENSATION

     Directors' Fees. Members of the Board of Directors receive no fees or compensation for their service. However, all members of the Board of Directors are also directors of the Bank and are compensated for that service. Directors receive a fee of $500 for each Bank board of directors meeting attended. An additional fee of $200 is paid to committee members for each committee meeting attended, with the exception of the Executive and Loan Committee for which a fee of $300 is paid to committee members for each meeting attended. In addition to these meeting fees, each director also received an annual retainer of $7,200.

     A service award was made under the Service Recognition Plan for directors, officers and employees to one member of the Board of Directors in 2001. Mr. R. Abernathy received Common Stock having a value of $2,992.00 and $776.70 in cash for twenty-five years of service.

     Directors' Stock Benefits Plan. Members of the Board of Directors are eligible to participate in the Company's Omnibus Stock Ownership and Long Term Incentive Plan (the "Stock Benefits Plan"). Each director has been awarded 5,365 book value shares under the Stock Benefits Plan. All directors other than Mr. G. Matthews were awarded book value shares on September 28, 1999. Mr. G. Matthews was not a director at that time. The book value of the Common Stock on September 28, 1999, was $11.45 (adjusted to reflect a 10% stock dividend on April 24, 2000). The book value shares then awarded vest 20% annually, with the first 20% vesting on September 28, 2000, and the final 20% vesting on September 28, 2004. Mr. G. Matthews was awarded 5,365 book value shares upon his election to the Board of Directors on May 3, 2001. The book value of the Common Stock on May 3, 2001, was $13.95. Mr. G. Matthew's book value shares vest at a rate of 20% annually with the first 20% vesting on May 3, 2002, and the final 20% vesting on May 3, 2006. See "-- Management Compensation - Stock Benefits Plan" for a description of the plan.

     Directors' Deferred Compensation Plan. In January 2002, the Bank established a non-qualified deferred compensation plan for all of its directors. The Bank's directors are also directors of the Company. Under this plan, each director may defer all or a portion of his fees to the plan each year. The director may elect to invest the deferred compensation in a restricted list of eleven investment funds. The Bank may make matching contributions to the plan for the benefit of the director from time to time at the discretion of the Bank. Directors are fully vested in all amounts they contribute to the plan and in any amounts contributed by the Bank.

     Benefits under the plan are payable in the event of the director's death, resignation, removal failure to be re-elected, retirement or in cases of hardship. Directors may elect to receive deferred compensation payments in one lump sum or in installments.

     Effective December 6, 2001, the Bank established a Rabbi Trust to hold the directors' accrued benefits under the plan. The Directors' Deferred
Compensation  Plan  was  made  effective  January  1,  2002.

     Directors' Supplemental Retirement Plan. Effective January 1, 2002, the Bank implemented a non-qualified supplemental retirement benefits plan for all its directors. The plan is designed to provide a retirement benefit to the directors while at the same time minimizing the financial impact on the Bank's earnings. The plan provides retirement benefits based on an index formula. This formula consists of the earnings on a specific life insurance policy, reduced by an amount equal to the Bank's opportunity cost. At retirement, the Bank pays the accumulated excess earnings to the director over a specified number of years. During retirement, the Bank pays the earnings in excess of the opportunity cost to the director annually. These payments continue for fifteen years following the director's retirement. The Bank has purchased life insurance policies on each insurable director that are actuarially designed to offset the annual expense associated with the indexed formula benefit. The Bank is the sole owner of all the policies.

EXECUTIVE  OFFICERS

     The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank, or both.

                          AGE ON                                                     EMPLOYED BY THE
                       DECEMBER 31,            POSITIONS AND OCCUPATIONS             COMPANY OR THE
NAME                       2001                  DURING LAST FIVE YEARS                BANK SINCE
---------------------  ------------  ----------------------------------------------  ---------------
Tony W. Wolfe               55       President and Chief Executive Officer of the          1990
                                     Company and the Bank

Joseph F. Beaman, Jr.       52       Executive Vice President and Corporate                1977
                                     Secretary of the Company; Executive Vice
                                     President, Chief Administrative Officer and
                                     Secretary of the Bank; Prior to 2001, Chief
                                     Financial Officer of the Company and the
                                     Bank

William D. Cable            33       Executive Vice President and Assistant                1995
                                     Corporate Treasurer of the Company;
                                     Executive Vice President and Chief
                                     Operations Officer of the Bank.  Bank
                                     Senior Vice President - Information Services
                                     from April 1998 to 2001.  Vice President -
                                     Internal Auditor of the Bank from January
                                     1997 to April 1998

Lance A. Sellers            39       Executive Vice President and Assistant                1998
                                     Corporate Secretary of the Company;
                                     Executive Vice President and Chief Banking
                                     Officer of the Bank; Prior to 2001, Bank
                                     Executive Vice President - Credit
                                     Administration, Mortgage Lending and
                                     Commercial Banking.  Prior to 1999 Bank
                                     Senior Vice President - Credit
                                     Administration.  Prior to August 1998
                                     Senior Credit Officer at a large North
                                     Carolina bank

A. Joseph Lampron           47       Executive Vice President, Chief Financial             2001
                                     Officer and Corporate Treasurer of the
                                     Company; Executive Vice President and
                                     Chief Financial Officer of the Bank.  Prior to
                                     December 2001, Vice President/Senior
                                     Change Manager at a large North Carolina
                                     bank.  Prior to February 1997, consultant.

MANAGEMENT  COMPENSATION

     The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company also are executive officers of the Bank and receive compensation from the Bank.

     The table on the following page shows, for the fiscal years ended December 31, 2001, 2000 and 1999, the cash compensation received by, as well as certain other compensation paid or accrued for those years, the Bank's Chief Executive Officer and the Bank's executive officers whose total annual salary and bonus exceeded $100,000.

                                                                                                                ALL OTHER
                                                                                    LONG TERM COMPENSATION    COMPENSATION
                                                    ANNUAL COMPENSATION                       AWARDS           (2,3,4,5,6)
                                          ---------------------------------------  -------------------------  -------------
                                                                                                SECURITIES
                                                                                                UNDERLYING
                                                                                                  OPTIONS
                                                                                                  /STOCK
                                                                                               APPRECIATION
                                                                                   RESTRICTED     RIGHTS
                NAME AND                                            OTHER ANNUAL     STOCK       ("SARS")
           PRINCIPAL POSITION             YEAR   SALARY    BONUS   COMPENSATION(1)   AWARDS     (IN SHARES)
----------------------------------------  ----  --------  -------  --------------  ----------  -------------

Tony W. Wolfe                             2001  $205,260  $     0  $          - -         - -    9,393/ 0(7)  $      12,327
President and Chief Executive Officer of  2000   185,866   60,011             - -         - -    17,179/0(8)          9,948
the Company and the Bank                  1999   162,818   15,193             - -         - -        0/0( 9)          9,579


Joseph F. Beaman, Jr.                     2001  $144,465  $     0  $          - -         - -     4,981/0(7)  $       9,219
Executive Vice President and Corporate    2000   137,460   39,787             - -         - -    10,059/0(8)          8,716
Secretary of the Company; Executive       1999   115,647   20,063             - -         - -        0/0 (9)          8,088
Vice President, Chief Administrative
Officer and Secretary of the Bank

Lance A. Sellers                          2001  $130,595  $     0  $          - -         - -     4,821/0(7)  $       6,601
Executive Vice President and Assistant    2000   115,658   33,355             - -         - -     7,132/0(8)          5,829
Corporate Secretary of the Company;       1999   112,068   16,610             - -         - -         0/0(9)            175
Executive Vice President and Chief
Banking Officer of the Bank

Clifton A. Wike                           2001  $105,263  $     0  $          - -         - -     2,000/0(7)  $       6,631
Senior Vice President, Senior Lender of   2000    98,593   23,134             - -         - -     4,655/0(8)          5,227
the Bank                                  1999    95,200    8,055             - -         - -         0/0(9)          5,256

William D. Cable                          2001  $103,131  $     0  $          - -         - -     3,519/0(7)  $       7,207
Executive Vice President and Assistant    2000    91,447   19,482             - -         - -     3,433/0(8)          4,574
Corporate Treasurer of the Company;       1999    82,115   10,732             - -         - -         0/0(9)          4,113
Executive Vice President and Chief
Operations Officer of the Bank

-----------------------------------------

Footnotes on the following page


                                       10

1 Perquisites for the fiscal year did not exceed the lesser of $50,000, or 10% of salary and bonus as reported for the named employee.

2 For Mr. Wolfe, includes for 2001: $10,500 under the 401(k) plan and a $1,827 premium paid for group term life insurance in excess of $50,000; for 2000: $9,082 under the 401(k) plan and a $866 premium paid for group term life insurance in excess of $50,000; for 1999: $8,365 under the 401(k) plan and a $1,214 premium paid for group term life insurance in excess of $50,000.

3 For Mr. Beaman, includes for 2001: $8,568 under the 401(k) plan and a $651 premium paid for group term life insurance in excess of $50,000; for 2000:
     $8,120 under the 401(k) plan and a $596 premium paid for group term life insurance in excess of $50,000; for 1999: $7,271 under the 401(k) plan and a $817 premium paid for group term life insurance in excess of $50,000.

4 For Mr. Sellers, includes for 2001: $6,379 under the 401(k) plan and a $222 premium paid for group term life insurance in excess of $50,000; for 2000:
     $5,639 under the 401(k) plan and a $190 premium paid for group term life insurance in excess of $50,000; for 1999: $0 under the 401(k) plan and a $175 premium paid for group term life insurance in excess of $50,000.

5 For Mr. Wike, includes for 2001: $6,195 under the 401(k) plan and a $436 premium paid for group term life insurance in excess of $50,000; for 2000:
     $4,830 under the 401(k) plan and a $397 premium paid for group term life insurance in excess of $50,000; for 1999: $4,673 under the 401(k) plan and a $583 premium paid for group term life insurance in excess of $50,000.

6 For Mr. Cable, includes for 2001: $7,061 under the 401(k) plan and a $146 premium paid for group term life insurance in excess of $50,000; for 2000:
     $4,450 under the 401(k) plan and a $124 premium paid for group term life insurance in excess of $50,000; for 1999: $4,000 under the 401(k) plan and a $113 premium paid for group term life insurance in excess of $50,000.

7 Includes 9,393; 4,981; 4,821; 2,000; and 3,519 shares subject to option granted on October 30, 2001, to Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike, and Mr. Cable respectively. These options, granted pursuant to the Omnibus Plan, entitle Messrs. Wolfe, Beaman, Sellers, Wike and Cable to purchase at any time after vesting and before October 30, 2011, shares of Common Stock in exchange for an exercise price of $15.94 per share, which was the fair market per share value of the Common Stock on the date of grant. Of these options granted to Messrs. Wolfe, Beaman, Sellers, Wike and Cable, one-third of the options will vest on October 30, 2002, one-third will vest on October 30, 2003, and the final third will vest on October 30, 2004. All options become 100% vested upon death, disability or a change in control of the Bank.

8 Includes 7,157; 4,294; 2,688; 2,000; and 978 shares subject to option (adjusted to reflect the April 24, 2000 10% stock dividend) granted, on September 28, 1999, to Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike and Mr. Cable, respectively. These options, granted pursuant to the Omnibus Plan, entitle Messrs. Wolfe, Beaman, Sellers, Wike and Cable to purchase at any time after vesting and before September 28, 2009, shares of Common Stock in exchange for an exercise price of $ 16.36 per share, which was the fair market per share value of the Common Stock on the date of grant (adjusted to reflect the April 24, 2000 10% stock dividend). Of these options granted to Messrs. Wolfe, Beaman, Sellers, Wike and Cable, 20% of the options vested on September 28, 2000, 20% vested on September 28, 2001, and 20% will vest each year thereafter with the last 20% vesting on September 28, 2004. Also, includes 10,022; 5,765; 4,444; 2,655; and 2,455 shares subject to option granted, on September 25, 2000, to Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike and Mr. Cable, respectively. These options, granted pursuant to the Omnibus Plan, entitle Messrs. Wolfe, Beaman, Sellers, Wike and Cable to purchase at any time after vesting and before September 25, 2010, shares of Common Stock in exchange for an exercise price of $12.69 per share, which was the fair market per share value of the Common Stock on the date of grant. Of these options granted to Messrs. Wolfe, Beaman, Sellers, Wike and Cable, one-third of the options vested on September 25, 2001, one-third will vest on September 25, 2002 and the final third will vest on September 25, 2003. All options become 100% vested upon death, disability or a change in control of the Bank.

9 The options granted in 1999 were repriced as a result of the April 24, 2000 10% stock dividend and are therefore disclosed in the 2000 stock option grants as described in footnote 8.

EMPLOYMENT  AGREEMENTS

     The Bank has entered into employment agreements with Tony W. Wolfe, President and Chief Executive Officer; Joseph F. Beaman, Jr., Executive Vice President, Chief Administrative Officer and Corporate Secretary; Lance A. Sellers, Executive Vice President, Chief Banking Officer and Assistant Corporate Secretary; A. Joseph Lampron, Executive Vice President, Chief Financial Officer and Corporate Treasurer; William D. Cable, Executive Vice President, Chief Operations Officer and Assistant Corporate Treasurer; and Clifton A. Wike, Senior Vice President, Senior Lender in order to establish their duties and compensation and to provide for their continued employment with the Bank. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, unless notice of a non-extension is given by either party, each agreement is automatically extended for an additional year so that the remaining term shall always be no less than two and no more than three years. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In addition, the employment agreements provide for discretionary bonuses and participation in other management incentive, pension, profit-sharing, medical or retirement plans maintained by the Bank, as well as fringe benefits normally associated with such employee's office. Mr. Wolfe's agreement provides for a company automobile and Mr. Beaman's agreement provides for a monthly automobile allowance. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreements, and that they may otherwise be terminated by the Bank
(subject  to  vested  rights)  or  by  the  employee.

     In the event of a change in control, the term of the employment agreements shall be automatically extended for three years from the date of the change of control. For purposes of the employment agreement, a change in control generally will occur if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a person who beneficially owned as of January 1, 1998, more than 5% of the Bank's securities, acquires beneficial ownership of voting stock and irrevocable proxies representing 20% or more of any class of voting securities of either the Company or the Bank, (ii) the election of directors constituting more than one-half of the Board of Directors of the Company or the Bank who, prior to their election, were not nominated for election or approved by at least three-fourths of the Board of Directors of the Company as then constituted; (iii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Company nor the Bank, respectively, is the surviving corporation in the transaction; or (iv) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to or acquired by any other entity or group.

     In addition, the employee may voluntarily terminate his employment at any time following a change in control and continue to receive his base salary for the remainder of the term of the employment agreement, if, after the change in control, (i) the employee is assigned duties and/or responsibilities that are inconsistent with his position prior to the change in control or that are inconsistent with his reporting responsibilities at that time, (ii) the employee's compensation or benefits are reduced, or (iii) the employee is transferred to a location which is an unreasonable distance from his current principal work location without his consent.

     An additional thirteen middle management officers have been granted employment agreements for two-year terms. Those employment agreements contain provisions similar to those discussed above.

STOCK  BENEFITS  PLAN

     General. The Board of Directors has implemented the Omnibus Stock Ownership and Long Term Incentive Plan (the "Omnibus Plan") which was approved by the Company's shareholders on May 13, 1999. The purpose of the Omnibus Plan is to promote the interests of the Company by attracting and retaining directors and employees of outstanding ability and to provide executive and other key employees of the Company and its subsidiaries greater incentive to make material contributions to the success of the Company by providing them with stock-based compensation which will increase in value based upon the market performance of the Common Stock and/or the corporate achievement of financial and other performance objectives.

     The Omnibus Plan is administered by the Compensation Committee of the Bank's board of directors (the "Committee"). Subject to the terms of the Omnibus Plan, the Committee and the board of directors have authority to construe and interpret, for eligible employees and eligible directors, respectively, the Omnibus Plan, to determine the terms and provisions of Rights (as defined below) to be granted under the Omnibus Plan, to define the terms used in the Omnibus Plan and in the Rights granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Omnibus Plan, to determine the individuals to whom and the times at which Rights shall be granted and the number of shares to be subject to, or to underlie, each Right awarded, and to make all other determinations necessary or advisable for the administration of the Omnibus Plan.

     Rights Which May Be Granted. Under the Omnibus Plan, the Committee may grant or award eligible participants Options, rights to receive restricted shares of Common Stock, long term incentive units (each equivalent to one share of Common Stock), SARs, and/or Book Value Shares. These grants and awards are referred to herein as the "Rights." All Rights must be granted or awarded by March 30, 2009, the tenth anniversary of the date the Board of Directors adopted the Omnibus Plan. As of December 31, 2001, Rights representing 321,860 shares of Common Stock (adjusted to reflect the April 24, 2000 10% stock dividend) were eligible to be awarded under the Omnibus Plan.

     Options. Options granted under the Omnibus Plan to eligible directors and employees may be either incentive stock options ("ISOs") or non-qualified options ("NSOs"). The exercise price of an Option may not be less than 100% of the last-transaction price for the Common Stock quoted by the Nasdaq National Market on the date of grant.

     The Committee shall determine the expiration date of each Option granted, up to a maximum of ten years from the date of grant. In the Committee's discretion, it may specify the period or periods of time within which each Option will first become exercisable, which period or periods may be accelerated or shortened by the Committee.

     Each Option granted will terminate upon the expiration date established by the Committee or upon the earlier of (i) twelve months after the holder ceases to be an eligible employee or director by reason of death or disability, and
(ii) immediately as of the date the holder is no longer an eligible employee or director for any reason other than death or disability. In the event of a change in control (as that term is defined in the Omnibus Plan), any unvested options granted under the Omnibus Plan will immediately and automatically vest.

     Restricted Stock. The Committee may award Rights to acquire shares of Common Stock subject to certain transfer restrictions ("Restricted Stock") to eligible participants under the Omnibus Plan for such purchase price per share, if any, as the Committee, in its discretion, may determine appropriate. The Committee shall determine the expiration date for each Restricted Stock award, up to a maximum of ten years from the date of grant. In the Committee's discretion, it may specify the period or periods of time within which each Restricted Stock award will first become exercisable, which period or periods may be accelerated or shortened by the Committee.

     Awards of Restricted Stock shall terminate in the same manner as described above in connection with the termination of Options.

     Units. Under the Omnibus Plan, the Committee may grant to eligible directors and employees awards of long term incentive units, each equivalent in value to one share of Common Stock ("Units"). Except as otherwise provided, Units awarded may be distributed only after the end of a performance period of two or more years, as determined by the Committee, beginning with the year in which the awards are granted.

     The percentage of the Units awarded that are to be distributed will depend on the level of financial and other performance achieved by the Company during the performance period. The Committee may adopt one or more performance categories in addition to, or in substitution for, a performance category or may eliminate all performance categories other than financial performance. All performance categories other than financial performance may not be applied in the aggregate as a factor of more than one against financial performance.

     As soon as practicable after each performance period, the percentage of Units awarded that are to be distributed, based on the levels of performance achieved, will be determined and distributed to the recipients of such awards in the form of a combination of shares of Common Stock and cash. Units awarded, but which the recipients are not entitled to receive, will be cancelled.

     In the event of the death or disability of a Unit recipient prior to the end of any performance period, the number of Units awarded for such performance period will be reduced in proportion to the number of months remaining in the performance period after the date of death or disability; and the remaining portion of the award, if any, may, in the discretion of the Committee, be adjusted based upon the levels of performance achieved prior to the date of death or disability, and distributed within a reasonable time after death or disability. In the event a recipient of Units ceases to be an eligible director or employee for any reason other than death or disability, all Units awarded, but not yet distributed, will be cancelled.

     In the event of a change in control (as that term is defined in the Omnibus
Plan), any outstanding Units will immediately and automatically be reduced as appropriate to reflect a shorter performance period.

     An amount equal to the dividend payable on one share of Common Stock (a "dividend equivalent credit") will be determined and credited on the payment date to each Unit recipient's account for each Unit awarded and not yet distributed or cancelled. Such amount will be converted within the account to an additional number of Units equal to the number of shares of Common Stock which could be purchased at the last-transaction price of the Common Stock on the Nasdaq National Market on the dividend payment date.

     No dividend equivalent credits or distribution of Units may be credited or made if, at the time of crediting or distribution, (i) the regular quarterly dividend on the Common Stock has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares of Common Stock; (ii) the rate of dividends on the Common Stock is lower than at the time the Units to which the dividend equivalent credit relates were awarded, adjusted for certain changes; (iii) estimated consolidated net income of the Company for the twelve-month period preceding the month the dividend equivalent credit or distribution would otherwise have been made is less than the sum of the amount of the dividend equivalent credits and Units eligible for distribution under the Omnibus Plan in that month plus all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares of Common Stock; or (iv) the dividend equivalent credit or distribution would result in a default in any agreement by which the Company is bound.

     If an extraordinary event occurs during a performance period which significantly alters the basis upon which the performance levels were established, the Committee may make adjustments which it deems appropriate in the performance levels. Such events may include changes in accounting practices, tax, financial institution laws or regulations or other laws or regulations, economic changes not in the ordinary course of business cycles, or compliance with judicial decrees or other legal requirements.

     Stock Appreciation Rights. The Omnibus Plan provides that the Committee may award to eligible directors and employees Rights to receive cash based upon increases in the market price of Common Stock over the last transaction price of the Common Stock on the Nasdaq National Market (the "Base Price") on the date of the award. The Committee may adjust the Base Price of a SAR based upon the market value performance of the Common Stock in comparison with the aggregate market value performance of a selected index or at a stated annual percentage rate. The expiration date of a SAR may be no more than ten years from the date of award.

     Each SAR awarded by the Committee may be exercisable immediately or may become vested over such period or periods as the Committee may establish, which periods may be accelerated or shortened in the Committee's discretion.

     Each SAR awarded will terminate upon the expiration date established by the Committee, termination of the employment or directorship of the SAR recipient, or in the event of a change in control, as described above in connection with the termination of Options.

     Book Value Shares. The Omnibus Plan provides that the Committee may award to eligible directors and eligible employees long term incentive units, each equivalent in value to the book value of one share of Common Stock on the date of award ("Book Value Shares"). The Committee shall specify the period or periods of time within which each Book Value Share will vest, which period or periods may be accelerated or shortened by the Committee. Upon redemption, the holder of a Book Value Share will receive an amount equal to the difference between the book value of the Common Stock at the time the Book Value Share is awarded and the book value of the Common Stock at the time the Book Value Share is redeemed, adjusted for the effects of dividends, new share issuances, and mark-to-market valuations of the Company's investment securities portfolio in accordance with FASB 115.

     The expiration date of each Book Value Share awarded shall be established by the Committee, up to a maximum of ten years from the date of award. However, awards of Book Value Shares shall earlier terminate in the same manner as described above in connection with the termination of Options.

     Adjustments. In the event the outstanding shares of the Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities as a result of a stock split, reverse stock split, stock dividend, recapitalization, merger, share exchange acquisition, or reclassification, appropriate proportionate adjustments will be made in (i) the aggregate number or kind of shares which may be issued pursuant to exercise of, or which underlie, Rights; (ii) the exercise or other purchase price, or Base Price, and the number and/or kind of shares acquirable under, or underlying, Rights; (iii) and rights and matters determined on a per share basis under the Omnibus Plan. Any such adjustment will be made by the Committee, subject to ratification by the Board of Directors. As described above, the Base Price of a SAR may also be adjusted by the Committee to reflect changes in a selected index. Except with regard to Units and Book Value Shares awarded under the Omnibus Plan, no adjustment in the Rights will be required by reason of the issuance of Common Stock, or securities convertible into Common Stock, by the Company for cash or the issuance of shares of Common Stock by the Company in exchange for shares of the capital stock of any corporation, financial institution or other organization acquired by the Company or a subsidiary thereof in connection therewith.

     Any shares of Common Stock allocated to Rights granted under the Omnibus Plan, which Rights are subsequently cancelled or forfeited, will be available for further allocation upon such cancellation or forfeiture.

     Federal  Income  Tax  Consequences.

          Options. Under current provisions of the Code, the federal income tax treatment of ISOs and NSOs is different. Options granted to employees under the Omnibus Plan may be ISOs which are designed to result in beneficial tax treatment to the employee but not a tax deduction to the Company.

          The holder of an ISO generally is not taxed for federal income tax purposes on either the grant or the exercise of the option. However, the optionee must include in his or her federal alternative minimum tax income any excess (the "Bargain Element") of the acquired common stock's fair market value at the time of exercise over the exercise price paid by the optionee. Furthermore, if the optionee sells, exchanges, gives or otherwise disposes of such common stock (other than in certain types of transactions) either within two years after the option was granted or within one year after the option was exercised (an "Early Disposition"), the optionee generally must recognize the Bargain Element as compensation income for regular federal income tax purposes. Any gain realized on the disposition in excess of the Bargain Element is subject to recognition under the usual rules applying to dispositions of property. If a taxable sale or exchange is made after such holding periods are satisfied, the difference between the exercise price and the amount realized upon the disposition of the common stock generally will constitute a capital gain or loss for tax purposes.

          Options granted to directors under the Omnibus Plan would be "NSOs." In general, the holder of an NSO will recognize at the time of exercise of the NSO, compensation income equal to the amount by which the fair market value of the common stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the NSO.

          If an optionee exercises an ISO or NSO and delivers shares of common stock as payment for part or all of the exercise price of the stock purchased (the "Payment Stock"), no gain or loss generally will be recognized with respect to the Payment Stock; provided, however, if the Payment Stock was acquired pursuant to the exercise of an ISO, the optionee will be subject to recognizing as compensation income the Bargain Element on the Payment Stock as an Early Disposition if the exchange for the new shares occurs prior to the expiration of the holding periods for the Payment Stock.

          The Company generally would not recognize gain or loss or be entitled to a deduction upon either the grant of an ISO or NSO or the optionee's exercise of an ISO. The Company generally will recognize gain or loss or be entitled to a deduction upon the exercise of an NSO. If there is an Early Disposition, the Company generally would be entitled to deduct the Bargain Element as compensation paid to the optionee.

          Restricted Stock. Pursuant to Section 83 of the Code, recipients of Restricted Stock awards under the Omnibus Plan will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock granted to them at the time that the shares vest and become transferable. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of Restricted Stock awards in the year in which such amounts are included in income.

          Units. The Company expects that participants generally will not be taxed on the award of Units. Instead, any cash and the then fair market value of any Common Stock received by the participants upon the distribution of a Unit generally will be taxable to the participants as compensation income upon such distribution. At that time, the Company generally will be entitled to claim a deduction in an amount equal to the compensation income.

          SARs. Pursuant to Section 83 of the code, recipients of SARs under the Omnibus Plan will recognize, at the time a SAR award is exercised, ordinary income in an amount equal to the difference between the fair market value of the Common Stock at the time of award of the SAR and the fair market value of the Common Stock at the time that the SAR is exercised. The Company will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of SAR awards in the year in which such amounts are included in income.

          Book Value Shares. The Company expects that participants generally will not be taxed on the award of Book Value Shares. Instead, any cash received by the participants upon redemption of the Book Value Shares generally will be taxable to the participant as compensation income upon distribution. At that time, the Company generally will be entitled to claim a deduction in an amount equal to the compensation income.

          The above description of tax consequences under federal law is necessarily general in nature and does not purport to be complete.
     Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     Grants and Awards Made During the Fiscal Year Ended December 31, 2001. On October 30, 2001, the Board of Directors awarded options to purchase 57,964 shares of Common Stock to 43 officers and employees of the Bank at an exercise price of $15.94 per share. On December 18, 2001, the Board of Directors awarded options to purchase 4,138 shares of Common Stock to one officer at an exercise price of $14.70 per share.

     Following is certain information related to the options granted to Tony W. Wolfe, Joseph F. Beaman, Jr., Lance A. Sellers, Clifton A. Wike and William D. Cable.

                             OPTION/SAR  GRANTS  IN  LAST  FISCAL  YEAR
                                                                                   POTENTIAL  REALIZABLE
                                                                                  VALUE  AT  ASSUMED  ANNUAL
                                                                                   RATES  FOR  STOCK  PRICE
                                    INDIVIDUAL  GRANTS                          APPRECIATION  FOR  OPTION  TERM
                                    ------------------                       --------------------------------------
                        NUMBER OF      % OF TOTAL
                        SECURITIES    OPTIONS/SARS
                        UNDERLYING     GRANTED TO     EXERCISE
                       OPTIONS/SARS     EMPLOYEES      OR BASE   EXPIRATION
NAME                     GRANTED     IN FISCAL YEAR     PRICE       DATE             5%                 10%
---------------------  ------------  ---------------  ---------  ----------  ------------------  ------------------
Tony W. Wolfe           9,393/0(1)        15.13%      $15.94(2)    10/30/11      $ 94,146.12        $ 238,584.74

Joseph F. Beaman, Jr.   4,981/0(1)         8.02%      $15.94(2)    10/30/11      $ 49,924.60        $ 126,518.75

Lance A. Sellers        4,821/0(1)         7.76%      $15.94(2)    10/30/11      $ 38,467.24        $  97,483.55

Clifton A. Wike         2,000/0(1)         3.22%      $15.94(2)    10/30/11      $ 15,958.20        $  40,441.21

William D. Cable        3,519/0(1)         5.67%      $15.94(2)    10/30/11      $ 28,078.45        $  71,156.32

-----------------
1 These options, granted pursuant to the Omnibus Plan, entitle Messrs. Wolfe, Beaman, Sellers, Wike and Cable to purchase at any time after vesting and before October 30, 2011, shares of Common Stock in exchange for an exercise price of $15.94 per share, which was the fair market per share value of the Common Stock on the date of grant. Of these options granted to Messrs. Wolfe, Beaman, Sellers, Wike and Cable, one-third of the options will vest on October 30, 2002, one-third will vest on October 30, 2003, and the final third will vest on October 30, 2004. All options become 100% vested upon death, disability or a change in control of the Bank.
2 Represents the closing market price per share of the underlying securities on the date of grant (October 30, 2001).

     No options were exercised by Mr. Wolfe, Mr. Beaman, Mr. Sellers, Mr. Wike, or Mr. Cable during the fiscal year ended December 31, 2001.

                       AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                               AND FISCAL YEAR-END OPTION/SAR VALUES

                                                      NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                          VALUE      UNDERLYING UNEXERCISED           IN-THE-MONEY
                       SHARES ACQUIRED   REALIZED        OPTIONS/SARS AT             OPTIONS/SARS AT
      NAME             ON EXERCISE (#)     ($)          FISCAL YEAR END(1)          FISCAL YEAR END(2)
      ----             ---------------  ---------  --------------------------  ----------------------------
                                                   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
                                                   -----------  -------------  ------------  --------------
Tony W. Wolfe                  0           $ 0       6,203/0       20,369/0    $5,553.30/$0  $ 16,661.58/$0
Joseph F. Beaman, Jr.          0           $ 0       3,639/0       11,401/0    $3,194.45/$0  $  9,584.31/$0
Lance A. Sellers               0           $ 0       2,556/0        9,397/0    $2,462.47/$0  $  7,388.15/$0
Clifton A. Wike                0           $ 0       1,688/0        4,967/0    $1,471.17/$0  $  4,413.94/$0
William D. Cable               0           $ 0       1,209/0        5,743/0    $1,360.34/$0  $  4,081.44/$0

-----------------
1 Options to purchase 17,117 shares of Common Stock (adjusted to reflect the April 24, 2000 10% stock dividend) were granted to the named persons as of September 28,1999. Pursuant to an amendment to the Stock Option Grant Agreements dated September 25, 2000 these options vest 20% each year over a five-year period beginning on September 28, 2000, with the last 20% vesting on September 28, 2004. Options to purchase 25,341 shares of Common Stock were granted to the named persons as of September 25, 2000. One-third of these options vested on September 25, 2001, one-third will vest on September 25, 2002 and one-third will vest on September 25, 2003. Options to purchase 24,714 shares of Common Stock were granted to the named persons as of October 30, 2001. One-third will vest on October 30, 2002, one-third will vest on October 30, 2003, and one-third will vest on October 30, 2004.
2 The exercise price of the stock options granted on September 28, 1999 is $16.36 (adjusted to reflect the April 24, 2000 10% stock dividend). The exercise price of the stock options granted on September 25, 2000 is $12.69. The exercise price of the stock options granted on October 30, 2001 is $15.94. On December 31, 2001, the closing market price for the Common Stock as reported on the Nasdaq National Market was $14.35.

INCENTIVE  COMPENSATION  PLANS

     The Bank also has a Management Incentive Plan for officers and an Employee Incentive Plan for employees of the Bank. Eligibility under the Employee
Incentive Plan is granted to all employees upon one year of service with the Bank. Participants in the Employee Incentive Plan are entitled to receive quarterly cash incentives based upon a graduated schedule indexed to attainment of corporate budget. Participants in the Management Incentive Plan are recommended annually by the President and Chief Executive Officer to the Bank's Board of Directors. Each individual's incentive pool is determined by a formula which links attainment of corporate budget with attainment of individual goals and objectives. Incentives under the Management Incentive Plan are paid annually.

PROFIT  SHARING  AND  401(K)  PLANS

     The Bank has a Profit Sharing Plan for all eligible employees. As the result of overfunding in prior years, the Bank made no contribution to the profit sharing plan for the year ended December 31, 2001. No investments in Bank stock have been made by the plan.

     In addition to the Profit Sharing Plan, the Bank has a 401(k) Plan for all eligible employees. Under this plan the Bank matches employee contributions to a maximum of five percent of annual compensation. The Bank's 2001 contribution to the 401(k) Plan pursuant to this formula was approximately $318,000. All contributions to the 401(k) Plan are tax deferred. No investments in Bank stock have been made through the plan.

     The Profit Sharing Plan and 401(k) Plan permit participants to choose from ten investment funds which are selected by a committee comprised of selected directors and senior management. Both the 401(k) Plan and Profit Sharing Plan were amended in 2000 to permit participation in the plans beginning in the second month of employment. As of December 31, 2001, both plans provide for vesting of 20% of the benefit after three years employment and 20% each year thereafter until participants are 100% vested after seven years employment.

DEFERRED  COMPENSATION  PLAN

     In January 2002, the Bank established a non-qualified deferred compensation plan for directors and certain officers. Eligible officers selected by the Bank's board of directors may elect to contribute a percentage of their compensation to the plan. The Bank may make matching or other contributions to the plan as well, in amounts determined at the discretion of the Bank. Participants are fully vested in all amounts contributed to the plan by them or on their behalf.

     Benefits under the plan are payable in the event of the participant's retirement, death, termination, or as a result of hardship. Benefit payments may be made in a lump sum or in installments, as selected by the participant.

     Effective December 6, 2001, the Bank established a rabbi trust to hold the accrued benefits of the participants under the plan.

SUPPLEMENTAL  RETIREMENT  PLAN

     Effective January 1, 2002, the Bank implemented a non-qualified supplemental retirement benefits plan for certain officers. The plan is designed to provide a retirement benefit to the officers while at the same time minimizing the financial impact on the Bank's earnings. The plan provides retirement benefits based on an index formula. The index formula consists of the earnings on a specific life insurance policy, reduced by an amount equal to the Bank's opportunity cost. At retirement, the Bank pays the accumulated excess earnings to the officer over a specified number of years. During retirement, the Bank pays the earnings in excess of the opportunity cost to the officer annually. These payments continue for a period between ten years and the life of the officer. The Bank has purchased life insurance policies on the participating officers that are actuarially designed to offset the annual expenses associated with the index formula benefit. The Bank is the sole owner of all of the policies.

DISCRETIONARY  BONUSES  AND  SERVICE  AWARDS

     In the past, the Bank has paid bonuses to its employees in amounts determined in the discretion of the Bank's board of directors. The Bank anticipates that discretionary bonuses will continue to be paid to its employees in the future.

INDEBTEDNESS  OF  AND  TRANSACTIONS  WITH  MANAGEMENT

     Certain directors and executive officers of the Bank and their immediate families and associates were customers of and had transactions with the Bank in the ordinary course of business during 2001. All outstanding loans, extensions of credit or overdrafts, endorsements and guarantees outstanding at any time during 2001 (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) were transactions which in the opinion of management of the Bank did not involve more than the normal risk of collectibility or present other unfavorable features.

     B.E. Matthews, a former director and the father of Gary E. Matthews, a current director, was the majority shareholder of a corporate borrower of the Bank. In December 2001, the corporate borrower was liquidated and defaulted upon its loan. The Bank charged off the remaining loan balance after liquidation of $351,197.00.

     The Company and the Bank have secured insurance coverage, including, but not limited to, financial institution bond, directors and officers liability, property and casualty, business auto, mortgage holders' errors and omissions, fiduciary responsibility, workers compensation, and umbrella liability, for 2002 at an approximate cost of $142,267 from First Security Company, Inc., of which Director John H. Elmore, Jr. is a Director and holds less than a one percent ownership interest. In the opinion of management of the Company, the terms of the insurance coverage were no less favorable than could have been obtained from unrelated parties.

                        REPORT OF COMPENSATION COMMITTEE

     The Company does not have a Compensation Committee. However, the Bank's board of directors has a Compensation Committee which is now composed of Directors R. Abernethy, Eckard, Elmore, Robinson, Sherrill, and Timmerman. The Committee meets on an as needed basis to review the Bank's salary program and to make recommendations to the Bank's board of directors regarding compensation of the executive officers. The Bank's board of directors ultimately determines such compensation. The salary of each of the executive officers is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day-to-day operations. The Committee also compares the compensation of the executive officers with compensation paid to executives of other businesses in the Bank's market area, as well as to appropriate state and national salary data. These factors were considered in establishing the compensation of Tony W. Wolfe, President and Chief Executive Officer; Joseph F. Beaman, Jr., Executive Vice President, Chief Administrative Officer and Corporate Secretary; Lance A. Sellers, Executive Vice President, Chief Banking Officer and Assistant Corporate Secretary; A. Joseph Lampron, Executive Vice President, Chief Financial Officer and Corporate Treasurer; William D. Cable, Executive Vice President, Chief Operations Officer and Assistant Corporate Treasurer; and Clifton A. Wike, Senior Vice President, Senior Lender, during the 2001 fiscal year. In addition, all of the executive officers of the Bank are eligible to receive discretionary bonuses declared by the Bank's board of directors. The amount of such bonuses and incentive payments is based upon the net income of the Bank in comparison to attainment of corporate budget and attainment of corporate goals and objectives.

               Robert  C.  Abernethy               Larry  E.  Robinson
               Bruce  R.  Eckard                   Fred  L.  Sherrill,  Jr.
               John  H.  Elmore,  Jr.              Dan  Ray  Timmerman,  Sr.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     As previously stated, the Company does not have a Compensation Committee. However, the Bank's board of directors has a Compensation Committee which is composed of Directors R. Abernethy, Eckard, Elmore, Robinson, Sherrill, and Timmerman. No member of the Compensation Committee is now, or formerly was, an officer or employee of the Company or the Bank. Tony W. Wolfe, President and Chief Executive Officer of the Bank, makes recommendations to the Committee regarding compensation of the executive officers. Mr. Wolfe participates in the deliberations, but not the decisions, of the Committee regarding compensation of executive officers other than himself. He does not participate in the Committee's discussions or decisions regarding his own compensation.


                    REPORT OF AUDIT AND EXAMINING COMMITTEE

     The Company has adopted a written charter for the Audit and Examining Committee which is reviewed annually, and amended as needed, by the Committee. The Audit and Examining Committee has reviewed and discussed the audited financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by SAS 61. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountant the independent accountant's independence. Based upon these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

               Robert  C.  Abernethy          Larry  E.  Robinson
               Gary  E.  Matthews             Fred  L.  Sherrill,  Jr.
               Charles  F.  Murray            Benjamin  I.  Zachary

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative shareholder return on its Common Stock with a Nasdaq index and with a southeastern bank index. The graph was prepared by SNL Securities, L.C., Charlottesville, Virginia, using data as of December 31, 2001.

                COMPARISON OF SIX-YEAR CUMULATIVE TOTAL RETURNS
                             Performance Report for
                    Peoples Bancorp of North Carolina, Inc.



                                                 PERIOD ENDING
                          ----------------------------------------------------------
INDEX                     12/31/96  12/31/97  12/31/98  12/31/99  12/31/00  12/31/01
------------------------------------------------------------------------------------
Peoples Bancorp Inc.        100.00    160.91    143.73    142.60    111.70    157.66
NASDAQ - Total US*          100.00    122.48    172.68    320.89    193.01    153.15
SNL Southeast Bank Index    100.00    151.59    161.38       127    127.52    158.86

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved. crsp.com.


SNL  FINANCIAL  LC                                               (434) 977-1600
(C) 2002

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

     Porter Keadle Moore, LLP, of Atlanta, Georgia ("PKM"), has been selected as the Company's and the Bank's independent auditor for the year ending December 31, 2002. Such selection is being submitted to the Company's shareholders for ratification. Representatives of PKM are expected to attend the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from shareholders.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  SHAREHOLDERS  VOTE  FOR
                                                                           ---
RATIFICATION OF THE SELECTION OF PKM AS INDEPENDENT AUDITOR FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

AUDIT  FEES

     The aggregate fees (including related out-of-pocket expenses) billed for professional services rendered by PKM in connection with (i) the audit of the Company's and the Bank's annual financial statements for the December 31, 2001 fiscal year, (ii) its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year and (iii) related fees and costs were $97,383.00.

FINANCIAL  INFORMATION  SYSTEMS  DESIGN  AND  IMPLEMENTATION  FEES

     PKM did not, directly or indirectly, operate or supervise the operation of the Company's information system or manage the Company's local area network for the fiscal year ended December 31, 2001.

ALL  OTHER  FEES

     In addition to the fees outlined above, PKM billed fees in the amount of $41,902.00 for additional services rendered during the fiscal year ended December 31, 2001. The Audit and Examining Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining PKM's independence.


                    DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     It is presently anticipated that the 2003 Annual Meeting of Shareholders of the Company will be held on May 1, 2003. In order for shareholder proposals to be included in the Company's proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office no later than December 31, 2002, and meet all other applicable requirements for inclusion in the proxy statement.

     In the alternative, a shareholder may commence his or her own proxy solicitation and present a proposal from the floor at the 2003 Annual Meeting of Shareholders of the Company. In order to do so, the shareholder must notify the Secretary of the Company in writing, at the Company's principal executive office no later than February 17, 2003, of his or her proposal. If the Secretary of the Company is not notified of the shareholder's proposal by February 17, 2003, the Board of Directors may vote on the proposal pursuant to the discretionary authority granted by the proxies solicited by the Board of Directors for the 2003 Annual Meeting.

                                  OTHER MATTERS

     Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.


                                  MISCELLANEOUS

     The Annual Report of the Company for the year ended December 31, 2001, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed as Appendix A to this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

     THE FORM 10-K FILED BY THE COMPANY WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: PEOPLES BANCORP OF NORTH CAROLINA, INC., POST OFFICE BOX 467, 518 WEST C STREET, NEWTON, NORTH CAROLINA 28658-0467, ATTENTION: A. JOSEPH LAMPRON.

                                   By  Order  of  the  Board  of  Directors,

                                   /s/  Tony  Wolfe

                                   Tony  W.  Wolfe
                                   President  and  Chief  Executive  Officer

Newton,  North  Carolina
April  3,  2002

                                   APPENDIX A

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                    PEOPLES BANCORP OF NORTH CAROLINA, INC.

General Description of Business

     Peoples Bancorp of North Carolina, Inc. (the "Company"), was formed in 1999 to serve as the holding company for Peoples Bank (the "Bank"). The Company is a bank holding company registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Company's sole activity consists of owning the Bank. The Company's principal source of income is any dividends which are declared and paid by the Bank on its capital stock. The Company has no operations and conducts no business of its own other than owning the Bank. Accordingly, the discussion of the business which follows concerns the business conducted by the Bank, unless otherwise indicated.

     The Bank, founded in 1912, is a state-chartered commercial bank serving the citizens and business interests of the Catawba Valley and surrounding communities through 13 offices located in Lincolnton, Newton, Denver, Triangle, Catawba, Conover, Maiden, Claremont, Hiddenite, and Hickory, North Carolina. At December 31, 2001, the Company had total assets of $619.5 million, net loans of $484.5 million, deposits of $490.2 million, investment securities of $84.3 million, and shareholders' equity of $45.4 million.

     The Bank has a diversified loan portfolio, with no foreign loans and few agricultural loans. Real estate loans are predominately variable rate commercial property loans. Commercial loans are spread throughout a variety of industries with no one particular industry or group of related industries accounting for a significant portion of the commercial loan portfolio. The majority of the Bank's deposit and loan customers are individuals and small to medium-sized businesses located in the Bank's market area.

     The operations of the Bank and depository institutions in general are significantly influenced by general economic conditions and by related monetary and fiscal policies of depository institution regulatory agencies, including the Federal Reserve, the Federal Deposit Insurance Corporation (the "FDIC") and the North Carolina Commissioner of Banks (the "Commissioner").

     The Bank is a subsidiary of the Company. The Bank has two subsidiaries, Peoples Investment Services, Inc. and Real Estate Advisory Services, Inc.
Through a relationship with Raymond James Financial Services, Inc., Peoples Investment Services, Inc. provides the Bank's customers access to investment counseling and non-deposit investment products such as stocks, bonds, mutual funds, tax deferred annuities, and related brokerage services. Real Estate Advisory Services, Inc., provides real estate appraisal and real estate brokerage services.

     In December, 2001 the Company formed a wholly owned Delaware statutory trust, PEBK Capital Trust I ("PEBK Trust"), which issued $14 million of guaranteed preferred beneficial interests in the Company's junior subordinated deferrable interest debentures that qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of PEBK Trust are owned by the Company.


This Annual Report contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management's business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

                                                       SELECTED
                                                    FINANCIAL DATA

                                    Dollars in Thousands Except Per Share Amounts


                                                           2001           2000        1999        1998        1997
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------
SUMMARY OF OPERATIONS
Interest income                                       $       41,898      40,859      32,302      29,215      23,783
Interest expense                                              23,027      19,432      14,790      14,540      11,179
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

Net interest income                                           18,871      21,427      17,512      14,675      12,604
Provision for loan losses                                      3,545       1,879         425         445         696
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

Net interest income after provision for loan losses           15,326      19,548      17,087      14,230      11,908
Non-interest income                                            8,263       3,915       3,380       3,646       2,060
Non-interest expense                                          16,752      15,509      13,832      12,020      10,413
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

Income before taxes                                            6,837       7,954       6,635       5,856       3,555
Income taxes                                                   2,262       2,576       2,093       1,847       1,149
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------
Net income                                            $        4,575       5,378       4,542       4,009       2,406
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

SELECTED YEAR-END BALANCES
Assets                                                $      619,505     519,002     432,435     402,273     326,853
Available for sale securities                                 84,286      71,565      62,498      63,228      53,307
Loans                                                        489,856     407,790     336,959     306,748     238,449
Interest-earning assets                                      586,496     490,449     411,734     383,270     308,852
Deposits                                                     490,223     450,073     376,634     350,067     275,393
Interest-bearing liabilities                                 515,989     420,594     339,243     315,387     258,685
Shareholders' equity                                  $       45,401      43,039      37,998      35,924      24,930
Shares outstanding*                                        3,218,714   3,218,714   3,218,950   3,219,150   2,808,300
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

SELECTED AVERAGE BALANCES
Assets                                                $      575,142     469,536     417,387     369,864     295,879
Available for sale securities                                 84,549      66,218      60,642      59,824      57,508
Loans                                                        454,371     374,226     324,651     271,819     215,789
Interest-earning assets                                      545,945     447,645     396,606     351,730     281,215
Deposits                                                     481,289     408,210     363,637     321,371     252,998
Interest-bearing liabilities                                 472,435     373,167     326,164     293,631     233,901
Shareholders' equity                                  $       47,432      42,852      39,348      33,303      24,117
Shares outstanding*                                        3,218,714   3,218,714   3,218,950   3,058,160   2,808,300
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

PROFITABILITY RATIOS
Return on average total assets                                  0.80%       1.15%       1.09%       1.08%       0.81%
Return on average shareholders' equity                          9.65%      12.55%      11.54%      12.04%       9.98%
Dividend payout ratio                                          28.14%      23.39%      23.84%      22.61%      33.18%
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

LIQUIDITY AND CAPITAL RATIOS (AVERAGES)
Loan to deposit                                                94.41%      91.67%      89.28%      84.58%      85.29%
Shareholders' equity to total assets                            8.25%       9.13%       9.43%       9.00%       8.15%
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

PER SHARE OF COMMON STOCK*
Net income                                            $         1.42        1.67        1.41        1.31        0.86
Cash dividends                                        $         0.40        0.39        0.34        0.28        0.28
Book value                                            $        14.11       13.37       11.81       11.16        8.88
----------------------------------------------------  ---------------  ----------  ----------  ----------  ----------

*    Shares  outstanding  and  per  share  computations have been restated to reflect a 10% stock dividend during  second  quarter  2000,  the  3 for 2  stock split during first quarter 1999 and the 10% stock dividend  during  second  quarter  1997.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS



INTRODUCTION

     Management's discussion and analysis of earnings and related data are presented to assist in understanding the consolidated financial condition and results of operations of Peoples Bancorp of North Carolina, Inc. (the "Company"), for the years ended December 31, 2001, 2000 and 1999. The Company is a registered bank holding company operating under the supervision of the Federal Reserve Board and the parent company of Peoples Bank (the "Bank"). The Bank is a North Carolina-chartered bank, with offices in Catawba, Lincoln and Alexander Counties, operating under the banking laws of North Carolina and the Rules and Regulations of the Federal Deposit Insurance Corporation (the "FDIC").

     This discussion and related financial data should be read in conjunction with the audited consolidated financial statements and related footnotes.


RESULTS  OF  OPERATIONS

SUMMARY
     The Company reported earnings of $4.6 million in 2001, or $1.42 basic and diluted net income per share, a 15% decrease as compared to $5.4 million, or $1.67 basic and diluted net income per share, for 2000. Net income for 2000 represented an increase of 18% as compared to 1999 net income of $4.5 million. The decline in net income in 2001 is attributable to a decrease in net interest income, coupled with charge-offs of certain non-performing loans. The increase in net income in 2000 compared to 1999 resulted from increased net interest income combined with an increase in non-interest income and partially offset by growth in non-interest expense.

     Return on average assets in 2001 was 0.80%, compared to 1.15% in 2000 and 1.09% in 1999. Return on average shareholders' equity was 9.65% in 2001 compared to 12.55% in 2000 and 11.54% in 1999.


NET  INTEREST  INCOME
     Net interest income, the largest component of the Company's income, is the amount by which interest and fees generated by earning assets exceed the total cost of funds used to carry them. Net interest income is affected by changes in the volume and mix of earning assets and interest-bearing liabilities, as well as changes in the yields earned and rates paid. Net interest margin is calculated by dividing tax-equivalent net interest income by average earning assets, and represents the Company's net yield on its earning assets.

     Net interest income on a tax-equivalent basis totaled $19.3 million in 2001, a decrease of 12% or $2.6 million from the comparable figure in 2000. The increase in net interest income on a tax equivalent basis in 2000 over 1999 was $3.9 million or 22%. The interest rate spread, which represents the rate earned on interest earning assets less the rate paid on interest-bearing liabilities, decreased to 2.89% in 2001 from 4.03% in 2000, following an increase from the 1999 net interest spread of 3.74%. The net yield on earning assets decreased to 3.54% in 2001 from 4.90% in 2000, following an increase from the 1999 net interest margin of 4.54%.

     Table 1 sets forth for each category of earning assets and interest-bearing liabilities, the average amounts outstanding, the interest incurred on such amounts and the average rate earned or incurred for the years ended December 31, 2001, 2000 and 1999. The table also sets forth the average rate earned on total earning assets, the average rate paid on total interest-bearing liabilities, and the net yield on average total earning assets for the same periods. Yield information does not give effect to changes in fair value that are reflected as a component of shareholders' equity. Nonaccrual loans and the interest income that was recorded on these loans, if any, are included in the yield calculations for loans in all periods reported.

TABLE  1-  AVERAGE  BALANCE  TABLE

                                                  DECEMBER 31, 2001           DECEMBER 31, 2000             DECEMBER 31, 1999
                                             -------------------------------------------------------------------------------------
(Dollars in Thousands)                        BALANCE   INTEREST   RATE    BALANCE   INTEREST   RATE    BALANCE   INTEREST   RATE
----------------------------------------------------------------------------------------------------------------------------------
Earning Assets:

Loans: Net of unearned income                $454,371   $  36,512  8.04%  $374,226   $  36,424  9.73%  $324,651   $  28,375  8.74%

Investments - taxable                          61,050       3,919  6.42%    44,320       2,994  6.76%    39,122       2,348  6.00%
Investments - nontaxable                       20,080       1,381  6.88%    21,898       1,497  6.84%    21,520       1,475  6.86%
Federal funds sold                              3,776         127  3.36%     4,593         282  6.14%     6,780         339  5.00%
Other                                           6,668         428  6.42%     2,608         171  6.56%     4,533         266  5.87%
----------------------------------------------------------------------------------------------------------------------------------

Total earning assets                          545,945      42,367  7.76%   447,645      41,368  9.24%   396,606      32,803  8.27%

Cash and due from banks                        12,273                       11,538                       10,667
Other assets                                   21,703                       14,199                       14,192
Allowance for loan losses                      (5,598)                      (4,281)                      (4,079)
----------------------------------------------------------------------------------------------------------------------------------

Total assets                                 $574,323                     $469,101                     $417,386
==================================================================================================================================

Interest bearing liabilities:

  Deposits:
   NOW accounts                              $ 38,584   $     413  1.07%  $ 32,866   $     456  1.39%  $ 31,003   $     429  1.38%
   Regular savings accounts                    22,670         178  0.78%    24,982         472  1.89%    26,258         490  1.87%
   Insured money market accounts               65,846       2,373  3.60%    55,982       2,832  5.06%    54,757       2,435  4.45%
   Certificates of deposit $100,000 or more   156,034       9,669  6.20%   108,130       6,729  6.22%    83,845       4,475  5.34%
   Other time deposits                        143,781       8,158  5.67%   133,419       7,838  5.87%   115,786       6,178  5.34%
FHLB borrowings                                42,533       2,118  4.98%    15,806         974  6.16%    13,532         736  5.44%
Demand notes payable to U.S. Treasury             897          33  3.64%       852          55  6.46%       899          41  4.56%
Other                                           2,090          84  4.02%     1,130          76  6.73%        83           5  5.95%
----------------------------------------------------------------------------------------------------------------------------------

Total interest bearing liabilities            472,435      23,026  4.87%   373,167      19,432  5.21%   326,163      14,789  4.53%

Demand deposits                                54,374                       52,831                       51,988
Other liabilities                               3,486                        3,268                        2,166
Shareholders' equity                           46,093                       42,208                       39,348
----------------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholder's equity   $576,388                     $471,474                     $419,665
==================================================================================================================================

Net interest spread                                     $  19,341  2.89%             $  21,936  4.03%             $  18,014  3.74%
==================================================================================================================================

Net yield on earning assets                                        3.54%                        4.90%                        4.54%
==================================================================================================================================

Taxable equivalent adjustment
        Investment securities                                 470                          509                          502
----------------------------------------------------------------------------------------------------------------------------------

Net interest income                                     $  18,871                    $  21,427                    $  17,512
==================================================================================================================================

     Changes in interest income and interest expense can result from variances in both volume and rates. Table 2 describes the impact on the Company's tax equivalent net interest income resulting from changes in average balances and average rates for the periods indicated. The changes in interest due to both volume and rate have been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the changes in each.

TABLE  2  -  RATE/VOLUME  VARIANCE  ANALYSIS

      TAX  EQUIVALENT  BASIS

                                                    DECEMBER 31, 2001                           DECEMBER 31, 2000
                                         -------------------------------------------  -----------------------------------------
                                          CHANGES IN    CHANGES IN        TOTAL       CHANGES IN    CHANGES IN        TOTAL
                                          IN AVERAGE     AVERAGE        INCREASE      IN AVERAGE     AVERAGE        INCREASE
(Dollars in Thousands)                      VOLUME        RATES        (DECREASE)       VOLUME        RATES        (DECREASE)
------------------------------------------------------------------------------------  -----------------------------------------
Interest Income:

Loans: Net of unearned income            $    7,120        ($7,032)  $           88   $    4,579   $       3,470   $     8,049

Investments - taxable                         1,103           (178)             925          331             315           646
Investments - nontaxable                       (125)             9             (116)          26              (4)           22
Federal funds sold                              (39)          (116)            (155)        (122)             65           (57)
Other                                           277            (20)             257         (108)             13           (95)
                                         -----------  -------------  ---------------  -----------  --------------  ------------

Total interest income                    $    8,336        ($7,337)  $          999   $    4,706   $       3,859   $     8,565

Interest bearing liabilities:

  Deposits:
   NOW accounts                                  70           (113)             (43)          26               1            27
   Regular savings accounts                     (31)          (263)            (294)         (24)              6           (18)
   Insured money market accounts                427           (886)            (459)          58             338           396
   Certificates of deposit $100,000 or more   2,975            (35)           2,940        1,404             850         2,254
   Other time deposits                          598           (278)             320          988             672         1,660
FHLB Borrowings                               1,489           (345)           1,144          132             106           238
Demand notes payable to U.S. Treasury             2            (25)             (23)          (3)             17            14
Other                                            54            (45)               9           66               6            72
                                         -----------  -------------  ---------------  -----------  --------------  ------------

Total interest expense                   $    5,584        ($1,990)  $        3,594   $    2,647   $       1,996   $     4,642
                                         -----------  -------------  ---------------  -----------  --------------  ------------

Net interest income                      $    2,752        ($5,347)         ($2,595)  $    2,059   $       1,863   $     3,923

     The decrease in net interest income in 2001 was primarily attributable to declining interest rates during 2001. The yield on earning assets decreased to 7.76% in 2001 from 9.24% in 2000. This decrease reflects a decrease in the Company's average prime commercial lending rate in 2001, when compared to 2000. The average balance of earning assets increased by $98.3 million, to $546.0 million in 2001 from $447.6 million in 2000. The increase in average loans comprised $80.1 million of this increase. Average investments increased $14.9 million or 23% to $81.1 million in 2001 as compared to $66.2 million in 2000. Average interest-bearing liabilities increased by $99.2 million, to $472.4 million in 2001 from $373.2 million in 2000. This growth in average interest-bearing liabilities is a direct result of the increase in average interest-bearing deposits, which increased by $71.5 million, to $426.9 million in 2001 from $355.4 million in 2000 and an increase in Federal Home Loan Bank
(FHLB) borrowings of $26.7 million to $42.5 million in 2001 from $15.8 million in 2000. The increase in average interest-bearing deposits was primarily attributable to the growth in average time deposits, which increased $58.3 million to $299.8 million in 2001 from $241.5 million in 2000. The cost of funds decreased to 4.87% in 2001 from 5.21% in 2000, mainly as a result of the decrease in the cost of deposits. The decrease in net interest margin in 2001 is primarily attributable to a large percentage of the Bank's loan portfolio being tied to the prime commercial lending rate, which results in loans repricing more quickly than fixed rate deposits in a falling interest rate environment.

     Tax-equivalent interest income on loans in 2001 increased $88,000 from the $36.4 million recorded for 2000, following an increase of $8.0 million or 28% in 2000 over 1999. The decrease in the net interest spread to 2.89% in 2001 from 4.03% in 2000 resulted from the decrease in the yield on earning assets to 7.76% in 2001 from 9.24% in 2000, partially offset by a decrease in the cost of funds to 4.87% in 2001 from 5.21% in 2000.

      Interest expense on FHLB borrowings totaled $2.1 million during 2001 at an average rate of 4.98% compared to $974,000 in 2000 at an average rate of 6.16%, and $736,000 in 1999 at an average rate of 5.44%. Interest expense on federal funds purchased, promissory notes and demand notes payable to the U.S. Treasury totaled $117,000, $131,000 and $46,000 for 2001, 2000 and 1999, respectively.

PROVISION  FOR  LOAN  LOSSES
     Provisions for loan losses are charged to income in order to bring the total allowance for loan losses to a level deemed appropriate by management of the Company based on such factors as management's judgment as to losses within the Company's loan portfolio, including the valuation of impaired loans in accordance with Statement of Financial Accounting Standards (SFAS) no. 114 and 118, loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies and management's assessment of the quality of the loan portfolio and general economic climate.

     The provision for loan losses was $3.5 million, $1.9 million, and $425,000 for the years ended December 31, 2001, 2000 and 1999, respectively. The increase in the provision for loan losses reflects management's decision to accelerate the Bank's contribution to the allowance for loan losses due to declining economic conditions, nationally and locally. Please see the section below entitled "Allowance for Loan Losses." The ratio of net charge-offs to average loans was 0.48% in 2001, 0.29% in 2000 and 0.20% in 1999. Net charge-offs for 2001 were $2.2 million. The ratio of non-performing loans to total loans was 0.90% at December 31, 2001, as compared to 1.45% and 1.03% at December 31, 2000 and 1999, respectively.

NON-INTEREST  INCOME
     Non-interest income for 2001 totaled $8.3 million, an increase of $4.4 million or 113% from non-interest income of $3.9 million for 2000. The increase in non-interest income for 2001 resulted from fees arising from a new service provided to retail checking customers, gains recorded on the sale of available for sale securities, and a strong demand of mortgage loan services. Non-interest income for 2000 increased $536,000 or 16% over non-interest income of $3.4 million for 1999 primarily due to an increase in service charges, fees and miscellaneous other income.

      Service charge income increased $1.2 million, or 77% from 2000 to 2001, as a result of growth in the deposit base coupled with fees arising from a new product designed to automatically advance funds to assist in the event of checking account overdrafts as well as an increase in account maintenance fees. Increases in non-interest income for 2000 were attributable to an increase in deposit volume and associated charges. Service charge income increased $262,000, or 20% in 2000 compared to 1999.

      The Company reported a net gain on sale of securities of $1.6 million in 2001, compared to a net loss on sale of securities of $483,000 during 2000 as the Company sold $83.0 million of available for sale securities. During 1999 a loss on sale of securities of approximately $35,000 was recognized.

      Mortgage banking income increased to $1.0 million in 2001 from $241,000 in 2000 due to a strong demand for mortgage loan services. Mortgage banking income decreased $499,000, or 67% in 2000 from the $740,000 reported in 1999. The reduction in mortgage banking income for 2000 included a loss of $284,000 associated with the sale of jumbo mortgage loans.

NON-INTEREST  EXPENSE
     Total non-interest expense for 2001 amounted to $16.8 million. This was an 8% increase over the $15.5 million reported in 2000, and followed a 12% increase in 2000 over the $13.8 million reported in 1999.

     Salary and employee benefit expense was $9.1 million in 2001, compared to $8.9 million during 2000, an increase of $216,000 or 2%, following a $1.2 million or 15% increase in salary and employee benefit expense in 2000 over 1999. The increase during 2001 resulted from merit increases. Increases during 2000 reflect merit increases, additional participation in management and employee incentive plans, and increased staffing levels to support overall Company growth.

     The Company recorded occupancy expense of $3.0 million in 2001, compared to $2.5 million during 2000, an increase of $474,000 or 20%, following an increase of $279,000 or 13% in occupancy expenses in 2000 over 1999. The increase in 2001 reflects increased overhead expenses associated with new branches, existing branch renovations and the Company's new corporate headquarters. Increases in occupancy expense in 2000 over 1999 were due to the construction of two full service branches and renovations associated with the Company's new corporate headquarters.

     The total of all other operating expenses increased $552,000 or 13% during 2001. Other operating expense increased $236,000 or 6% in 2000 over 1999.

INCOME  TAXES
     Total income tax expense was $2.3 million in 2001 compared with $2.6 million in 2000 and $2.1 million in 1999. The primary reason for the decrease in taxes was the decrease in pretax income during 2001, following an increase in taxes related to an increase in pretax income in 2000 over 1999. The Company's effective tax rates were 33.08%, 32.39% and 31.55% in 2001, 2000 and 1999, respectively.

LIQUIDITY
     The Bank's liquidity position is generally determined by the need to respond to short term demand for funds created by deposit withdrawals and the need to provide resources to fund assets, typically in the form of loans. How the Bank responds to these needs is affected by the Bank's ability to attract deposits, the maturity of the loans and securities, the flexibility of assets within the securities portfolio, the current earnings of the Bank, and the ability to borrow funds from other sources. The Bank's primary sources of liquidity are cash and cash equivalents, available-for-sale securities, deposit growth, and the cash flows from principal and interest payments on loans and other earning assets. In addition, the Bank is able, on a short-term basis, to borrow funds from the Federal Reserve System, the Federal Home Loan Bank of Atlanta and The Banker's Bank, and is also able to purchase federal funds from other financial institutions. At December 31, 2001 the Bank had a line of credit with the FHLB equal to 20% of the Bank's total assets, with an outstanding balance of $68.2 million. The Bank also had the ability to borrow up to $10 million through The Bankers Bank as of December 31, 2001. The liquidity ratio for the Bank, which is defined as net cash, interest bearing deposits with banks, Federal Funds sold, certain investment securities and certain FHLB advances, as a percentage of net deposits (adjusted for deposit runoff projections) and short-term liabilities was 20.62% at December 31, 2001, 27.03% at December 31, 2000, and 30.26% at December 31, 1999. The December 31, 1999 ratio has been restated to reflect increased borrowing capacity at the FHLB, which the Bank recognizes as a factor of its liquidity.

     As disclosed in the Company's Consolidated Statements of Cash Flows included elsewhere herein, net cash provided by operating activities was approximately $3.5 million during 2001. Net cash used in investing activities of $104.6 million consisted primarily of a net change in loans of $82.1 million and securities purchased of $118.4 million funded largely by sales, maturities and paydowns of investment securities of $105.7 million. Net cash provided by financing activities consisted of a $40.1 million net increase in deposits and a $51.0 million net increase in FHLB borrowings. Additionally, the Company issued $14.0 million in trust preferred securities in December 2001.

ASSET  LIABILITY  MANAGEMENT
     The Company's asset liability management strategies are designed to minimize interest rate risk between interest-earning assets and interest-bearing liabilities at various maturities, while maintaining the objective of assuring adequate liquidity and maximizing net interest income. Table 3 presents an interest rate sensitivity analysis for the interest earning assets and interest-bearing liabilities for the year ended December 31, 2001.

TABLE 3 - INTEREST SENSITIVITY ANALYSIS
                                                                                                         OVER 5 YEARS
(DOLLARS IN THOUSANDS)                         IMMEDIATE    1-3 MONTHS    4-12 MONTHS    1 - 5 YEARS    & NON-SENSITIVE    TOTAL
----------------------------------------------------------------------------------------------------------------------------------
INTEREST EARNING ASSETS:
Loans                                         $  358,729   $     7,726   $     18,557   $     68,372   $         37,224   $490,608
Mortgage loans available for sale                  5,339             0              0              0                  0      5,339
Investment securities                              4,000         1,638          2,357          4,776             71,515     84,286
Federal funds sold                                 2,261             0              0              0                  0      2,261
Interest bearing deposit account-FHLB                214             0              0              0                  0        214
Other earning assets                                   0             0              0              0              3,788      3,788
----------------------------------------------------------------------------------------------------------------------------------

Total interest earning assets                 $  370,543   $     9,364   $     20,914   $     73,148   $        112,527   $586,496
----------------------------------------------------------------------------------------------------------------------------------
INTEREST BEARING LIABILITIES:
NOW, savings, and money market deposits       $  145,592   $         0   $          0   $          0   $              0   $145,592
Certificates of deposit of $100,000 or more       12,087        27,769        106,126         10,052                  0    156,034
Other time deposits                               18,231        27,913         67,355         18,271                  1    131,771
Other short term borrowings                          378             0              0              0                  0        378
FHLB borrowings                                        0         5,000         11,000          5,214             47,000     68,214
Trust preferred securities                             0        14,000              0              0                  0     14,000
----------------------------------------------------------------------------------------------------------------------------------

Total interest bearing liabilities            $  176,288   $    74,682   $    184,481   $     33,537   $         47,001   $515,989
----------------------------------------------------------------------------------------------------------------------------------

Interest-sensitive gap                           194,255       (65,318)      (163,567)        39,611             65,526     70,507

Cumulative interest-sensitive gap                194,255       128,937        (34,630)         4,981             70,507
------------------------------------------------------------------------------------------------------------------------

Cumulative interest-sensitive gap
to total earning assets                            33.12%        21.98%         -5.90%          0.85%             12.02%

      Management tries to minimize interest rate risk between interest earning assets and interest bearing liabilities by attempting to minimize wide fluctuations in net interest income due to interest rate movements. The ability to control these fluctuations has a direct impact on the profitability of the Company. Management monitors this activity on a regular basis through analysis of its portfolios to determine the difference between rate sensitive assets and rate sensitive liabilities.

     The Company's rate sensitive assets are those earning interest at variable rates and those maturing within one year. Rate sensitive assets therefore include both loans and available-for-sale securities. Rate sensitive liabilities include interest-bearing checking accounts, money market deposit accounts, savings accounts, certificates of deposit and borrowed funds. At December 31, 2001, 68% of the Company's interest earning assets, excluding non-accrual  loans  could  be  repriced  within  one  year,  compared  to 84% of interest-bearing liabilities. Rate sensitive assets at December 31, 2001 totaled $586.5 million , exceeding rate sensitive liabilities of approximately $516.0 million by $70.5 million.

     An analysis of the Company's financial condition and growth can be made by examining the changes and trends in interest-earning assets and interest-bearing liabilities, and a discussion of these changes and trends follows.

ANALYSIS  OF  FINANCIAL  CONDITION

INVESTMENT  SECURITIES
        All of the Company's investment securities are held in the available-for-sale ("AFS") category. At December 31, 2001 the market value of AFS securities totaled $84.3 million, compared to $71.6 million and $62.5 million at December 31, 2000 and 1999, respectively. Table 4 presents the market value of the presently held AFS securities for the years ended December 31, 2001, 2000 and 1999.

TABLE 4 - SUMMARY  OF  INVESTMENT  PORTFOLIO

                                                        YEAR ENDED          YEAR ENDED         YEAR ENDED
(DOLLARS IN THOUSANDS)                                 DEC 31, 2001        DEC 31, 2000       DEC 31, 1999
-------------------------------------------------------------------------------------------------------------
UNITED STATES TREASURY SECURITIES:                  $                -  $                -  $             900

OBLIGATIONS OF UNITED STATES GOVERNMENT
  AGENCIES AND CORPORATIONS:                        $                -  $           25,119  $          23,374

OBLIGATIONS OF STATES AND POLITICAL SUBDIVISIONS:   $           16,404  $           22,228  $          22,012

MORTGAGE BACKED SECURITIES:                         $           63,382  $           24,218  $          16,212

TRUST PREFERRED SECURITIES:                         $            4,500  $                -  $               -

TOTAL SECURITIES:                                   $           84,286  $           71,565  $          62,498

     The composition of the investment securities portfolio reflects the Company's investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. The investment portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for the investment of available funds, furnishing liquidity, and supplying securities to pledge as required collateral for certain deposits.

     The Company's investment portfolio consists of U.S. government agency securities, municipal securities and U.S. government agency sponsored mortgage-backed securities. AFS securities averaged $81.1 million in 2001, $66.2 million in 2000 and $60.6 million in 1999. Table 5 presents the AFS securities held by the Company by maturity category at December 31, 2001. Yield information does not give effect to changes in fair value that are reflected as a component of shareholders' equity and yields are calculated on a tax equivalent basis.

TABLE 5 - MATURITY  DISTRIBUTION  AND  WEIGHTED  AVERAGE YIELD ON INVESTMENTS


                                   ONE YEAR OR LESS  AFTER ONE YEAR   AFTER 5 YEARS    AFTER 10 YEARS      TOTALS
                                                    THROUGH 5 YEARS  THROUGH 10 YEARS
(DOLLARS IN THOUSANDS)              AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD   AMOUNT   YIELD
-----------------------------------------------------------------------------------------------------------------------
BOOK VALUE:

States and political subdivisions   $ 3,961   7.27%  $ 4,624   7.01%  $ 3,513   6.37%  $ 4,336   7.11%  $16,434   6.96%

Mortgage backed securities                -      -         -      -         -      -    64,862   6.35%   64,862   6.35%

Trust Preferred securities                -      -         -      -         -      -     4,500   7.07%    4,500   7.07%

=======================================================================================================================
Total securities                    $ 3,961   7.27%  $ 4,624   7.01%  $ 3,513   6.37%  $73,698   6.44%  $85,796   6.50%

LOANS
     The loan portfolio is the largest category of the Company's earnings assets and is comprised of commercial loans, real estate mortgage loans, real estate construction loans and consumer loans. The Company restricts its primary lending market to within the Catawba Valley region of North Carolina, which encompasses Catawba, Alexander and Lincoln counties and portions of Iredell and Gaston counties. The mix of the loan portfolio consists primarily of loans secured by real estate and commercial loans. In management's opinion, there are no significant concentrations of credit with particular borrowers engaged in similar activities.

     In the normal course of business, there are various commitments outstanding to extend credit that are not reflected in the financial statements. At December 31, 2001, outstanding loan commitments totaled $91.8 million. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

The  composition  of  the  Company's  loan  portfolio  is  presented in Table 6.

TABLE 6 - LOAN  PORTFOLIO

                                             YEAR ENDED             YEAR ENDED             YEAR ENDED              YEAR ENDED
                                         DECEMBER 31, 2001      DECEMBER 31, 2000      DECEMBER 31, 1999      DECEMBER 31, 1998
(DOLLARS IN THOUSANDS)                  AMOUNT   % OF LOANS    AMOUNT   % OF LOANS    AMOUNT   % OF LOANS    AMOUNT   % OF LOANS
---------------------------------------------------------------------------------------------------------------------------------
BREAKDOWN OF LOAN RECEIVABLES:
Commercial, financial & agricultural   $102,409       20.87%  $ 96,882       23.58%  $ 83,644       24.66%  $ 89,536       29.68%
Real Estate - Mortgage                  277,737       56.61%   229,260       55.79%   190,921       56.29%   157,167       52.11%
Real Estate - Construction               82,791       16.88%    58,939       14.34%    39,340       11.60%    29,927        9.92%
Consumer                                 27,671        5.64%    25,858        6.29%    25,293        7.46%    24,995        8.29%
                                       ------------------------------------------------------------------------------------------


Total loans                            $490,608      100.00%  $410,939      100.00%  $339,198      100.00%  $301,625      100.00%

Less: Allowance for Loan Losses           6,091                  4,713                  3,924                  4,137
                                       --------               --------               --------               --------

Net Loans                              $484,517               $406,226               $335,274               $297,488
                                       ========               ========               ========               ========

                                             YEAR ENDED
                                         DECEMBER 31, 1997
(DOLLARS IN THOUSANDS)                  AMOUNT   % OF LOANS
------------------------------------------------------------
BREAKDOWN OF LOAN RECEIVABLES:
Commercial, financial & agricultural   $ 80,230       33.42%
Real Estate - Mortgage                  115,768       48.22%
Real Estate - Construction               24,291       10.12%
Consumer                                 19,793        8.24%
                                       ---------------------


Total loans                            $240,082      100.00%

Less: Allowance for Loan Losses           4,375
                                       --------

Net Loans                              $235,707
                                       ========

      As of December 31, 2001, gross loans outstanding were $490.6 million, an increase of $79.7 million or 19% over the December 31, 2000 balance of $410.9 million. Most of this growth was attributable to growth in real estate loans. Real estate mortgage loans grew $48.5 million in 2001, while real estate construction loans grew $23.9 million in 2001. The Company experienced an increase of $5.5 million in the commercial loan portfolio. As a percentage of the Company's total loan portfolio, real estate mortgage loans represented 56.61% in 2001, 55.79% in 2000 and 56.29% in 1999. Over the same period commercial loans represented 20.87%, 23.58% and 24.66% of the Company's total loan portfolio, respectively. Real estate construction loans made up 16.88%, 14.34% and 11.60% of the Company's total loan portfolio at December 31, 2001, 2000 and 1999, respectively. Consumer loans represented 5.64%, 6.29% and 7.46% of the Company's total loan portfolio at December 31, 2001, 2000 and 1999, respectively.

      Mortgage loans held for sale were $5.3 million at December 31, 2001, an increase of $3.8 million over the December 31, 2000 balance of $1.6 million which represented a decrease of $122,000 over the December 31, 1999 balance of $1.7 million.

Table 7 identifies the maturities of all loans as of December 31, 2001 and addresses the sensitivity of these loans to changes in interest rates.

TABLE 7 - MATURITY  AND  REPRICING  DATA  FOR  LOANS

                                                       AFTER ONE
                                        WITHIN ONE    YEAR THROUGH   AFTER FIVE
(DOLLARS IN THOUSANDS)                 YEAR OR LESS    FIVE YEARS       YEARS     TOTAL LOANS
----------------------------------------------------------------------------------------------
Commercial, financial & agricultural   $      88,336  $      11,244  $     2,829  $    102,409
Real Estate - Mortgage                       201,461         35,520       40,756       277,737
Real Estate - Commercial                      74,155          4,151        4,485        82,791
Consumer                                      10,032         14,024        3,615        27,671
----------------------------------------------------------------------------------------------

Total Loans                            $     373,984  $      64,939  $    51,685  $    490,608
==============================================================================================
Total fixed rate loans                        12,745         64,301       51,685       128,731
Total floating rate loans                    361,239            638            0       361,877
----------------------------------------------------------------------------------------------

Total loans                            $     373,984  $      64,939  $    51,685  $    490,608
==============================================================================================

ALLOWANCE  FOR  LOAN  LOSSES
     The allowance for loan losses reflects management's assessment and estimate of the risks associated with extending credit and its evaluation of the quality of the loan portfolio. The Bank periodically analyzes the loan portfolio in an effort to review asset quality and to establish an allowance for loan losses that management believes will be adequate in light of anticipated risks and loan losses. In assessing the adequacy of the allowance, size, quality and risk of loans in the portfolio are reviewed. Other factors considered are:

     -    the  Bank's  loan  loss  experience;
     -    the  amount  of  past  due  and  nonperforming  loans;
     -    specific  known  risks;
     -    the  status  and  amount  of  past  due  and  nonperforming  assets;
     -    underlying  estimated  values  of  collateral  securing  loans;
     -    current  and  anticipated  economic  conditions;  and
     - other factors which management believes affect the allowance for potential credit losses.

     An analysis of the credit quality of the loan portfolio and the adequacy of the allowance for loan losses is prepared by the Bank's credit administration area and presented to the Bank's Executive and Loan Committee on a regular basis. In addition, the Bank has engaged an outside loan review consultant to perform, and report on an annual basis, an independent review of the quality of the loan portfolio relative to the accurateness of the Bank's loan grading system. The allowance for loan losses is established through charges to expense in the form of a provision for loan losses. Loan losses and recoveries are charged and credited directly to the allowance.

     An allowance for loan losses is also established, as necessary, for individual loans considered to be impaired in accordance with SFAS No. 114. A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of collateral if the loan is collateral dependent. At December 31, 2001 and 2000, the recorded investment in loans that were considered to be impaired under SFAS No. 114 was approximately $4.4 million and $6.0 million, respectively, with related allowance for loan losses of approximately $699,000 and $925,000, respectively.

     The Bank's allowance for loan losses is also subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance for loan losses and the size of the allowance for loan losses compared to a group of peer banks identified by the regulators. During their routine examinations of banks, the FDIC and the North Carolina Commissioner of Banks may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

     While it is the Bank's policy to charge off in the current period loans for which a loss is considered probable, there are additional risks of future losses which cannot be quantified precisely or attributed to particular loans or classes of loans. Because these risks include the state of the economy, management's judgment as to the adequacy of the allowance is necessarily approximate and imprecise.

     The Company grants loans and extensions of credit primarily within the Catawba Valley region of North Carolina, which encompasses Catawba, Alexander, Iredell and Lincoln counties. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by real estate, which is dependent upon the real estate market. Non-real estate commercial loans also can be affected by local economic conditions. At December 31, 2001, approximately 8% of the Company's portfolio was not secured by any type of collateral. Unsecured loans generally involve higher credit risk than secured loans and, in the event of customer default, the Company has a higher exposure to potential loan losses.

     Total non-performing loans were $4.4 million in 2001, $6.0 million in 2000 and $3.5 million in 1999. The ratio of net charge-offs to average total loans was 0.48% in 2001, 0.29% in 2000 and 0.20% in 1999. The ratio of non-performing loans to total loans was 0.90% at December 31, 2001, as compared to 1.45% and 1.04% at December 31, 2000 and 1999, respectively. The allowance for loan losses totaled $6.1 million, representing 1.24% of total loans outstanding at December 31, 2001. For December 31, 2000 and 1999, the allowance for loan losses amounted to $4.7 million, or 1.15% of total loans outstanding and $3.9 million, or 1.16% of total loans outstanding, respectively.

Table 8 presents an analysis of the allowance for loan losses, including charge-off activity.

TABLE 8 - ANALYSIS  OF  ALLOWANCE  FOR  LOAN  LOSSES

                                                 YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
(DOLLARS IN THOUSANDS)                              2001            2000            1999            1998            1997
============================================================================================================================
RESERVE FOR LOAN LOSSES AT BEGINNING           $       4,713   $       3,924   $       4,137   $       4,375   $      3,745

LOANS CHARGED OFF:
Commercial, financial, and agriculture                   842             857             485             608              8
Real estate - mortgage                                   790              10              25               -              -
Real estate - construction                                51              36               -               -              -
Consumer                                                 675             255             195             138            131
----------------------------------------------------------------------------------------------------------------------------

Total loans charged off                        $       2,358   $       1,158   $         705   $         746   $        139
----------------------------------------------------------------------------------------------------------------------------

RECOVERIES OF LOSSES PREVIOUSLY CHARGED OFF:

Commercial, financial, and agriculture                    84              20              24              39             60
Real estate - mortgage                                     -               -               -               -              -
Real estate - construction                                 6               -               -               -              -
Consumer                                                 101              48              43              24             12
----------------------------------------------------------------------------------------------------------------------------

Total recoveries                               $         191   $          68   $          67   $          63   $         72
----------------------------------------------------------------------------------------------------------------------------

Net loans charged off                          $       2,167   $       1,090   $         638   $         683   $         67

Provision for loan losses                              3,545           1,879             425             445            697
----------------------------------------------------------------------------------------------------------------------------

Reserve for loan losses at end of year         $       6,091   $       4,713   $       3,924   $       4,137   $      4,375
============================================================================================================================

Loans charged off net of recoveries, as
a percent of average loans outstanding                  0.48%           0.29%           0.20%           0.25%          0.03%

NON-PERFORMING  ASSETS
     Non-performing assets, comprised of non-accrual loans, other real estate owned and loans for which payments are more than 90 days past due totaled $4.7 million at December 31, 2001 compared to $6.1 million at December 31, 2000. This decrease is a result of the resolution of two large problem credits included in non-performing assets at December 31, 2000, which resulted in charge-offs of $746,000 in 2001.

     It is the general policy of the Company to stop accruing interest income and place the recognition of interest on a cash basis when a loan is placed on non-accrual status and any interest previously accrued but not collected is reversed against current income.

A summary of non-performing assets at December 31 for each of the years presented is shown in table 9.

TABLE  9  -  NON-PERFORMING  ASSETS

(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------------------------
YEAR                                                 2001     2000     1999     1998     1997
-----------------------------------------------------------------------------------------------
Nonaccrual loans                                    $3,756   $5,421   $2,866   $3,292   $3,075
Loans 90 days or more past due and still accruing      655      545      645      328      586
     Total non-performing loans                      4,411    5,966    3,511    3,620    3,661
 All other real estate owned                           256      112       44      545        -
     Total non-performing assets                    $4,667   $6,078   $3,555   $4,165   $3,661

AS A PERCENT OF TOTAL LOANS AT YEAR END
Non-accrual loans                                     0.77%    1.32%    0.84%    1.09%    1.28%
Loans 90 days or more past due and still accruing     0.13%    0.13%    0.19%    0.11%    0.24%
Total non-performing assets                           0.95%    1.48%    1.05%    1.38%    1.52%

      At December 31, 2001 the Company had non-performing loans, defined as non-accrual and accruing loans past due more than 90 days, of $4.4 million or 0.90% of total loans. Non-performing loans for 2000 were $6.0 million, or 1.45% of total loans and $3.5 million, or 1.03% of total loans for 1999. Interest that would have been recorded on non-accrual loans for the years ended December 31, 2001, 2000 and 1999, had they performed in accordance with their original terms, amounted to approximately $695,000, $508,000 and $333,000 respectively. Interest income on non-accrual loans included in the results of operations for 2001, 2000, and 1999 amounted to approximately $22,000, $94,000 and $61,000, respectively.

     Management continually monitors the loan portfolio to ensure that all loans potentially having a material adverse impact on future operating results, liquidity or capital resources have been classified as non-performing. Should economic conditions deteriorate, the inability of distressed customers to service their existing debt could cause higher levels of non-performing loans.


DEPOSITS
     The Company primarily uses deposits to fund its loan and investment portfolios. The Company offers a variety of deposit accounts to individuals and businesses. Deposit accounts include checking, savings, money market and certificates of deposit. Certificates of deposit in amounts of $100,000 or more totaled $156.0 million at December 31, 2001, $129.1 million and $89.3 million at December 31, 2000 and 1999, respectively. The majority of these deposits are from customers who reside or own businesses in the Bank's primary service area, and therefore, are believed by the Bank to be stable, and for all practicable purposes, no more rate sensitive than core deposits.

     As of December 31, 2001, total deposits were $490.2 million, an increase of $40.1 million or 9% increase over the December 31, 2000 balance of $450.1 million. The increase in deposits is primarily attributable to growth in time deposits which resulted from deposit campaigns throughout 2001.


Table 10 is a summary of the maturity distribution of certificates of deposit in amounts of $100,000 or more as of December 31, 2001.

TABLE  10  -  MATURITIES  OF  TIME  DEPOSITS  OVER  $100,000

(DOLLARS IN THOUSANDS)
================================================

MATURITY PERIOD                          AMOUNT
================================================
Three months or less                    $ 39,855
Over three months through six months      59,869
Over six months through twelve months     46,257
Over twelve months                        10,053
                                        --------
    Total                               $156,034
                                        ========

BORROWED  FUNDS
     The Company has access to various short-term borrowings, including the purchase of Federal Funds and borrowing arrangements from the FHLB and other financial institutions. At December 31, 2001, FHLB borrowings totaled $68.2 million compared to $21.4 million at December 31, 2000 and $14.5 million at December 31, 1999. Average FHLB borrowings for 2001 were $42.5 million, compared to average balances of $15.8 million for 2000 and $13.5 million for 1999. The maximum amount of outstanding FHLB borrowings was $68.2 million in 2001, and $21.4 in 2000 and $14.5 in 1999. The FHLB advances outstanding at December 31, 2001 had both fixed and adjustable interest rates ranging from 1.83% to 6.16%. Approximately $16.0 million of the FHLB advances outstanding mature prior to December 31, 2002. Additional information regarding FHLB advances is provided in note 7 to the consolidated financial statements.

     Demand notes payable to the U. S. Treasury amounted to approximately $118,000 at December 31, 2001 and $1.6 million at December 31, 2000 and 1999, respectively.


TRUST  PREFERRED  SECURITIES
     In December, 2001 the Company formed a wholly owned Delaware statutory trust, PEBK Capital Trust I ("PEBK Trust"), which issued $14 million of guaranteed preferred beneficial interests in the Company's junior subordinated deferrable interest debentures that qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of PEBK Trust are owned by the Company. The proceeds from the issuance of the common securities and the trust preferred securities were used by PEBK Trust to purchase $14.4 million of junior subordinated debentures of the Company, which pay interest at a floating rate equal to prime plus 50 basis points. The proceeds received by the Company from the sale of the junior subordinated debentures were used for general purposes, primarily to provide capital to the Bank. The debentures represent the sole asset of PEBK Trust. The debentures and related earnings statement effects are eliminated in the Company's financial statements.

     The Trust Preferred Securities accrue and pay quarterly distributions based on the liquidation value of $50,000 per capital security at a floating rate of prime plus 50 basis points. The Company has guaranteed distributions and other payments due on the Trust Preferred Securities to the extent PEBK Trust has funds with which to make the distributions and other payments. The net combined effect of all the documents entered into in connection with the Trust Preferred Securities is that the Company is liable to make the distributions and other payments required on the Trust Preferred Securities.

     The Trust Preferred Securities are mandatorily redeemable upon maturity of the debentures on December 31, 2031, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by PEBK Trust, in whole or in part, on or after December 31, 2006. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount and any accrued but unpaid interest.

CAPITAL  RESOURCES
     Shareholders' equity at December 31, 2001 was $45.4 million compared to $43.0 million and $38.0 million at December 31, 2000 and 1999, respectively. At December 31, 2001, unrealized gains and losses net of tax in the available-for-sale securities portfolio amounted to a loss of approximately $922,000. For the years ended December 31, 2000 and 1999, unrealized gains and losses net of tax in the available-for-sale securities portfolio amounted to a gain of approximately $4,000 and a loss of approximately $920,000, respectively. Average shareholders' equity as a percentage of total average assets is one measure used to determine capital strength. Average shareholders' equity as a percentage of total average assets was 8.25%, 9.13% and 9.43% for 2001, 2000 and 1999. The return on average shareholders' equity was 9.65% at December 31, 2001 as compared to 12.55% and 11.54% as of December 31, 2000 and December 31, 1999, respectively.

     Under regulatory capital guidelines, financial institutions are currently required to maintain a total risk-based capital ratio of 8.0% or greater, with a Tier 1 risk-based capital ratio of 4.0% or greater. Tier 1 capital is generally defined as shareholders' equity less all intangible assets and goodwill. Tier 1 capital at December 31, 2001 includes $14.0 million in trust preferred securities. The Company's Tier I capital ratio was 11.14%, 10.11% and 10.99% at December 31, 2001, 2000 and 1999, respectively. Total risk based capital is defined as Tier 1 capital plus supplementary capital. Supplementary capital, or Tier 2 capital, consists of the Company's allowance for loan losses, not exceeding 1.25% of the Company's risk-weighted assets. Total risk-based capital ratio is therefore defined as the ratio of total capital (Tier 1 capital and Tier 2 capital) to risk-weighted assets. The Company's total risk based capital ratio was 12.27%, 11.22% and 12.11% at December 31, 2001, 2000 and 1999,
respectively. In addition to the Tier I and total risk-based capital requirements, financial institutions are also required by the FDIC to maintain a leverage ratio of Tier 1 capital to total average assets of 4.0% or greater. The Company's Tier I leverage capital ratio was 10.46%, 9.10% and 9.21% at December 31, 2001, 2000 and 1999, respectively.

     A Bank is considered to be "well capitalized" if it has a total risk-based capital ratio of 10.0 % or greater, a Tier I risk-based capital ratio of 6.0% or greater, and has a leverage ratio of 5.0% or greater. Based upon these guidelines, the Bank was considered to be "well capitalized" at December 31, 2001, 2000 and 1999, respectively.

The Company's key equity ratios as of December 31, 2001, 2000 and 1999 are presented in Table 11:

TABLE  11  -  EQUITY  RATIOS

                                 YEARS ENDED DECEMBER 31,
                                   2001    2000    1999
========================================================
Return on average assets           0.80%   1.15%   1.09%
Return on average equity           9.65%  12.55%  11.54%
Dividend payout ratio             28.14%  23.39%  23.84%
Average equity to average assets   8.25%   9.13%   9.43%

COMPANY  REORGANIZATION
     Effective August 31, 1999, the Bank completed the process of converting to the holding company form of organization. The Bank is now a subsidiary of the Company, a one-bank holding company, headquartered in Newton, North Carolina.

     As a result of the reorganization, each share of the Bank's common stock was automatically converted into one share of the Company's common stock. The Company is now the sole shareholder of the Bank. The corporate reorganization was accounted for in a manner similar to a pooling of interest.

QUARTERLY  FINANCIAL  DATA
     The Company's consolidated quarterly operating results for the years ended December 31, 2001 and 2000 are presented in table 12. The increase in provision for loan losses in fourth quarter 2001 reflects the charge off of two large loans during fourth quarter.

TABLE  12  -  QUARTERLY  FINANCIAL  DATA

                                             2001                               2000
                            ----------------------------------  ----------------------------------
                                           (in thousands, except per share amounts)
                              First     Second  Third   Fourth    First     Second  Third   Fourth
                            ----------  ------  ------  ------  ----------  ------  ------  ------
Total interest income       $   10,935  10,849  10,568   9,546  $    9,077   9,838  10,754  11,190
Total interest expense           5,905   5,998   5,952   5,172       4,015   4,428   5,176   5,814
                            ----------------------------------  ----------------------------------

Net interest income              5,030   4,851   4,616   4,374       5,062   5,410   5,578   5,376

Provision for loan losses          429     453     760   1,903         256     523     640     460
Other income                     1,602   1,990   2,110   2,561         863   1,141     868   1,044
Other expense                    4,160   4,370   3,864   4,358       3,793   4,040   3,731   3,945
                            ----------------------------------  ----------------------------------

Income before income taxes       2,043   2,018   2,102     674       1,876   1,988   2,075   2,015
Income taxes                       672     668     716     206         606     646     689     635
                            ----------------------------------  ----------------------------------

Net earnings                $    1,371   1,350   1,386     468  $    1,270   1,342   1,386   1,380
                            ==================================  ==================================

Net earnings per share      $     0.42    0.42    0.43    0.15  $     0.39    0.42    0.43    0.43
                            ==================================  ==================================

            QUANTATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk reflects the risk of economic loss resulting from adverse changes in market prices and interest rates. This risk of loss can be reflected in either diminished current market values or reduced potential net interest income in future periods.

     The Company's market risk arises primarily from interest rate risk inherent in its lending and deposit taking activities. The structure of the Company's loan and deposit portfolios is such that a significant decline (increase) in interest rates may adversely impact net market values and interest income. Management seeks to manage the risk through the utilization of its investment securities and off balance sheet derivative instruments. During the years ended December 31, 2001, 2000 and 1999, the Company has used interest rate contracts to manage market risk. During first quarter 2001, the Company entered into an interest rate floor contract as a means of managing its interest rate risk.
Interest rate floors are used to protect certain designated variable rate financial instruments from the downward effects of their repricing in the event of a decreasing rate environment. The total cost of the interest rate floor was $417,500 and it was not management's intention to use the floor as a fair value or cash flow hedge, as defined in SFAS No. 133. The Company sold the interest rate floor contract during the quarter ended June 30, 2001. For the years ended December 31, 2001 the Company recognized no interest expense related to derivative financial instruments. The Company expensed $3,200 and $22,944 for the years ended December 31, 2000 and 1999, respectively, related to derivative financial instruments. The Company had no off-balance sheet derivative financial instruments at December 31, 2001.

      Table 13 presents in tabular form the contractual balances and the estimated fair value of the Company's on-balance sheet financial instruments and the notional amount and estimated fair value of the Company's off-balance sheet derivative instruments at their expected maturity dates for the period ended December 31, 2001. The expected maturity categories take into consideration historical prepayment experience as well as management's expectations based on the interest rate environment at December 31, 2001. For core deposits without contractual maturity (i.e. interest bearing checking, savings, and money market accounts), the table presents principal cash flows based on management's judgment concerning their most likely runoff or repricing behaviors.

TABLE  13-  MARKET  RISK  TABLE

(IN THOUSANDS)                              PRINCIPAL/NOTIONAL AMOUNT MATURING IN:


                                        YEAR ENDED DECEMBER    YEAR ENDED DECEMBER    YEAR ENDED DECEMBER
LOANS RECEIVABLE                             31, 2002               31, 2003               31, 2004
==========================================================================================================
Fixed rate                             $             17,544   $             18,126   $             18,736
  Average interest rate                               11.58%                  8.48%                  7.96%
Variable rate                          $            129,765   $             48,511   $             35,072
  Average interest rate                                5.94%                  5.35%                  5.37%

INVESTMENT SECURITIES
==========================================================================================================
Interest bearing cash                  $                214   $                  -   $                  -
  Average interest rate                                1.83%                     -                      -
Federal funds sold                     $              2,261   $                  -   $                  -
  Average interest rate                                2.18%                     -                      -
Securities available for sale          $              3,070   $              1,808   $              4,307
  Average interest rate                                7.91%                  4.89%                  6.42%
Nonmarketable equity securities        $                  -   $                  -   $                  -
  Average interest rate                                   -                      -                      -

DEBT OBLIGATIONS
==========================================================================================================
Deposits                               $            273,321   $             24,328   $              4,491
  Average interest rate                                4.77%                  3.74%                  3.83%
Advances from FHLB                     $             16,000   $                214   $                  -
  Average interest rate                                1.88%                  5.86%                  0.00%
Demand Notes payable to U.S. Treasury  $                118   $                  -   $                  -
  Average interest rate                                1.43%                     -                      -


                                              YEARS ENDED
LOANS RECEIVABLE                        DECEMBER 31, 2005 & 2006    THEREAFTER    TOTAL    FAIR VALUE
======================================================================================================
Fixed rate                             $                  32,021   $    45,417   $131,844  $   135,532
  Average interest rate                                     8.01%         8.65%
Variable rate                          $                  50,728   $    94,688   $358,764  $   364,170
  Average interest rate                                     5.47%         5.54%

INVESTMENT SECURITIES
======================================================================================================
Interest bearing cash                  $                       -   $         -   $    214  $       214
  Average interest rate                                        -             -
Federal funds sold                     $                       -   $         -   $  2,261  $     2,261
  Average interest rate                                        -             -
Securities available for sale          $                   2,934   $    72,166   $ 84,286  $    84,286
  Average interest rate                                     6.02%         5.97%
Nonmarketable equity securities        $                       -   $     4,603   $  4,603  $     4,603
  Average interest rate                                        -             -

DEBT OBLIGATIONS
======================================================================================================
Deposits                               $                     779   $   187,305   $490,223  $   493,303
  Average interest rate                                     5.84%         0.76%
Advances from FHLB                     $                   5,000   $    47,000   $ 68,214  $    68,497
  Average interest rate                                     0.00%         4.58%
Demand Notes payable to U.S. Treasury  $                       -   $         -   $    118  $       118
  Average interest rate                                        -             -

                     MARKET FOR THE COMPANY'S COMMON EQUITY
                         AND RELATED SHAREHOLDER MATTERS

     Peoples Bancorp common stock is traded on the over-the-counter (OTC) market and quoted on the Nasdaq National Market, under the symbol "PEBK". Scott and Stringfellow, Inc., Ryan, Beck & Co., and Trident Securities, Inc. are market makers for the Company's shares.

     Although the payment of dividends by the Company is subject to certain requirements and limitations of North Carolina corporate law, neither the Commissioner nor the FDIC have promulgated any regulations specifically limiting the right of the Company to pay dividends and repurchase shares. However, the ability of the Company to pay dividends and repurchase shares may be dependent upon the Company's receipt of dividends from the Bank. The Bank's ability to pay dividends is limited. North Carolina commercial banks, such as the Bank, are subject to legal limitations on the amounts of dividends they are permitted to pay. Dividends may be paid by the Bank from undivided profits, which are determined by deducting and charging certain items against actual profits, including any contributions to surplus required by North Carolina law. Also, an insured depository institution, such as the Bank, is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become "undercapitalized" (as such term is defined in the applicable law and regulations). Based on its current financial condition, the Bank does not expect that this provision will have any impact on the Bank's ability to pay dividends.

     As of March 1, 2002, the Company had 670 shareholders of record, not including the number of persons or entities whose stock is held in nominee or street name through various brokerage firms or banks. The market price for the Company's common stock was $15.85 on March 1, 2002.

     Following  is  certain  market  and  dividend  information for the last two fiscal years. Information for quarters prior to the third quarter of 2000 relates to the Bank's common stock. Over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark down or commission and may not necessarily represent actual transactions.


                 MARKET  AND  DIVIDEND  DATA

                                        CASH DIVIDEND
2001               LOW BID   HIGH BID   PER SHARE
   First Quarter   $ 13.000  $  16.000   $   0.10
   Second Quarter  $ 16.050  $  13.500   $   0.10

   Third Quarter   $ 16.000  $  20.000   $   0.10

   Fourth Quarter  $ 14.100  $  17.000   $   0.10

                                        CASH DIVIDEND
2000               LOW BID   HIGH BID   PER SHARE

   First Quarter   $ 11.591  $  13.636   $   0.09

   Second Quarter  $ 12.159  $  16.250   $   0.10

   Third Quarter   $ 12.000  $  13.625   $   0.10

   Fourth Quarter  $ 11.625  $  13.500   $   0.10

                      DIRECTORS AND OFFICERS OF THE COMPANY

DIRECTORS
---------

ROBERT  C.  ABERNETHY  -  CHAIRMAN
----------------------------------
Chairman of the Board, Peoples Bancorp of North Carolina, Inc. and Peoples Bank; President, Secretary and Treasurer, Carolina Glove Company, Inc. (glove manufacturer)

JAMES  S.  ABERNETHY
--------------------
President  and  Assistant Secretary, Midstate Contractors, Inc. (paving company)

BRUCE  R.  ECKARD
-----------------
President,  Eckard  Vending  Company,  Inc.  (vending  machine  servicer)

JOHN  H.  ELMORE,  JR.
----------------------
Chairman of the Board, Chief Executive Officer and Treasurer; Elmore Construction Company, Inc.

GARY  E.  MATTHEWS
------------------
President  and  Director,  Matthews  Construction  Company,  Inc.

CHARLES  F.  MURRAY
-------------------
President,  Murray's  Hatchery,  Inc.

LARRY  E.  ROBINSON
-------------------
President and Chief Executive Officer, Blue Ridge Distributing Co., Inc. (beer and wine distributor) & President and Chief Executive Officer, Associated Brands, Inc. (beer and wine distributor)

FRED  L.  SHERRILL,  JR.
------------------------
Retired  (furniture  manufacturing  executive)

DAN  RAY  TIMMERMAN,  SR.
-------------------------
President,  Timmerman  Manufacturing, Inc. (wrought iron furniture manufacturer)

BENJAMIN  I.  ZACHARY
---------------------
General Manager, Treasurer, Secretary and Member of the Board of Directors, Alexander Railroad Company

OFFICERS
--------

TONY  W.  WOLFE
---------------
President  and  Chief  Executive  Officer

JOSEPH  F.  BEAMAN,  JR.
------------------------
Executive  Vice  President  and  Corporate  Secretary

LANCE  A.  SELLERS
------------------
Executive  Vice  President  and  Assistant  Corporate  Secretary

WILLIAM  D.  CABLE
------------------
Executive  Vice  President  and  Assistant  Corporate  Treasurer

A.  JOSEPH  LAMPRON
-------------------
Executive Vice President, Chief Financial Officer and Corporate Treasurer

                            Porter Keadle Moore, LLP
                            ------------------------


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Shareholders
Peoples Bancorp of North Carolina, Inc.
Newton, North Carolina:


We have audited the accompanying consolidated balance sheets of Peoples Bancorp of North Carolina, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of earnings, comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Bancorp of North Carolina, Inc. as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


                                               /s/  Porter Keadle Moore, LLP

Atlanta, Georgia
January 18, 2002


                          Certified Public Accountants
--------------------------------------------------------------------------------
  Suite 1800 - 235 Peachtree Street NE - Atlanta, GA 30303 - Phone 404-588-4200
                                Fax 404-588-4222

                          PEOPLES BANCORP OF NORTH CAROLINA, INC.

                                CONSOLIDATED BALANCE SHEETS

                                 DECEMBER 31, 2001 AND 2000


                                                                     2001          2000
                                                                 -------------  -----------
                        Assets
                        ------

Cash and due from banks, including reserve requirements
   of $2,246,000 and $4,739,000                                  $ 13,042,320    13,619,197
Federal funds sold                                                  2,261,000     5,020,000
                                                                 -------------  -----------

      Cash and cash equivalents                                    15,303,320    18,639,197

Investment securities available for sale                           84,286,037    71,564,844
Other investments                                                   4,602,773     2,398,873
Mortgage loans held for sale                                        5,338,931     1,563,700
Loans, net                                                        484,517,151   406,226,100
Premises and equipment, net                                        14,679,191    12,907,968
Cash surrender value of life insurance                              4,583,000             -
Accrued interest receivable and other assets                        6,194,301     5,701,105
                                                                 -------------  -----------

                                                                 $619,504,704   519,001,787
                                                                 =============  ===========

        Liabilities and Shareholders' Equity
        ------------------------------------

Deposits:
   Noninterest-bearing                                           $ 56,826,130    52,793,390
   Interest-bearing                                               433,397,059   397,279,952
                                                                 -------------  -----------

      Total deposits                                              490,223,189   450,073,342

Demand notes payable to U. S. Treasury                                117,987     1,600,000
Accrued interest payable and other liabilities                      1,548,139     2,932,284
Federal Home Loan Bank advances                                    68,214,286    21,357,142
Guaranteed preferred beneficial interests in Company's junior
   subordinated debentures (Trust Preferred Securities)            14,000,000             -
                                                                 -------------  -----------


      Total liabilities                                           574,103,601   475,962,768
                                                                 -------------  -----------

Commitments

Shareholders' equity:
   Preferred stock, no par value; authorized 5,000,000 shares;
      no shares issued and outstanding                                      -             -
   Common stock, no par value; authorized 20,000,000 shares;
      3,218,714 shares issued and outstanding                      36,407,798    36,407,798
   Retained earnings                                                9,915,399     6,627,533
   Accumulated other comprehensive income (loss)                     (922,094)        3,688
                                                                 -------------  -----------

      Total shareholders' equity                                   45,401,103    43,039,019
                                                                 -------------  -----------

                                                                 $619,504,704   519,001,787
                                                                 =============  ===========


See accompanying notes to consolidated financial statements.

                              PEOPLES BANCORP OF NORTH CAROLINA, INC.

                                CONSOLIDATED STATEMENTS OF EARNINGS

                       FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                              2001           2000         1999
                                                        ----------------  -----------  -----------
Interest income:
   Interest and fees on loans                           $     36,512,395  36,423,973   28,375,391
   Interest on federal funds sold                                126,791     281,659      338,941
   Interest and dividends on securities:
      U. S. Treasuries                                                 -      16,572       50,221
      U. S. Government agencies                                3,918,551   2,977,459    2,297,645
      State and political subdivisions                           911,707     988,020      973,744
      Other                                                      428,157     171,600      266,097
                                                        ----------------  -----------  -----------

      Total interest income                                   41,897,601  40,859,283   32,302,039
                                                        ----------------  -----------  -----------

Interest expense:
   Deposits                                                   20,790,136  18,326,359   14,009,018
   Federal Home Loan Bank advances                             2,118,511     974,036      735,752
   Other                                                         117,849     131,705       45,501
                                                        ----------------  -----------  -----------

      Total interest expense                                  23,026,496  19,432,100   14,790,271
                                                        ----------------  -----------  -----------

      Net interest income                                     18,871,105  21,427,183   17,511,768

Provision for loan losses                                      3,545,322   1,879,100      425,000
                                                        ----------------  -----------  -----------

   Net interest income after provision for loan losses        15,325,783  19,548,083   17,086,768
                                                        ----------------  -----------  -----------

Other income:
   Service charges on deposit accounts                         2,805,492   1,588,390    1,326,810
   Other service charges and fees                                471,998     367,352      298,454
   Gain (loss) on sale of securities                           1,613,992    (483,472)     (34,824)
   Mortgage banking income                                     1,014,043     241,007      740,031
   Insurance and brokerage commissions                           348,582     168,557      129,786
   Miscellaneous                                               2,008,797   2,033,930      919,804
                                                        ----------------  -----------  -----------

      Total other income                                       8,262,904   3,915,764    3,380,061
                                                        ----------------  -----------  -----------

Other expenses:
   Salaries and employee benefits                              9,115,496   8,899,285    7,737,404
   Occupancy                                                   2,984,100   2,509,720    2,230,448
   Other operating                                             4,652,197   4,099,972    3,863,652
                                                        ----------------  -----------  -----------

      Total other expenses                                    16,751,793  15,508,977   13,831,504
                                                        ----------------  -----------  -----------

      Earnings before income taxes                             6,836,894   7,954,870    6,635,325

Income tax expense                                             2,261,542   2,576,400    2,093,380
                                                        ----------------  -----------  -----------

      Net earnings                                      $      4,575,352   5,378,470    4,541,945
                                                        ================  ===========  ===========

      Net earnings per share                            $           1.42        1.67         1.41
                                                        ================  ===========  ===========


See accompanying notes to consolidated financial statements.

                                   PEOPLES BANCORP OF NORTH CAROLINA, INC.

                          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                             FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                                   Accumulated
                                                Common Stock                          Other
                                           ------------------------   Retained    Comprehensive
                                             Shares       Amount      Earnings    Income (Loss)      Total
                                           ----------  ------------  -----------  --------------  -----------
Balance, December 31, 1998                 2,926,500   $31,730,372    3,735,171         458,592   35,924,135

Cash paid in lieu of fractional shares          (182)         (910)      (4,961)              -       (5,871)

Cash dividends declared ($0.34 per share)          -             -   (1,082,738)              -   (1,082,738)

Net earnings                                       -             -    4,541,945               -    4,541,945

Change in net unrealized gain (loss) on
   investment securities available for
   sale, net of tax                                -             -            -      (1,378,992)  (1,378,992)
                                           ----------  ------------  -----------  --------------  -----------

Balance, December 31, 1999                 2,926,318    31,729,462    7,189,417        (920,400)  37,998,479

10% stock dividend                           292,396     4,678,336   (4,678,336)              -            -

Cash paid in lieu of fractional shares             -             -       (3,775)              -       (3,775)

Cash dividends declared ($0.39 per share)          -             -   (1,258,243)              -   (1,258,243)

Net earnings                                       -             -    5,378,470               -    5,378,470

Change in net unrealized gain (loss) on
   investment securities available for
   sale, net of tax                                -             -            -         924,088      924,088
                                           ----------  ------------  -----------  --------------  -----------

Balance, December 31, 2000                 3,218,714    36,407,798    6,627,533           3,688   43,039,019

Cash dividends declared ($0.40 per share)          -             -   (1,287,486)              -   (1,287,486)

Net earnings                                       -             -    4,575,352               -    4,575,352

Change in net unrealized gain (loss) on
   investment securities available for
   sale, net of tax                                -             -            -        (925,782)    (925,782)
                                           ----------  ------------  -----------  --------------  -----------

Balance, December 31, 2001                 3,218,714   $36,407,798    9,915,399        (922,094)  45,401,103
                                           ==========  ============  ===========  ==============  ===========


See accompanying notes to consolidated financial statements.

                                 PEOPLES BANCORP OF NORTH CAROLINA, INC.

                             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                           FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                         2001        2000        1999
                                                                     ------------  ---------  -----------
Net earnings                                                         $ 4,575,352   5,378,470   4,541,945
                                                                     ------------  ---------  -----------
Other comprehensive income, net of tax:
   Unrealized gains (losses) on investment
      securities available for sale                                       97,560   1,030,186  (2,293,615)
   Reclassification adjustment for (gains) losses on
      sales of investment securities available for sale               (1,613,992)    483,472      34,824
                                                                     ------------  ---------  -----------

   Total other comprehensive income (loss),
      before income taxes                                             (1,516,432)  1,513,658  (2,258,791)
                                                                     ------------  ---------  -----------

Income tax expense (benefit) related to other comprehensive income:
   Unrealized holding gains (losses) on investment
      securities available for sale                                       38,000     401,258    (893,363)
   Reclassification adjustment for (gains) losses on
      sales of investment securities available for sale                 (628,650)    188,312      13,564
                                                                     ------------  ---------  -----------

   Total income tax expense (benefit) related to
      other comprehensive income                                        (590,650)    589,570    (879,799)
                                                                     ------------  ---------  -----------

   Total other comprehensive income (loss),
      net of tax                                                        (925,782)    924,088  (1,378,992)
                                                                     ------------  ---------  -----------

Total comprehensive income                                           $ 3,649,570   6,302,558   3,162,953
                                                                     ============  =========  ===========


See accompanying notes to consolidated financial statements.

                                  PEOPLES BANCORP OF NORTH CAROLINA, INC.

                                   CONSOLIDATED STATEMENTS OF CASH FLOWS

                           FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                                     2001           2000          1999
                                                                --------------  ------------  ------------
Cash flows from operating activities:
  Net earnings                                                  $   4,575,352     5,378,470     4,541,945
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
      Depreciation, amortization and accretion                      1,584,437     1,531,860     1,794,646
      Provision for loan losses                                     3,545,322     1,879,100       425,000
      Provision for deferred taxes                                   (532,329)     (246,511)      915,285
      Loss (gain) on sale of investment securities                 (1,613,992)      483,472        34,824
      Loss (gain) on sale of premises and equipment                         -      (598,308)       12,925
      Loss (gain) on sale of mortgage loans                           (37,152)      292,796       369,583
      Loss (gain) on sale of other real estate                         51,840        (9,226)       64,943
      Change in:
        Other assets                                                1,017,755    (1,090,782)   (1,006,947)
        Other liabilities                                          (1,384,145)    1,230,278      (797,420)
        Mortgage loans held for sale                               (3,738,079)     (171,024)    7,204,762
                                                                --------------  ------------  ------------

              Net cash provided by operating activities             3,469,009     8,680,125    13,559,546
                                                                --------------  ------------  ------------

Cash flows from investing activities:
  Purchase of investment securities available for sale           (118,372,897)  (33,291,361)  (23,737,969)
  Proceeds from calls and maturities of investment securities
    available for sale                                             22,714,408     7,139,920    15,076,886
  Proceeds from sales of investment securities available
    for sale                                                       82,969,419    18,129,483     6,896,296
  Change in other investments                                      (2,203,900)   (1,053,773)      150,200
  Purchase of cash value life insurance                            (4,583,000)            -             -
  Net change in loans                                             (82,092,812)  (72,926,623)  (38,273,585)
  Purchases of premises and equipment                              (3,652,961)   (2,243,860)   (1,857,657)
  Proceeds from sale of premises and equipment                        645,429     1,916,505         4,500
  Construction in progress                                           (100,633)   (3,779,053)     (870,284)
  Improvements to other real estate                                         -             -      (241,951)
  Proceeds from sale of other real estate                              60,310        36,426       740,962
                                                                --------------  ------------  ------------

              Net cash used by investing activities              (104,616,637)  (86,072,336)  (42,112,602)
                                                                --------------  ------------  ------------

Cash flows from financing activities:
  Net change in deposits                                           40,149,847    73,438,973    26,566,991
  Net change in demand notes payable to U. S. Treasury             (1,482,013)            -     1,460,765
  Proceeds from FHLB borrowings                                    51,000,000    18,000,000     1,000,000
  Payments of FHLB advances                                        (4,142,856)  (11,142,858)     (142,857)
  Proceeds from issuance of trust preferred securities             14,000,000             -             -
  Transaction costs associated with trust preferred securities       (425,741)            -             -
  Cash dividends                                                   (1,287,486)   (1,258,243)   (1,082,738)
  Cash paid in lieu of fractional shares                                    -        (3,775)       (5,871)
                                                                --------------  ------------  ------------

              Net cash provided by financing activities            97,811,751    79,034,097    27,796,290
                                                                --------------  ------------  ------------

Net change in cash and cash equivalents                            (3,335,877)    1,641,886      (756,766)

Cash and cash equivalents at beginning of year                     18,639,197    16,997,311    17,754,077
                                                                --------------  ------------  ------------

Cash and cash equivalents at end of year                        $  15,303,320    18,639,197    16,997,311
                                                                ==============  ============  ============

                          PEOPLES BANCORP OF NORTH CAROLINA, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                   FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


                                                         2001         2000        1999
                                                     ------------  ----------  -----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest                                         $23,068,630   18,952,793  14,812,486
    Income taxes                                     $ 3,209,000    2,663,000   1,000,000

Noncash investing and financing activities:
  Change in net unrealized gain(loss) on investment
    securities available for sale, net of tax        $  (925,782)     924,088  (1,378,992)
  Transfer of loans to other real estate             $   256,439       95,000     123,451
  Financed sales of other real estate                $         -            -      60,000



See accompanying notes to consolidated financial statements.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization
     ------------
     Peoples Bancorp of North Carolina, Inc. (Bancorp) received regulatory approval to operate as a bank holding company on July 22, 1999, and became effective August 31, 1999. Bancorp is primarily regulated by the Federal Reserve Bank, and serves as the one bank holding company for Peoples Bank.

     Peoples Bank (the "Bank") commenced business in 1912 upon receipt of its banking charter from the North Carolina State Banking Commission (the "SBC"). The Bank is primarily regulated by the SBC and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these regulatory agencies. The Bank, whose main office is in Newton, North Carolina, provides a full range of commercial and consumer banking services primarily in Catawba, Alexander, Lincoln and Iredell counties in North Carolina.

     Peoples Investment Services, Inc. is a wholly owned subsidiary of the Bank, which began operations in 1996 to provide investment and trust services through agreements with an outside party.

     Real Estate Advisory Services, Inc. is a wholly owned subsidiary of the Bank which began operations in 1997 to provide real estate appraisal and property management services to individuals and commercial customers of the Bank.

     Principles  of  Consolidation
     -----------------------------
     The consolidated financial statements include the financial statements of Peoples Bancorp of North Carolina, Inc. and its wholly owned subsidiaries, PEBK Capital Trust I and Peoples Bank, along with its wholly owned subsidiaries, Peoples Investment Services, Inc. and Real Estate Advisory Services, Inc. (collectively called the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

     Basis  of  Presentation
     -----------------------
     The accounting principles followed by the Company, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and valuation of real estate acquired in connection with or in lieu of foreclosure on loans.

     Certain amounts in the 2000 and 1999 financial statements have been reclassified to conform to the 2001 presentation. Such reclassifications had no effect on net earnings or total assets.

     Investment  Securities
     ----------------------
     The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 2001 and 2000, the Company had classified all of its investment securities as available for sale.

     Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of shareholders' equity until realized.

     A decline in the market value of any available for sale investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     Other  Investments
     ------------------
     Other investments include equity securities with no readily determinable fair value. These investments are carried at cost.

     Mortgage  Loans  Held  for  Sale
     --------------------------------
     Mortgage loans held for sale are carried at the lower of aggregate cost or market value. At December 31, 2001 and 2000, the cost of mortgage loans held for sale approximates the market value.

     Loans and Allowance for Loan Losses
     -----------------------------------
     Loans are stated at principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

     Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected.

     Accrual of interest is discontinued on a loan when management believes, after considering economic conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Interest previously accrued but not collected is reversed against current period earnings when such loans are placed on nonaccrual status.

     The allowance for loan losses is established through a provision for loan losses charged to earnings. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount, which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans. In determining the adequacy of the allowance for loan losses, management uses a loan grading system that rates individual loans into nine risk classifications. These risk categories are assigned allocations of loss based on management's estimate of potential loss which is generally based on an analysis of historical loss experience, current economic conditions, performance trends, and discounted collateral deficiencies. The combination of these results is compared monthly to the recorded allowance for loan losses and material differences are adjusted by increasing or decreasing the provision for loan losses. Management uses an independent external loan reviewer to challenge and corroborate the loan grading system and provide additional analysis in determining the adequacy of the allowance for loan losses and the future provisions for estimated losses.

     While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgments different than those of management.

     Mortgage  Banking  Activities
     -----------------------------
     Mortgage banking income represents net gains from the sale of mortgage loans and fees received from borrowers and loan investors related to the Company's origination of single-family residential mortgage loans.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     Mortgage  Banking  Activities,  continued
     -----------------------------
     Mortgage servicing rights represent the unamortized cost of purchased and originated contractual rights to service mortgages for others in exchange for a servicing fee. Mortgage servicing rights are amortized over the period of estimated net servicing income and are periodically adjusted for actual prepayments of the underlying mortgage loans. The Company recognized servicing assets of approximately $61,000, $172,000 and $610,000 during 2001, 2000 and 1999, respectively, and amortized approximately $196,000, $220,000 and $212,000 during 2001, 2000 and 1999, respectively.

     Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage loans serviced for others was approximately $79,128,000 and $97,899,000 at December 31, 2001 and 2000, respectively.

     Premises  and  Equipment
     ------------------------
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is reflected in earnings for the period. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is charged to income as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are generally as follows:

          Buildings and improvements                10 - 50  years
          Furniture and equipment                    3 - 10  years

     Income  Taxes
     -------------
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Additionally, the recognition of future tax benefits, such as net operating loss carryforwards, is required to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

     Intangible  Assets
     ------------------
     Deposit base premiums, representing the cost of acquiring deposits from other financial institutions, are being amortized by charges to earnings over seven years using the straight-line method. Amortization of deposit base premiums was approximately $174,000 for 2001, 2000, and 1999.

     Derivative  Financial  Instruments
     ----------------------------------
     To manage interest rate risk, the Company uses purchased interest rate floors and caps. Interest rate floors and caps are agreements whereby the Bank obtains the right receive interest payments when an interest rate moves above or below a specified floor or cap rate. The net interest payable or receivable on floors and caps is accrued and recognized as an adjustment to interest income or interest expense of the related asset or liability. The derivative instrument is recorded at fair value and the accounting for the changes in the fair value of the instrument depends upon its intended use at inception. The change in fair value of instruments used as fair value hedges is accounted for in the earnings of the period simultaneous with accounting for the fair value change of the item being hedged. The change in fair value of the effective portion of cash flow hedges is accounted for as a component of comprehensive income rather than earnings. The change in fair value of derivative instruments that are not intended as a hedge is accounted for in the earnings of the period of the change.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED

     Net  Earnings  Per  Share
     -------------------------
     Net earnings per share is based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The average market price during the year is used to compute equivalent shares. For the years ended December 31, 2001, 2000 and 1999, net earnings per share equaled diluted earnings per share, as the potential common shares outstanding during the period had no effect on the computation. Net earnings per share for the years ended December 31, 2001, 2000 and 1999 are computed based on weighted average shares outstanding of 3,218,714.

     During 1999, the Company declared a 3 for 2 stock split. Additionally, the Company declared and distributed a 10% stock dividend to its shareholders in April, 2000. All previously reported per share amounts have been restated to reflect the stock split and stock dividend.

     Recent Accounting Pronouncements
     --------------------------------
     Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a replacement of SFAS No. 125", was effective for transfers and servicing of financial assets occurring after March 31, 2001 and was effective for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The implementation of SFAS No. 140 did not have a material impact on the Company's financial position, results of operations or liquidity.

     On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 is effective for business combinations initiated after June 30, 2001 and requires all business combinations completed after its adoption to be accounted for under the purchase method of accounting and establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS No. 142 will be effective for the Company on January 1, 2002 and addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. Upon adoption of SFAS No. 142, goodwill and some intangible assets will no longer be amortized and will be tested for impairment at least annually. The Company believes the adoption of SFAS No. 142 will not have a material impact on its financial position, results of operations or liquidity.

(2)  CORPORATE  REORGANIZATION
     Effective August 31, 1999, Peoples Bank completed the process of converting to a holding company form of operation. Peoples Bancorp of North Carolina, Inc. has become the parent of Peoples Bank. Bancorp is a North Carolina, one-bank holding company, headquartered in Newton, North Carolina.

     Peoples Bank's shareholders approved the holding company reorganization at the Bank's annual meeting held in May, 1999. Regulatory approval was received on July 22, 1999. The holding company conversion was completed successfully on August 31, 1999. As a result of the conversion, each share of Bank $5 par value common stock was converted into one share of Bancorp no par value stock, and the Bank's common stock and additional paid-in capital accounts were combined into Bancorp's common stock account. Certain shareholders representing 182 shares were paid cash of $5,871 in lieu of the issuance of fractional shares. Bancorp is now the sole shareholder of the Bank.

(3)  INVESTMENT  SECURITIES
     Investment securities available for sale at December 31, 2001 and 2000 are as follows:

                                                 December 31, 2001
                                  -----------------------------------------------
                                                 Gross       Gross     Estimated
                                   Amortized   Unrealized  Unrealized     Fair
                                     Cost        Gains       Losses      Value
                                  -----------  ----------  ----------  ----------
Mortgage-backed securities        $64,862,499      99,308   1,579,620  63,382,187
State and political subdivisions   16,433,929     242,972     273,051  16,403,850
Trust preferred securities          4,500,000           -           -   4,500,000
                                  -----------  ----------  ----------  ----------

Total                             $85,796,428     342,280   1,852,671  84,286,037
                                  ===========  ==========  ==========  ==========

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(3)  INVESTMENT SECURITIES, CONTINUED

                                                 December 31, 2000
                                  -----------------------------------------------
                                                 Gross       Gross     Estimated
                                   Amortized   Unrealized  Unrealized     Fair
                                     Cost        Gains       Losses      Value
                                  -----------  ----------  ----------  ----------
U.S. Government agencies          $24,997,100     185,280      63,334  25,119,046
Mortgage-backed securities         24,396,834     141,760     320,829  24,217,765
State and political subdivisions   22,164,868     190,651     127,486  22,228,033
                                  -----------  ----------  ----------  ----------

Total                             $71,558,802     517,691     511,649  71,564,844
                                  ===========  ==========  ==========  ==========

     The amortized cost and fair value of investment securities available for sale at December 31, 2001, by contractual maturity, are shown below.
     Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                        Amortized   Estimated
                                           Cost     Fair Value
                                       -----------  ----------
Due within one year                    $ 3,960,963   3,995,251
Due from one to five years               4,624,279   4,775,590
Due from five to ten years               3,512,815   3,539,473
Due after ten years                      8,835,872   8,593,536
Mortgage-backed securities              64,862,499  63,382,187
                                       -----------  ----------

                                       $85,796,428  84,286,037
                                       ===========  ==========

     Proceeds from sales of securities available for sale during 2001, 2000, and 1999 were $82,969,419, $18,129,483 and $6,896,296, respectively. Gross gains of $1,626,583 and $39,788 for 2001 and 1999, respectively, along with gross losses of $12,591, $483,472 and $74,612 for 2001, 2000 and 1999,
     respectively,  were  realized  on  those  sales.

     Securities with a carrying value of approximately $27,210,000 and $26,022,000 at December 31, 2001 and 2000, respectively, were pledged to secure public deposits and for other purposes as required by law.

(4)  LOANS
     Major classifications of loans at December 31, 2001 and 2000 are summarized as follows:

                                    2001         2000
                                ------------  -----------
Commercial                      $102,409,403   96,881,936
Real estate - mortgage           277,737,352  229,260,731
Real estate - construction        82,790,441   58,938,765
Consumer                          27,670,525   25,857,895
                                ------------  -----------
      Total loans                490,607,721  410,939,327
Less allowance for loan losses     6,090,570    4,713,227
                                ------------  -----------

Total net loans                 $484,517,151  406,226,100
                                ============  ===========

     The Company grants loans and extensions of credit primarily within the Catawba Valley region of North Carolina which encompasses Catawba and Alexander counties and portions of Iredell and Lincoln counties.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(4)  LOANS,  CONTINUED

     At December 31, 2001 and 2000, the Company had nonaccrual loans approximating $3,756,000 and $5,421,000, respectively. In addition, the Company had approximately $655,000 and $545,000 in loans past due more than ninety days and still accruing interest at December 31, 2001 and 2000, respectively. Interest income that would have been recorded on nonaccrual loans for the years ended December 31, 2001, 2000, and 1999, had they performed in accordance with their original terms, amounted to approximately $695,000, $508,000 and $333,000, respectively. Interest income on nonaccrual loans included in the results of operations for 2001, 2000 and 1999 amounted to approximately $22,000, $94,000 and $61,000, respectively.

     At December 31, 2001 and 2000, the recorded investment in loans that were considered to be impaired under SFAS No. 114 was approximately $4,408,909 and $5,966,000, respectively, of which approximately $3,756,000 at December 31, 2001 and $5,421,000 at December 31, 2000 was on nonaccrual. The related allowance for loan losses on these loans was approximately $699,000 and $925,000 at December 31, 2001 and 2000, respectively. The average recorded investment in impaired loans for the twelve months ended December 31, 2001 and 2000 was approximately $5,743,000 and $3,673,000, respectively. For the years ended December 31, 2001, 2000, and 1999, the Company recognized approximately $38,000, $94,000 and $61,000, respectively, of interest income on impaired loans.

     Changes  in  the  allowance  for  loan  losses  were  as  follows:

                                                        2001         2000         1999
                                                   -------------  -----------  ----------
Balance at beginning of year                        $ 4,713,227    3,924,348   4,136,690
Amounts charged off                                  (2,358,320)  (1,158,381)   (705,277)
Recoveries on amounts previously charged off            190,341       68,160      67,935
Provision for loan losses                             3,545,322    1,879,100     425,000
                                                    ------------  -----------  ----------

Balance at end of year                              $ 6,090,570    4,713,227   3,924,348
                                                    ============  ===========  ==========

(5)  PREMISES  AND  EQUIPMENT
     Major classifications of premises and equipment are summarized as follows:

                                        2001         2000
                                    ------------  ----------

Land                                 $ 2,844,746   3,300,561
Buildings and improvements             9,847,402   3,990,234
Furniture and equipment                9,427,871   7,278,731
                                     -----------  ----------

                                      22,120,019  14,569,526
Less accumulated depreciation          7,541,460   6,310,895
                                     -----------  ----------

                                      14,578,559   8,258,631
Construction in progress                 100,632   4,649,337
                                     -----------  ----------

                                     $14,679,191  12,907,968
                                     ===========  ==========

     Depreciation expense was approximately $1,337,000, $1,139,000 and $1,175,000, for the years ended December 31, 2001, 2000, and 1999, respectively.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(6)  TIME  DEPOSITS

     The aggregate amount of time deposit accounts with a minimum denomination of $100,000 was $156,034,091 and $129,111,812 at December 31, 2001 and
     2000,  respectively.

     At December 31, 2001, the scheduled maturities of time deposits are as follows:

          2002                               $259,481,261
          2003                                 23,053,831
          2004                                  4,490,824
          2005                                    554,826
          2006 and thereafter                     224,449
                                             ------------

                                             $287,805,191
                                             ============

(7)  FEDERAL  HOME  LOAN  BANK  ADVANCES

     The Bank has advances from the Federal Home Loan Bank ("FHLB") with monthly interest payments at various maturity dates and interest rates ranging from 1.83% to 6.16% at December 31, 2001. The FHLB advances are collateralized by a blanket assignment on all residential first mortgage loans and commercial real estate loans that the Bank owns.

     Advances  from the FHLB outstanding at December 31, 2001 mature as follows:

          Year
          ----
          2002                      $16,000,000
          2003                          214,286
          2005                        5,000,000
          2010                       12,000,000
          2011                       35,000,000
                                    -----------

                                    $68,214,286
                                    ===========

     These borrowings are extended to the Bank under an extension of credit equal to 20% of the Bank's total assets. The Bank is required to purchase and hold certain amounts of FHLB stock in order to obtain FHLB borrowings. No ready market exists for the FHLB stock, and it has no quoted market value. The stock is redeemable at $100 per share subject to certain limitations set by the FHLB. At December 31, 2001 and 2000 the Bank owned FHLB stock amounting to $3,410,800 and $1,206,900, respectively.

(8)  TRUST  PREFERRED  SECURITIES
     In December, 2001 the Company formed a wholly owned Delaware statutory trust, PEBK Capital Trust I ("PEBK Trust"), which issued $14 million of guaranteed preferred beneficial interests in the Company's junior subordinated deferrable interest debentures that qualify as Tier I capital under Federal Reserve Board guidelines. All of the common securities of PEBK Trust are owned by the Company. The proceeds from the issuance of the common securities and the trust preferred securities were used by PEBK Trust to purchase $14.4 million of junior subordinated debentures of the Company, which pay interest at a floating rate equal to prime plus 50 basis points. The proceeds received by the Company from the sale of the junior subordinated debentures were used for general purposes, primarily to provide capital to the Bank. The debentures represent the sole asset of PEBK Trust. The debentures and related earnings statement effects are eliminated in the Company's financial statements.

     The Trust Preferred Securities accrue and pay quarterly distributions based on the liquidation value of $50,000 per capital security at a floating rate of prime plus 50 basis points. The Company has guaranteed distributions and other payments due on the Trust Preferred Securities to the extent PEBK Trust has funds with which to make the distributions and other payments. The net combined effect of all the documents entered into in connection with the Trust Preferred Securities is that the Company is liable to make the distributions and other payments required on the Trust Preferred Securities.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(8)  TRUST  PREFERRED  SECURITIES,  CONTINUED
     The Trust Preferred Securities are mandatorily redeemable upon maturity of the debentures on December 31, 2031, or upon earlier redemption as provided in the indenture. The Company has the right to redeem the debentures purchased by PEBK Trust, in whole or in part, on or after December 31, 2006. As specified in the indenture, if the debentures are redeemed prior to maturity, the redemption price will be the principal amount and any accrued but unpaid interest.

(9)  INCOME  TAXES
     The provision for income taxes is summarized as follows:

                                           2001         2000       1999
                                        -----------  ----------  ---------
Current                                 $2,793,871   2,822,911   1,178,095
Deferred                                  (532,329)   (246,511)    915,285
                                        -----------  ----------  ---------

                                        $2,261,542   2,576,400   2,093,380
                                        ===========  ==========  =========

The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are as follows:

                                              2001         2000        1999
                                           -----------  ----------  ----------
Pre-tax income at statutory rates (34%)    $2,324,544   2,704,656   2,256,010
Differences:
Tax exempt interest income                   (331,035)   (354,948)   (343,143)
Nondeductible interest and other expense       56,330      64,717      54,805
Other, net                                    (16,444)    (22,229)     30,642
State taxes, net of federal benefit           228,147     184,204      95,066
                                           -----------  ----------  ----------

                                           $2,261,542   2,576,400   2,093,380
                                           ===========  ==========  ==========

The following summarizes the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities. The net deferred tax asset is included as a component of other assets at December 31, 2001 and 2000.

                                                         2001       2000
                                                      ----------  ---------
Deferred tax assets:
   Allowance for loan losses                          $1,938,983  1,341,505
   Amortizable intangible assets                         262,652    228,305
   Accrued retirement expense                             92,520    103,599
   Accrued contingent liabilities                          9,639     83,644
   Foreclosed real estate                                 16,193     24,669
   Income from non-accrual loans                         254,247    250,330
   Unrealized loss on available for sale securities      588,296          -
   Other                                                  24,520      9,076
                                                      ----------  ---------
       Total gross deferred tax assets                 3,187,050  2,041,128
                                                      ----------  ---------
Deferred tax liabilities:
   Unrealized gain on available for sale securities            -      2,354
   Deferred loan fees                                  1,225,178  1,187,215
   Premises and equipment                                133,467    150,744
   Deferred income from servicing rights                 378,386    349,278
   Other                                                       -     24,497
                                                      ----------  ---------
      Total gross deferred tax liabilities             1,737,031  1,714,088
                                                      ----------  ---------
      Net deferred tax asset                          $1,450,019    327,040
                                                      ==========  =========

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(10) RELATED  PARTY  TRANSACTIONS
     The Company conducts transactions with its directors and executive officers, including companies in which they have beneficial interests, in the normal course of business. It is the policy of the Company that loan transactions with directors and officers be made on substantially the same terms as those prevailing at the time made for comparable loans to other persons. The following is a summary of activity for related party loans for 2001:

     Beginning balance     $     13,088,000
     New loans                    4,375,000
     Repayments                  (3,681,000)
                                 -----------

     Ending balance       $      13,782,000
                                 ===========

     At December 31, 2001 and 2000, the Company had deposit relationships with related parties of approximately $11,955,000 and $8,800,000, respectively.

     The Company also enters into contracts from time to time with certain directors for the construction of bank facilities. At December 31, 2001, the Company had outstanding construction contracts with these directors amounting to approximately $1,100,000. During the year ended December 31, 2001, 2000 and 1999, total construction costs for bank facilities paid to directors was approximately $1,435,000, $2,915,000 and $374,000, respectively.

(11) COMMITMENTS
     The Company leases various office space for banking and operational facilities under operating lease arrangements. Future minimum lease payments required for all operating leases having a remaining term in excess of one year at December 31, 2001 are as follows:

     Year                        Amount
     ----                        ------

     2002                      $  328,908
     2003                         330,908
     2004                         340,908
     2005                         340,908
     2006                         191,873
     Thereafter                 1,155,750
                               ----------

     Total minimum obligation  $2,689,255
                               ==========

     Total rent expense was approximately $351,000, $361,000 and $262,000, for 2001, 2000, and 1999, respectively.

     The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

     The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(11) COMMITMENTS,  CONTINUED
     In most cases, the Company does require collateral or other security to support financial instruments with credit risk.

                                         Contractual Amount
                                      ------------------------
                                          2001         2000
                                      ------------  ----------
Financial instruments whose contract
    amounts represent credit risk:
Commitments to extend credit          $ 91,822,000  89,407,000
Standby letters of credit             $  1,667,000   2,208,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

     Standby letters of credit and financial guarantees written are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to businesses in the Company's delineated trade area. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds real estate, equipment, automobiles and customer deposits as collateral supporting those commitments for which collateral is deemed necessary.

     In the normal course of business, the Company is a party (both as plaintiff and defendant) to a number of lawsuits. In the opinion of management and counsel, none of these cases should have a material adverse effect on the financial position of the Bank or the Company.

     The Company has $16,500,000 available for the purchase of overnight federal funds from three correspondent financial institutions.

(12) EMPLOYEE  AND  DIRECTOR  BENEFIT  PROGRAMS
     The Company has a profit sharing and 401(k) plan for the benefit of substantially all employees subject to certain minimum age and service requirements. Under this plan, the Company matches employee contributions to a maximum of five percent of annual compensation. The Company's contribution pursuant to this formula was approximately $318,000, $249,000 and $163,000, for the years of 2001, 2000, and 1999, respectively. The Board of Directors elected not to make a discretionary contribution in 2001, 2000, or 1999. Investments of the plan are determined by the compensation committee consisting of selected outside directors and senior executive officers. No investments in Company stock have been made by the plan. The vesting schedule for the plan begins at 20 percent after three years of employment and graduates 20 percent each year until reaching 100 percent after seven years of employment.

     During December, 2001, the Company initiated a postretirement benefit plan to provide retirement benefits to key officers and its Board of Directors and to provide death benefits for their designated beneficiaries. Under the plan, the Company purchased life insurance contracts on the lives of the key officers and each director. The increase in cash surrender value of the contracts, less the Company's cost of funds, constitutes the Company's contribution to the plan each year. Plan participants are to be paid annual benefits for a specified number of years commencing upon retirement. At December 31, 2001, the cash surrender value of the insurance contracts was approximately $4,583,000. The Company incurred no expense for benefits relating to this plan during 2001.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(12) EMPLOYEE  AND  DIRECTOR  BENEFIT  PROGRAMS,  CONTINUED
     The Company is currently paying medical benefits for certain retired employees. Postretirement benefits, including amortization of the transition obligation, were approximately $33,484, $30,680 and $28,830, for the years ended December 31, 2001, 2000, and 1999, respectively. The following table sets forth the accumulated postretirement benefit obligation as of December 31, 2001 and 2000, which represents the liability for accrued postretirement benefit costs:

                                                  2001       2000
                                                ---------  --------
Accumulated postretirement benefit obligation   $213,536   194,598
Unrecognized transition obligation               (17,407)  (34,819)
Unrecognized gain (loss)                         (38,048)  (16,024)
                                                ---------  --------

Net liability recognized                        $158,081   143,755
                                                =========  ========

     Effective May 13, 1999, the Company adopted an Omnibus Stock Ownership and Long Term Incentive Plan (the "Plan") whereby certain stock-based rights, such as stock options, restricted stock, performance units, stock appreciation rights, or book value shares, may be granted to eligible directors and employees. A total of 321,860 shares were reserved for possible issuance under this Plan. All rights must be granted or awarded within ten years from the effective date.

     Under the Plan, the Company awarded 5,365 book value shares to each of its ten directors with vesting for nine of the directors over a five year period, effective September 28, 1999, and immediate vesting for one director. Any recipient of book value shares has no rights as a shareholder with respect to the book value shares. The intitial value of the book value shares awarded during 1999 was determined to be $11.45 per share. The Company recorded an expense of approximately $43,000, $33,000 and $3,000 associated with the benefits of this plan in the years ended December 31, 2001, 2000 and 1999, respectively.

     Also under the Plan, the Company granted incentive stock options to certain eligible employees in order that they may purchase Company stock at a price equal to the fair market value on the date of the grant. The options granted in 1999 vest over a five year period. Options granted in 2001 and 2000 vest over a three year period. All options expire after ten years. A summary of the activity in the Plan is presented below:

                                         2001                   2000                    1999
                                ----------------------  ---------------------  ---------------------
                                            Weighted               Weighted               Weighted
                                            Average                Average                Average
                                            Option                 Option                 Option
                                             Price                  Price                  Price
                                Shares     Per Share    Shares    Per Share    Shares    Per Share
                                -------  -------------  ------  -------------  ------  -------------
Outstanding, beginning of year   77,598  $   14.00      27,657  $   16.36           -  $       -
Granted during the year          62,105  $   15.86      49,941  $   12.69      27,657  $   16.36
                                -------  -------------  ------  -------------  ------  -------------

Outstanding, end of year        139,703  $   14.82      77,598  $   14.00      27,657  $   16.36
                                =======  =============  ======  =============  ======  =============

Number of shares exercisable     27,709                  5,530                      -
                                =======                 ======                 ======

     The weighted average grant-date fair value of options granted in 2001, 2000 and 1999 was $10.40, $6.24, and $6.48, respectively. Options outstanding at December 31, 2001 are exercisable at option prices ranging from $12.69 to $16.36, as presented in the table above. Such options have a weighted average remaining contractual life of approximately 9 years.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(12) EMPLOYEE  AND  DIRECTOR  BENEFIT  PROGRAMS,  CONTINUED
     The Plan is accounted for under Accounting Principles Board Opinion No. 25 and related interpretations. No compensation expense has been recognized related to the grant of the incentive stock options. Had compensation cost been determined based upon the fair value of the options at the grant dates, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.

                                            2001         2000       1999
                                         -----------  ----------  ---------
Net earnings            As reported       $4,575,352  5,378,470  4,541,945
                        Proforma          $4,174,899  5,185,258  4,440,959

Net earnings per share  As reported       $     1.42       1.67       1.55
                        Proforma          $     1.30       1.61       1.52

     The fair value of each option is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2001, 2000 and 1999, respectively - dividend yield of 2.8%, 2.9% and 2.5%, respectively; risk free interest rate of 5%, 5% and 7%, respectively; and an expected life of 10 years. For disclosure purposes, the Company immediately recognized the expense associated with the option grants assuming that all awards vest upon grant.

(13) REGULATORY  MATTERS
     The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2001, that Bancorp and the Bank meet all capital adequacy requirements to which they are subject.

     As of December 31, 2001 the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(13) REGULATORY  MATTERS,  CONTINUED
     The Company's and the Bank's actual capital amounts and ratios are presented below.

                                                                                  To Be Well
                                                                               Capitalized Under
                                                               For Capital     Prompt Corrective
                                               Actual       Adequacy Purposes  Action Provision
                                          -----------------  ----------------  ----------------
                                          Amount    Ratio    Amount    Ratio   Amount    Ratio
                                          -------  --------  -------  -------  -------  -------

AS OF DECEMBER 31, 2001:
Total Capital (to Risk Weighted Assets)
  Consolidated                            $66,254    12.27%  43,208     8.00%     N/A      N/A
  Bank                                    $64,841    12.03%  43,105     8.00%  53,881    10.00%
Tier 1 Capital (to Risk Weighted Assets)
  Consolidated                            $60,163    11.14%  21,604     4.00%     N/A      N/A
  Bank                                    $58,750    10.90%  21,552     4.00%  32,328     6.00%
Tier 1 Capital (to Average Assets)
  Consolidated                            $60,163    10.46%  22,999     4.00%     N/A      N/A
  Bank                                    $58,750    10.24%  22,959     4.00%  28,699     5.00%

AS OF DECEMBER 31, 2000:
Total Capital (to Risk Weighted Assets)
  Consolidated                            $47,412    11.22%  33,803     8.00%     N/A      N/A
  Bank                                    $46,464    11.02%  33,738     8.00%  42,172   10.00%
Tier 1 Capital (to Risk Weighted Assets)
  Consolidated                            $42,699    10.11%  16,901     4.00%     N/A      N/A
  Bank                                    $41,751     9.90%  16,869     4.00%  25,303     6.00%
Tier 1 Capital (to Average Assets)
  Consolidated                            $42,699     9.10%  18,768     4.00%     N/A      N/A
  Bank                                    $41,751     8.91%  18,751     4.00%  23,439     5.00%

(14) SHAREHOLDERS'  EQUITY
     In April, 2000, the Company declared and distributed a 10% stock dividend to its shareholders. On the date of distribution, certain shareholders, representing 236 shares, were paid cash of $3,775 in lieu of fractional shares. On February 11, 1999, the Board of Directors of the Company declared a 3 for 2 stock split to be effected in the form of a 50% stock dividend. On the date of distribution, 182 shares, representing all fractional shares, were paid cash of $5,871 representing the February 22, 1999 market price. All share and per share amounts have been changed to reflect the stock split and stock dividend as if it had occurred on December 31, 1998.

     On June 27, 2000, the Board of Directors of the Company approved the Peoples Bancorp of North Carolina, Inc. Dividend Reinvestment and Stock Purchase Plan. The Plan provides for the full or partial reinvestment of cash dividends and optional cash purchases of the Company's stock. A total of 200,000 shares were reserved for possible issuance and sale under this Plan.

     The Board of Directors, at its discretion, can issue shares of preferred stock up to a maximum of 5,000,000 shares. The Board is authorized to determine the number of shares, voting powers, designations, preferences, limitations and relative rights.

     The Board of Directors of the Bank may declare a dividend of all of its retained earnings as it may deem appropriate, subject to the requirements of the General Statutes of North Carolina, without prior approval from the requisite regulatory authorities. As of December 31, 2001, this amount was approximately $13,710,000.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(15) OTHER  OPERATING  EXPENSE
     Other operating expense for the years ended December 31 included the following items that exceeded one percent of total revenues:

                                      2001     2000     1999
                                    --------  -------  -------

          Telephone                 $332,569  379,801  353,536
          Education and Consulting  $159,720  164,750  366,488
          Merchant Processing       $551,513  502,085  459,682

(16) FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
     The Company is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

          Cash  and  Cash  Equivalents
          ----------------------------
          For cash, due from banks and federal funds sold, the carrying amount is a reasonable estimate of fair value.

          Investment  Securities  Available  for  Sale
          --------------------------------------------
          Fair values for investment securities are based on quoted market prices.

          Other  Investments
          ------------------
          The  carrying  amount  of  other  investments approximates fair value.

          Loans  and  Mortgage  Loans  Held  for  Sale
          --------------------------------------------
          The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value. Mortgage loans held for sale are valued based on the current price at which these loans could be sold into the secondary market.

          Cash  Surrender  Value  of  Life  Insurance
          -------------------------------------------
          Cash values of life insurance policies are carried at the value for which such policies may be redeemed for cash.

          Mortgage  Servicing  Rights
          ---------------------------
          Fair value of mortgage servicing rights is determined by estimating the present value of the future net servicing income, on a disaggregated basis, using anticipated prepayment assumptions.

          Deposits and Demand Notes Payable
          ---------------------------------
          The fair value of demand deposits, interest-bearing demand deposits, savings, and demand notes payable to U.S. Treasury is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

          FHLB  Borrowings
          ----------------
          The fair value of FHLB borrowings is estimated based upon discounted future cash flows using a discount rate comparable to the current market rate for such borrowings.

          Trust Preferred Securities
          ----------------------------
          Because the Company's trust preferred securities were issued at a floating rate, the carrying amount is a reasonable estimate of fair value.

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(16) FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS,  CONTINUED
          Commitments to Extend Credit and Standby Letters of Credit
          ----------------------------------------------------------
          Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

          Limitations
          -----------
          Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

          Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

          The carrying amount and estimated fair values of the Company's financial instruments at December 31, 2001 and 2000 are as follows:

                                                  2001                  2000
                                          ---------------------  --------------------
                                          Carrying   Estimated   Carrying  Estimated
                                           Amount    Fair Value   Amount   Fair Value
                                          ---------  ----------  --------  ----------
                                             (In thousands)         (In thousands)
Assets:
Cash and cash equivalents                 $  15,303      15,303    18,639      18,639
Investment securities available for sale  $  84,286      84,286    71,565      71,565
Other investments                         $   4,603       4,603     2,399       2,399
Loans                                     $ 484,517     493,611   406,226     402,239
Mortgage loans held for sale              $   5,339       5,339     1,564       1,564
Cash surrender value of life insurance    $   4,583       4,583         -           -
Mortgage servicing rights                 $     981         981       920         920

Liabilities:
Deposits and demand notes payable         $ 490,341     493,421   451,673     467,512
FHLB advances                             $  68,214      68,497    21,357      22,217
Trust preferred securities                $  14,000      14,000         -           -

Unrecognized financial instruments:
Commitments to extend credit              $  91,822      91,822    89,407      89,407
Standby letters of credit                 $   1,667       1,667     2,208       2,208

                     PEOPLES BANCORP OF NORTH CAROLINA, INC.

(17) PEOPLES BANCORP OF NORTH CAROLINA, INC. (PARENT COMPANY ONLY) CONDENSED FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                           DECEMBER 31, 2001 AND 2000

                                     Assets
                                     ------
                                                            2001         2000
                                                         -----------  ----------
Cash                                                     $   228,202     152,939
Investment in subsidiaries                                58,421,072  42,091,437
Other investments                                            815,000     815,000
Other  assets                                                472,872      19,056
                                                         -----------  ----------

                                                         $59,937,146  43,078,432
                                                         ===========  ==========

                      Liabilities and Shareholders' Equity
                      ------------------------------------

Accrued expenses                                         $   103,043      39,413
Junior subordinated debentures                            14,433,000           -
Shareholders' equity                                      45,401,103  43,039,019
                                                         -----------  ----------

                                                         $59,937,146  43,078,432
                                                         ===========  ==========

                             Statements of Earnings

              For the Years Ended December 31, 2001, 2000 and 1999


                                                     2001        2000       1999
                                                  ----------  ---------  ---------
Dividends from Bank                               $1,462,486  2,327,019  1,082,738

Expenses:
  Interest                                          30,333        -          -
  Other operating expenses                         311,117     191,519       -
                                                  ----------  ---------  ---------

     Total expenses                                341,450     191,519       -
                                                  ----------  ---------  ---------

Earnings before income tax benefit and equity in
  undistributed earnings of subsidiaries          1,121,036   2,135,500  1,082,738

Income tax benefit                                 131,900     74,100        -
                                                  ----------  ---------  ---------

Earnings before equity in undistributed
  earnings of subsidiaries                        1,252,936   2,209,600  1,082,738

Equity in undistributed earnings of subsidiaries  3,322,416   3,168,870  3,459,207
                                                  ----------  ---------  ---------

Net earnings                                      $4,575,352  5,378,470  4,541,945
                                                  ==========  =========  =========

                    PEOPLES BANCORP OF NORTH CAROLINA, INC.

(17) Peoples Bancorp of North Carolina, Inc. (Parent Company Only) Condensed Financial Statements, continued

                            Statements of Cash Flows

              For the Years Ended December 31, 2001, 2000 and 1999

                                                                      2001          2000         1999
                                                                  -------------  -----------  -----------
Cash flows from operating activities:
    Net earnings                                                  $  4,575,352    5,378,470    4,541,945
    Adjustments to reconcile net earnings to net
      cash provided by operating activities:
         Equity in undistributed earnings of subsidiaries           (3,322,416)  (3,168,870)  (3,459,207)
         Provision for deferred taxes                                  (28,076)     (19,056)           -
         Change in:
             Accrued expenses                                           63,630       39,413        5,871
                                                                  -------------  -----------  -----------

               Net cash provided by operating activities             1,288,490    2,229,957    1,088,609
                                                                  -------------  -----------  -----------

Cash flows from investing activities:
    Capital contributions to subsidiaries                          (13,933,000)           -            -
    Purchase of other investments                                            -     (815,000)           -
                                                                  -------------  -----------  -----------

               Net cash used by investing activities               (13,933,000)    (815,000)           -
                                                                  -------------  -----------  -----------

Cash flows from financing activities:
    Proceeds from junior subordinated debentures                    14,433,000            -            -
    Cash paid in lieu of fractional shares                                   -       (3,775)      (5,871)
    Dividends paid                                                  (1,287,486)  (1,258,243)  (1,082,738)
    Transaction costs associated with trust preferred securities      (425,741)           -            -
                                                                  -------------  -----------  -----------

               Net cash provided (used) by financing activities     12,719,773   (1,262,018)  (1,088,609)
                                                                  -------------  -----------  -----------

                 Net change in cash                                     75,263      152,939            -

Cash at beginning of year                                              152,939            -            -
                                                                  -------------  -----------  -----------

Cash at end of year                                               $    228,202      152,939            -
                                                                  =============  ===========  ===========

                                C O M M U N I T Y

                                [PICTURE OMITTED]

                                 Peoples Bancorp
                             OF NORTH CAROLINA, INC.
                               2001 ANNUAL REPORT

C O M M U N I T Y
I N T R O D U C T I O N

The events of 2001 strengthened Peoples Bank's resolve to unite our corporate objectives and core values with the needs of the communities we serve.


                                [PICTURE OMITTED]


TA B L E  O F  C O N T E N T S :

1 Introduction
2 President's Message
3 Financial Performance
5 Contributing to the Community
6 Executive Management of Peoples Bank
7 Eastern Catawba Region
8 Hickory Region & South Region
9 Banking Support
10 Real Estate Advisory Services & Peoples Investment Services
11 Financial Highlights
12 Selected Financial Data
13 Report of Independent Certified Public Accountants
14 Financials
16 Shareholder & General Information
17 Peoples Bank Board of Directors and Officers
18 Peoples Bancorp of North Carolina, Inc. Board of Directors and Officers

--------------------------------------------------------------------------------
P R E S I D E N T ' S M E S S A G E

Without question, fiscal year 2001 was one of the most difficult and challenging in many decades for Peoples Bancorp. Weak economic conditions, declining interest rates, and the tragic events of September 11, 2001 contributed to results for last year considered lackluster compared to expectations when 2001 began. The effects of our local and regional economy have negatively impacted area businesses and individuals in a widespread manner.

Throughout 2001, we witnessed the effect of an economy in recession through the closing or downsizing of business and industry. These events have resulted in a regional unemployment rate that has advanced at a level ranking as the nation's second highest rate of increase.

As a result of these adverse economic conditions, net income at Peoples Bancorp declined 15% in comparison to our 2000 results. Although numerous financial-related goals for 2001 were unattainable, net income for the year just ended represented the second highest earnings level in the Company's history. I encourage you to refer to the information contained in the financial section of this report for more details.

Economists are currently reporting signs of recovery, which could lead toward an end to one of our nation's shortest recessionary periods. Economic recovery, however, is projected to occur over a prolonged period of time, and the rebound is expected to be moderate.

In light of these forecasts, growth at Peoples Bancorp in terms of assets and earnings should likewise be viewed as moderate for 2002. We project that such growth will be more apparent in the later quarters of the year while we continue to address the effects of current economic conditions during the first six months.

Through all the challenges of these outside forces, I am pleased to report to you that employees throughout our Company have responded with a firmer resolve to re-channel energies in ways that will make a positive difference in the communities we serve. We are successful in this quest because our employees represent a very determined, diverse, and dynamic group of individuals who believe in Peoples Bank and our mission. I am extremely proud of their accomplishments.

Our strategic initiative to offer All Day Banking was introduced in January, 2002. This no-cost service provides our customers with the ability to present all transactions until 5:00 P.M. each day and receive credit and/or processing during the same business day. We feel this service has set us apart from our competitors by providing our customers with three extra banking hours each day.

We also plan to continue our entry into two additional neighborhoods as we begin construction on new banking offices in the West Lincoln community and on Catawba Valley Boulevard in Hickory. We anticipate being operational in the West Lincoln area on Highway 27 West in late 2002, while our Catawba Valley office will open in early 2003.

In February 2002, the Board of Directors announced a stock repurchase program to repurchase the Company's common stock. A total of $3 million has been allocated for this purpose. The decision to repurchase reflected management's confidence in the Company's future prospects and belief that the transaction would offer an attractive opportunity to enhance shareholder value.

In closing, Peoples Bank is committed to be the financial services organization that customers want to do business with, employees want to work for, and shareholders want to invest in. I would also like to recognize and thank our Board of Directors for their guidance, our talented management team for their unwavering commitment, and all of our employees for meeting challenges that were presented to us in 2001. Finally, thank you to our valued shareholders for your continued support and your investment in Peoples Bancorp.

/s/ Tony W. Wolfe
Tony W. Wolfe
President and Chief Executive Officer

[PHOTO - Tony W. Wolfe, President and Chief Executive Officer of Peoples Bancorp of North Carolina, Inc. and Peoples Bank; with Robert C. Abernethy, Chairman of the Board of Peoples Bancorp of North Carolina, Inc. and Peoples Bank ]

BUILDING A SOLID FOUNDATION FOR RENEWED GROWTH.

FINANCIAL PERFORMANCE
--------------------------------------------------------------------------------

In response to a faltering economy, the Federal Reserve took action on eleven different occasions to reduce key interest rates for a total of 475 basis points, or by 4.75% during the year. At Peoples Bancorp, these interest rate cuts resulted in a reduction to the Bank's net interest income since deposit rates do not reprice as quickly as rates on loans in our asset-sensitive balance sheet. The Company's earnings for 2001 were further weakened due to a regional economy characterized by rising unemployment and a general softening in area businesses, leading to the charge-off of certain non-performing loans. Such conditions led to a decline in reported net earnings for 2001 by 15% to $4,575,352 when compared to results for the previous year. These results translated to $1.42 basic and diluted net income per share. Net interest income decreased 12% to $18,871,105 for the year ended December 31, 2001, when compared to $21,427,183 for the same period one year ago due to declining interest rates throughout 2001. After increasing the provision for loan losses to allow for the charge-off of loans during fourth quarter, non-performing assets totaled $4.7 million at December 31, 2001, or .75% of total assets, compared to $6.1 million at December 31, 2000, or 1.17% of total assets. The allowance for loan losses at December 31, 2001, amounted to $6.1 million or 1.24% of total loans compared to $4.7 million or 1.15% of total loans at December 31, 2000.

Non-interest income for 2001 amounted to $8,262,904 as compared to $3,915,764 for the previous year. This significant increase reflects an improvement in mortgage banking income resulting from a strong demand of mortgage

                                [PICTURE OMITTED]

PEOPLES EMPLOYEES GENERATE FUNDS, IDEAS FOR LOCAL UNITED WAY AGENCIES

Peoples Bank's annual in-house United Way campaign topped last year's total by 25%, despite the area's economic downturn. Led by captains in every bank department and branch, Peoples' employees staged events such as silent auctions, food sales, dress down days, and even a pie-in-the-face contest. Together these fund raisers generated 10% of employee contributions, while bringing together people from every level of the Bank with customers from every branch and community we serve. Funds generated by the campaign benefit the United Ways of Catawba, Lincoln, and Alexander Counties, which support health and human service agencies working to raise the quality of life in their respective communities.

loan services, gains realized on the sale of available-for-sale securities, and fees arising from a new service provided to retail checking customers. The increase in non-interest income was partially offset by an increase in non-interest expense. Non-interest expense totaled $16,751,793 for the year ended December 31, 2001, as compared to $15,508,977 for the previous year.

Despite deteriorating economic conditions during 2001, Peoples Bank continued to experience strong balance sheet growth. Total assets as of December 31, 2001, amounted to $619,504,704, an increase of 19% compared to total assets of $519,001,787 at December 31, 2000. Loans increased 20% to $489,856,082 as of
December 31, 2001, compared to $407,789,800 as of December 31, 2000. Total deposits amounted to $490,223,189 as of December 31, 2001, representing an increase of 9% over deposits of $450,073,342 at December 31, 2000.

To enhance the Company's capital position, Peoples Bancorp completed the sale of $14,000,000 PEBK Capital Trust I floating rate capital securities with a maturity date of December 31, 2031. This transaction enabled the Company to end the year as a "well-capitalized" financial institution as of December 31, 2001. Shareholders received $.40 per share in cash dividends during 2001, which amounted to $1,287,486. Total shareholders' equity grew 5.5% to $45,401,103. Book value per share was $14.11 at December 31, 2001, as compared to $13.37 for the previous year. Market value of Peoples Bancorp common stock closed at $14.35 per share on December 31, 2001 reflecting an increase in market value of 6.3% for the year.

BOARD OF DIRECTORS
2001

[PHOTO - Standing from left to right:
James S. Abernethy, Bruce R. Eckard, Robert C. Abernethy, Chairman;
Larry E. Robinson, Tony W. Wolfe, President and Chief Executive Officer;
John H. Elmore, Jr., Gary E. Matthews, Dan Ray Timmerman, Sr., Fred L. Sherrill, Jr., Charles F. Murray, B.E. Matthews, Director Emeritus; Benjamin I. Zachary ]

                                [PICTURE OMITTED]

C O N T R I B U T I N G  T O  T H E  C O M M U N I T Y

EMPLOYEES GIVE THE RELAY FOR LIFE A RUN FOR THEIR MONEY.

Many Peoples Bank employees gave a night and day of their lives to pursue a cure for cancer in the Relay For Life. Held overnight at area high school tracks, the event brought together people from throughout the community to raise money and awareness for the work of the Catawba, Lincoln, and Alexander County divisions of the American Cancer Society. Employees from several Peoples branches joined their neighbors in forming teams of 10 people who solicited pledges and spent the night commemorating both those who have lost and won their battles against cancer before running the relay the following day.

PEOPLES SUPPORTS THE NEWTON-CONOVER EDUCATION FOUNDATION.

An investment in education enriches the lives of everyone it touches within the community. That is why Peoples Bank is proud to contribute to the continuing development of one of our core communities through the work of the Newton-Conover Education Foundation, a nonprofit organization which supports educational excellence in Newton-Conover City Schools. Through the Foundation, Peoples Bank shares the commitment of area businesses and individuals by providing school readiness kits for incoming kindergarten students, scholarships for students, grants for innovative teaching, supplemental funds to support special classroom needs, and fund programs such as NC PRIDE (Promoting Recognition for Individual Dedication to Excellence).

CORPORATE REALIGNMENT
PROVIDES NEW VISION
EXECUTIVE MANAGEMENT
--------------------------------------------------------------------------------
O F  P E O P L E S  B A N K

Under the direction of Tony W. Wolfe, President and Chief Executive Officer, we have completed the implementation of a corporate realignment strategy during 2001. This realignment will serve to strengthen the Company's management skills and address future strategic initiatives. The restructuring at the corporate level is designed to ensure that all facets of the Company's business units are properly aligned. These dedicated individuals represent a unique blend of banking talent that provide visionary leadership designed to move the Company forward in the years ahead. Lance Sellers, Executive Vice President and Chief Banking Officer directs all activities associated with lending, credit, and branch administration. The attainment of exceptional customer service is of paramount importance to both front-line and support personnel in this area as they seek to consistently exceed customers' expectations.

Joe Beaman, Executive Vice President and Chief Administrative Officer will continue to serve in the capacity of Corporate Secretary. As Chief Administrative Officer, he will coordinate all activities surrounding Banking Support including product development, human resources, marketing, training, and community and shareholder relations. In today's competitive environment, these roles operate in an atmosphere of heightened awareness as the Company seeks to become more proactive in the design, training, and promotion of its products.

Bill Cable was promoted to Executive Vice President and Chief Operations Officer where he has assumed responsibility for business systems, network systems, loan and deposit operations, electronic banking, risk management, and the mail center. These areas are represented by a group of talented employees who are committed to providing the level of support that front-line staff and customers depend upon for the efficient delivery of state-of-the-art technology and services.

Joe Lampron joined Peoples Bank in the fall of 2001 as Executive Vice President and Chief Financial Officer where he directs all corporate financial planning, accounting practices, budgeting, asset-liability management, and treasury functions. He is a Certified Public Accountant and has served previously as Chief Financial Officer of another financial institution. Associates in the finance department provide quality customer service through the timely and accurate reporting both internally and externally.

EXECUTIVE MANAGEMENT TEAM

[PHOTO - From left to right;
Bill Cable, Tony Wolfe, Lance Sellers,
Joe Beaman, Joe Lampron ]

EASTERN CATAWBA REGION
JIM PERRY,
--------------------------------------------------------------------------------
FIRST VICE PRESIDENT &
AREA EXECUTIVE

2001 was a very trying year for our Company, our area, and our entire country. However, as we approach our 90th year of service to the citizens, organizations, and businesses of Catawba and Alexander Counties, the Eastern Catawba Region of Peoples Bank remains grateful and optimistic. From our origin in Catawba, North Carolina, we have grown in strength and stability to become the dominant community bank in our region. Like any other successful business, our ability to deliver quality service has resulted from the combination of our loyal customers and experienced staff.

We are proud of our continued growth and traditions, along with the success of our customers and friends. However, we refuse to rest. The organization's goal is not simply to deliver financial products and services, but to continually strive toward our ultimate goal of providing exceptional customer service. To ensure this result, the Board of Directors, management, and staff have personally given of their time and energy in 2001, and will continue to do so in 2002 and beyond. The employees of Peoples Bank's Eastern Catawba Region are actively involved in their communities, churches, schools and civic organizations, including Relay For Life, United Way, and March of Dimes.

In 2001, the Eastern Catawba Region faced many challenges and witnessed many changes. While our local economy stumbled, our Company and staff worked consistently to provide financial stability and sound advice to our customers.

Early in the year, our staff assisted in the relocation efforts to our new corporate headquarters. We were also proud to open our new Newton Office in March of 2001. All of our offices in Newton, North Newton, Conover, Claremont, Catawba, and Hiddenite welcomed new customers during 2001, and grew closer to our existing customers as events unfolded here and abroad.

Clifton A. Wike, Senior Vice President is a 30-year veteran employee of Peoples Bank, and Jim Perry, First Vice President and Area Executive for the Eastern Catawba Region joined the Bank in 1999. Collectively, these individuals represent 40 years of banking experience and have been instrumental in the Bank's growth especially in this region. Management and staff of the Eastern Catawba Region wish to express appreciation to our shareholders and customers for your support in 2001 and express our desire and intent for a successful 2002.

EXCEPTIONAL CUSTOMER SERVICE BRINGS SUPPORT AND STABILITY TO EASTERN CATAWBA REGION CUSTOMERS.

PEOPLES BANK RAISES DOLLARS AND AWARENESS FOR AREA MARCH OF DIMES.

In a year where world events made us all more conscious of the value of human life, Peoples Bank once again demonstrated its commitment to protecting the most precious lives of all - our children. The executives, employees, and customers of Peoples Bank all came together to show their support for the March of Dimes, which is dedicated to improving the health of babies. All funds raised go directly to the March of Dimes of Catawba, Lincoln, and Alexander Counties, which support community programs designed to reduce birth defects, infant mortality, and low birth weight while promoting prenatal care.

AREA EXECUTIVES/
BUSINESS DEVELOPMENT LEADERS
[Photo: From left to right; Jim Perry, Danny Richard, Clifton Wike, Mark Sigmon, Micah Lee]

HICKORY REGION
MICAH LEE,
--------------------------------------------------------------------------------
FIRST VICE PRESIDENT & AREA EXECUTIVE

Peoples Bank entered the Hickory market in 1988 with the opening of our Springs Road Office and became more visible in 1997 with the opening of the Viewmont Office. Peoples Bank also operates an ATM on Catawba Valley Boulevard where our third office in the Hickory Region is under construction and scheduled to open in early 2003. This new office will further enhance Peoples Bank's visibility in the Hickory market. The location of the Catawba Valley Boulevard Office, a high traffic area that includes numerous retail establishments as well as new apartment complexes and housing developments, will enable us to attract new customers from both the Newton and the Hickory area. We look forward to providing a full range of products and services to our customers in this extension of our Hickory Region and continually strive to develop new relationships in our community.

We are challenged in the Hickory market by significant banking competition from both local and regional banks in close proximity to our existing branches. Peoples Bank has been able to establish a strong reputation for lending in both the commercial and residential construction arenas in the Hickory Region, and, as such, attracts new customers and continues to grow. We feel this has been due to our ability to provide high-quality banking service and competitive loan structures with a personal, community bank touch. As our product mix grows, we are confident that we will continue to expand existing relationships and attract new ones to Peoples Bank.

We are also successful in this market because of our talented and dedicated employees. They are well-trained and represent a total of combined banking experience in excess of 100 years. Our employees are heavily involved in community and civic organizations, youth programs, churches, and projects such as Relay for Life, United Way, and March of Dimes.

We wish to use this opportunity to express appreciation to the Board of Directors and management of Peoples Bank for recognizing the potential in this strong and diverse market and for the confidence they have placed in us. We also thank our shareholders and customers for their support.

NEW CUSTOMER RELATIONSHIPS EXPAND PEOPLES' INFLUENCE THROUGHOUT THE HICKORY REGION.

SOUTH REGION
MARK SIGMON,
--------------------------------------------------------------------------------
FIRST VICE PRESIDENT & AREA EXECUTIVE

Peoples Bank's entry into what is today known as the South Region was initiated with the opening in 1985 of a full-service office in Maiden. The Denver Office opened its doors for business in August of 1997 along the busy Highway 16 corridor. Since that time, the South Region has expanded with the opening of the Triangle and Lincolnton Offices. Our newest location, the Lincolnton Office, opened for business in January, 2001. Peoples Bank has experienced strong growth in its loan and deposit base, and we are proud to participate in this process. Expansion into the Denver, Lincolnton/Lincoln County market has represented a successful strategy for Peoples Bank to date, and we look forward to additional opportunities with the opening of an office in West Lincoln in the near future.

The South Region's success is a direct reflection of our dedicated and well-trained staff. Our employees possess over 100 years of combined banking experience, and they are dedicated to the service of their customers and the community-at-large. Employees are involved in numerous worthy causes within the communities where they live and work. They have chosen to volunteer their time in many community-enrichment activities including Relay for Life, educational and recreational projects, youth development, participation in city and county governmental units, local churches, as well as other civic and public service organizations. Our employees exemplify the commitment to be active participants in the improvement of the quality of life in our market area.

On behalf of the South Region of Peoples Bank, we want to thank our customers, staff, shareholders, and all who have assisted in the success of our accomplishments. We especially wish to recognize Danny F. Richard, First Vice President and Business Development Officer for his leadership in our Lincoln County operations and for his role in helping our customers achieve their financial goals.

THE SUCCESS OF PEOPLES BANK'S SOUTH REGION IS A DIRECT REFLECTION OF OUR DEDICATED AND WELL-TRAINED STAFF.

BANKING SUPPORT
--------------------------------------------------------------------------------

Employees throughout Peoples Bank represent a pool of talent that we feel is extraordinary in the field of community banking. Our associates are our Company's greatest assets. Therefore, in order to attract and retain banking associates who reflect high-quality standards of commitment to our corporate mission, it is necessary to review activities associated with the function of human resources on a consistent basis. To this end, a review and realignment of corporate benefits was conducted during 2001 to more appropriately meet the needs of our employee base.

Kim Boyd, Senior Vice President, acknowledged that throughout the year Banking Support representatives have focused on their initiative to identify, research, and develop opportunities that generate added value for our customers and the communities we serve. Administrative efforts during 2001 included the introduction of an in-branch sales program designed to provide expanded education regarding the Bank's full line of services while increasing sales opportunities. Products and services which were introduced included Investment Checking - a premium rate Now Account that allows unlimited check writing and complimentary checks. I am pleased to report that volume projections were exceeded following this product's first year of implementation. The Tell-A-Friend Campaign has provided an opportunity for us to reward our customers for engaging in relationship referrals for the Bank.

Our training department has been successful in offering on-line training in the areas of compliance and skill-based applications. New efficiencies have been discovered in this process since training can be accomplished in the branch location, thereby allowing the employee to remain onsite. Complimenting our training efforts has been the role that media advertising has played during the year. "Growing Closer to Our Community" proved to be a successful platform for many of our initiatives.

Eager and confident best describe our feeling upon entering 2002. Shifting patterns indicate that our customer base will embrace alternative means with which to conduct their banking business in the future. In anticipation of such trends, we will introduce our new website which we invite you to visit at www.peoplesbanknc.com. The site will provide access to Peoples Bank Online Banking complete with a bill paying option. To further strengthen the Bank's array of products and services, we will introduce a new account, Generations Gold, which will enable us to partner with our account holders and communities to "Live Better for Less". We anticipate marketing this product by mid-year 2002.

Managerial leadership and experienced, well-trained employees will lead us forward and prepare us to embrace beneficial change for our customers as we continue our quest in the discovery and implementation of value-added services for our customers and shareholders. We look forward to new opportunities to make a positive difference in the communities we serve.

BANKING SUPPORT IS DEDICATED TO THE DEVELOPMENT OF PRODUCTS AND SERVICES THAT BRING ADDED VALUE TO OUR CUSTOMERS AND COMMUNITIES.

[PICTURE OMITTED]
KIM BOYD
SENIOR VICE PRESIDENT
BANKING SUPPORT

REAL ESTATE ADVISORY
--------------------------------------------------------------------------------
SERVICES, INC.
A WHOLLY-OWNED SUBSIDIARY OF PEOPLES BANK

Real Estate Advisory Services, Inc. (REAS) operates as a real estate firm specializing in real estate appraisals, consulting, and property management. Under the leadership of David E. Reitzel, Senior Vice President of Peoples Bank and Vice President of REAS, the primary objective for the subsidiary is to provide quality real estate appraisals in a timely manner. Key factors in the realization of this objective are seven employees representing 70 years of expertise in real estate activities who understand the value of customer response time and quality-oriented appraisals.

Our real estate subsidiary creates a value-added service to the Bank's mortgage lending area through the use of specialized technology utilized in the appraisal process. Enhanced appraisal technology has reduced traditional paper-based processes thereby enabling our customers to experience a beneficial difference in the time required to respond to their requests. Through our efforts to exceed customer expectations and working in conjunction with an interest rate climate conducive to home mortgage-related opportunities during 2001, REAS provided increased contributions to non-interest income during the year. Future plans for Real Estate Advisory Services include the REAS website and enhanced real estate brokerage services.

In addition to providing leadership associated with appraisal and consulting activities, David Reitzel also coordinates activities associated with our branch infrastructure. His responsibilities include coordinating the current construction of two banking offices located in the West Lincoln area and on Catawba Valley Boulevard in Hickory. Occupancy is anticipated in late 2002 and early 2003, respectively.

REAL ESTATE ADVISORY SERVICES GENERATES VALUABLE NEW REVENUE STREAMS FOR GROWTH.

[PICTURE OMITTED]
DAVID REITZEL
VICE PRESIDENT
REAL ESTATE ADVISORY
SERVICES, INC.

PEOPLES INVESTMENT
--------------------------------------------------------------------------------
SERVICES, INC.
A WHOLLY-OWNED SUBSIDIARY OF PEOPLES BANK

Since 1996 Peoples Investment Services, Inc. has provided comprehensive financial services for our clientele. David C. Brown, CFP, First Vice President of Peoples Bank and Vice President of Peoples Investment Services, Inc. and his experienced staff work closely with each customer to first understand their needs and, secondly, to provide individual financial solutions that will help them achieve their goals.

Our selection of services includes retirement planning, college planning, investment planning, and estate planning. Through our relationship with Raymond James Financial Services, Inc. we maintain access to a wide array of financial services including mutual funds, annuities, IRA's, stocks, bonds, life insurance, long term care insurance, trust services as well as retirement plan services for businesses. You may learn more information about Peoples Investment Services, Inc. at www.peoplesbanknc.com. Securities are offered exclusively through Raymond James Financial Services, Inc., member NASD/SIPC, an independent broker/dealer and are not insured by the FDIC or any other Bank insurance. Investments are not deposits or obligations of the Bank, are not guaranteed by the Bank, and are subject to risk, including the possible loss of principal.

[PICTURE OMITTED]
DAVID BROWN
VICE PRESIDENT
PEOPLES INVESTMENT
SERVICES, INC.

F I N A N C I A L  H I G H L I G H T S
--------------------------------------------------------------------------------
DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS

                                                        2001       2000     Change
-----------------------------------------------------------------------------------
Interest income                                       $ 41,898   $ 40,859        3%
Interest expense                                        23,027     19,432       19%
-----------------------------------------------------------------------------------
Net interest income after provision for loan losses     15,326     19,548      -22%
Non-interest income                                      8,263      3,915      111%
Non-interest expense                                    16,752     15,509        8%
Income taxes                                             2,262      2,576      -12%
-----------------------------------------------------------------------------------
Net income                                            $  4,575   $  5,378      -15%
-----------------------------------------------------------------------------------

Per Share*
Net Income                                            $   1.42   $   1.67      -15%
Cash dividends                                            0.40       0.39        3%
Market price at December 31                              14.35      13.50        6%
Book value at December 31                                14.11      13.37        6%
-----------------------------------------------------------------------------------

At Year-end
Loans                                                 $489,856   $407,790       20%
Available for sale securities                           84,286     71,565       18%
Assets                                                 619,505    519,002       19%
Deposits                                               490,223    450,073        9%
Shareholders' equity                                    45,401     43,039        5%
-----------------------------------------------------------------------------------

Key Performance Ratios
Return on average assets                                  0.80%      1.15%
Return on average shareholders' equity                    9.65%     12.55%
Dividend payout ratio                                    28.14%     23.39%
Average shareholders' equity to total average assets      8.25%      9.13%
-----------------------------------------------------------------------------------

*Per share amounts have been restated to reflect a 10% stock dividend during second quarter 2000.

SELECTED FINANCIAL DATA
--------------------------------------------------------------------------------
DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS

                                                         2001         2000        1999        1998        1997
-----------------------------------------------------------------------------------------------------------------
Summary of Operations
Interest income                                       $   41,898      40,859      32,302      29,215      23,783
Interest expense                                          23,027      19,432      14,790      14,540      11,179
-----------------------------------------------------------------------------------------------------------------

Net interest income                                       18,871      21,427      17,512      14,675      12,604
Provision for loan losses                                  3,545       1,879         425         445         696
-----------------------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses       15,326      19,548      17,087      14,230      11,908
Non-interest income                                        8,263       3,915       3,380       3,646       2,060
Non-interest expense                                      16,752      15,509      13,832      12,020      10,413
-----------------------------------------------------------------------------------------------------------------

Income before taxes                                        6,837       7,954       6,635       5,856       3,555
Income taxes                                               2,262       2,576       2,093       1,847       1,149
-----------------------------------------------------------------------------------------------------------------
Net income                                            $    4,575       5,378       4,542       4,009       2,406
-----------------------------------------------------------------------------------------------------------------

Selected Year-end Balances
Assets                                                $  619,505     519,002     432,435     402,273     326,853
Available for sale securities                             84,286      71,565      62,498      63,228      53,307
Loans                                                    489,856     407,790     336,959     306,748     238,449
Interest-earning assets                                  586,496     490,449     411,734     383,270     308,852
Deposits                                                 490,223     450,073     376,634     350,067     275,393
Interest-bearing liabilities                             515,989     420,594     339,243     315,387     258,685
Shareholders' equity                                  $   45,401      43,039      37,998      35,924      24,930
Shares outstanding*                                    3,218,714   3,218,714   3,218,950   3,219,150   2,808,300
-----------------------------------------------------------------------------------------------------------------

Selected Average Balances
Assets                                                $  575,142     469,536     417,387     369,864     295,879
Available for sale securities                             84,549      66,218      60,642      59,824      57,508
Loans                                                    454,371     374,226     324,651     271,819     215,789
Interest-earning assets                                  545,945     447,645     396,606     351,730     281,215
Deposits                                                 481,289     408,210     363,637     321,371     252,998
Interest-bearing liabilities                             472,435     373,167     326,164     293,631     233,901
Shareholders' equity                                  $   47,432      42,852      39,348      33,303      24,117
Shares outstanding*                                    3,218,714   3,218,714   3,218,950   3,058,160   2,808,300
-----------------------------------------------------------------------------------------------------------------

Profitability Ratios
Return on average total assets                              0.80%       1.15%       1.09%       1.08%       0.81%
Return on average shareholders' equity                      9.65%      12.55%      11.54%      12.04%       9.98%
Dividend payout ratio                                      28.14%      23.39%      23.84%      22.61%      33.18%
-----------------------------------------------------------------------------------------------------------------

Liquidity and Capital Ratios (averages)
Loan to deposit                                            94.41%      91.67%      89.28%      84.58%      85.29%
Shareholders' equity to total assets                        8.25%       9.13%       9.43%       9.00%       8.15%
-----------------------------------------------------------------------------------------------------------------

Per Share of Common Stock*
Net income                                            $     1.42        1.67        1.41        1.31        0.86
Cash dividends                                        $     0.40        0.39        0.34        0.28        0.28
Book value                                            $    14.11       13.37       11.81       11.16        8.88
-----------------------------------------------------------------------------------------------------------------

*Shares outstanding and per share computations have been restated to reflect a 10% stock dividend during second quarter 2000, the 3 for 2 stock split during first quarter 1999 and the 10% stock dividend during second quarter 1997.

REPORT OF INDEPENDENT CERTIFIED
--------------------------------------------------------------------------------
PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders
Peoples Bancorp of North Carolina, Inc.
Newton, North Carolina:

We have audited the consolidated balance sheets of Peoples Bancorp of North Carolina, Inc. as of December 31, 2001 and 2000, and the related consolidated statements of earnings, changes in shareholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 2001. Such consolidated financial statements and our report thereon dated January 18, 2002, expressing an unqualified opinion (which are not included herein), are included in the proxy statement for the 2002 annual meeting of shareholders.

The accompanying condensed consolidated balance sheets and consolidated statements of earnings are the responsibility of the Company's management. Our responsibility is to express an opinion on such consolidated balance sheets and consolidated statements of earnings in relation to the complete consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of earnings for each of the three years in the period ended December 31, 2001, is fairly stated in all material respects in relation to the basic consolidated financial statements from which it has been derived.

                                                /s/ Porter Keadle Moore, LLP

Atlanta, Georgia
January 18, 2002

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
DECEMBER 31, 2001 AND 2000

                    Assets
                    ------
                                                                    2001          2000
                                                                ------------   -----------
Cash and due from banks                                         $ 13,042,320    13,619,197
Federal funds sold                                                 2,261,000     5,020,000
                                                                ------------   -----------
     Cash and cash equivalents                                    15,303,320    18,639,197

Investment securities available for sale                          84,286,037    71,564,844
Other investments                                                  4,602,773     2,398,873
Mortgage loans held for sale                                       5,338,931     1,563,700
Loans, net                                                       484,517,151   406,226,100
Premises and equipment, net                                       14,679,191    12,907,968
Cash surrender value of life insurance                             4,583,000             -
Accrued interest receivable and other assets                       6,194,301     5,701,105
                                                                ------------   -----------
      Total assets                                              $619,504,704   519,001,787
                                                                ============   ===========

      Liabilities and Shareholders' Equity
      ------------------------------------
Deposits:
  Noninterest-bearing                                           $ 56,826,130    52,793,390
  Interest-bearing                                               433,397,059   397,279,952
                                                                ------------   -----------
     Total deposits                                              490,223,189   450,073,342

Demand notes payable to U. S. Treasury                               117,987     1,600,000
Accrued interest payable and other liabilities                     1,548,139     2,932,284
Federal Home Loan Bank advances                                   68,214,286    21,357,142
Guaranteed preferred beneficial interests in Company's junior
  subordinated debentures (Trust Preferred Securities)            14,000,000             -
                                                                ------------   -----------
      Total liabilities                                          574,103,601   475,962,768
                                                                ------------   -----------
Commitments

Shareholders' equity:
  Preferred stock, no par value; authorized 5,000,000 shares;
    no shares issued and outstanding - -
  Common stock, no par value; authorized 20,000,000 shares;
    3,218,714 shares issued and outstanding                       36,407,798    36,407,798
  Retained earnings                                                9,915,399     6,627,533
  Accumulated other comprehensive income (loss)                     (922,094)        3,688
                                                                ------------   -----------
      Total shareholders' equity                                  45,401,103    43,039,019
                                                                ------------   -----------
      Total liabilities and shareholders' equity                $619,504,704   519,001,787
                                                                ============   ===========

Refer to Appendix A to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 3, 2002, for a complete set of Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF EARNINGS
--------------------------------------------------------------------------------
FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999

                                                              2001         2000         1999
                                                           -----------  -----------  -----------
Interest income:
  Interest and fees on loans                               $36,512,395  36,423,973   28,375,391
  Interest on federal funds sold                               126,791     281,659      338,941
  Interest and dividends on securities:
    U. S. Treasuries                                                 -      16,572       50,221
    U. S. Government agencies                                3,918,551   2,977,459    2,297,645
    State and political subdivisions                           911,707     988,020      973,744
    Other                                                      428,157     171,600      266,097
                                                           -----------  -----------  -----------
      Total interest income                                 41,897,601  40,859,283   32,302,039
                                                           -----------  -----------  -----------

Interest expense:
  Deposits                                                  20,790,136  18,326,359   14,009,018
  Federal Home Loan Bank advances                            2,118,511     974,036      735,752
  Other                                                        117,849     131,705       45,501
                                                           -----------  -----------  -----------
      Total interest expense                                23,026,496  19,432,100   14,790,271
                                                           -----------  -----------  -----------
      Net interest income                                   18,871,105  21,427,183   17,511,768

Provision for loan losses                                    3,545,322   1,879,100      425,000
                                                           -----------  -----------  -----------
      Net interest income after provision for loan losses   15,325,783  19,548,083   17,086,768
                                                           -----------  -----------  -----------

Other income:
  Service charges on deposit accounts                        2,805,492   1,588,390    1,326,810
  Other service charges and fees                               471,998     367,352      298,454
  Gain (loss) on sale of securities                          1,613,992    (483,472)     (34,824)
  Mortgage banking income                                    1,014,043     241,007      740,031
  Insurance and brokerage commissions                          348,582     168,557      129,786
  Miscellaneous                                              2,008,797   2,033,930      919,804
                                                           -----------  -----------  -----------
      Total other income                                     8,262,904   3,915,764    3,380,061
                                                           -----------  -----------  -----------

Other expenses:
  Salaries and employee benefits                             9,115,496   8,899,285    7,737,404
  Occupancy                                                  2,984,100   2,509,720    2,230,448
  Other operating                                            4,652,197   4,099,972    3,863,652
                                                           -----------  -----------  -----------
      Total other expenses                                  16,751,793  15,508,977   13,831,504
                                                           -----------  -----------  -----------
      Earnings before income taxes                           6,836,894   7,954,870    6,635,325

Income tax expense                                           2,261,542   2,576,400    2,093,380
                                                           -----------  -----------  -----------
      Net earnings                                         $ 4,575,352   5,378,470    4,541,945
                                                           -----------  -----------  -----------
      Net earnings per share                               $      1.42        1.67         1.41
                                                           -----------  -----------  -----------

Refer to Appendix A to the Peoples Bancorp of North Carolina, Inc. Proxy Statement, dated April 3, 2002, for a complete set of Consolidated Financial Statements.

SHAREHOLDER & GENERAL INFORMATION

ANNUAL MEETING
The Annual Meeting of Shareholders of Peoples Bancorp will be held at 11:00 am, on Thursday, May 2, 2002, at the Catawba Country Club located at 1154 Country Club Road, Newton, North Carolina.

SHAREHOLDERS' LUNCHEON
Shareholders in attendance at the Annual Meeting are cordially invited to remain for a luncheon to be served immediately upon adjournment.

COMMON STOCK
Peoples Bancorp common stock is traded on the over-the-counter (OTC) market and quoted in the NASDAQ (National Association of Securities Dealers Automated Quotations) National Market System, where our symbol is PEBK. Price and volume information is contained in the Wall Street Journal and most major daily newspapers in the "Over-the-Counter Markets" section under the National Market System listing. Peoples Bancorp stock is marketed by Scott & Stringfellow, Inc., Ryan, Beck & Company, and Trident Securities, Inc.

                                [GRAPHIC OMITTED]

DIVIDEND REINVESTMENT & STOCK PURCHASE
Peoples Bancorp offers a Dividend Reinvestment and Stock Purchase Plan for the benefit of the Corporation's shareholders. The Plan provides for the full or partial reinvestment of cash dividends, optional cash purchases of the Corporation's stock, safekeeping of the share certificates, liquidation of shares, and gifting of shares and enrollment of the designated recipients.

Registrar and Transfer Company, Cranford, New Jersey is the Plan Administrator. For more information one may call the Investor Relations Department at Peoples Bancorp at 828-464-5620 or 800-948-7195 or contact the Plan Administrator at 800-368-5948.

Shareholders of Peoples Bancorp are entitled to recieve dividends when and as declared by the Board of Directors out of funds legally available therefore.

Such dividend payments are declared based upon the guidelines of North Carolina and federal banking law.

As of March 1, 2002, the Company had 670 shareholders of record, not including the number of persons or entities whose stock is held in nominee or street name through various brokerage firms or banks.

CORPORATE OFFICE
Peoples Bancorp of North Carolina, Inc.
518 West C Street
P.O. Box 467
Newton, NC 28658
828-464-5620

STOCK TRANSFER AGENT
& REGISTRAR
Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016-3572

INDEPENDENT AUDITORS
Porter Keadle Moore, LLP
235 Peachtree Street, NE, Suite 1800
Atlanta, GA 30303

Please visit Peoples Bank at their website:
www.peoplesbanknc.com

PEOPLES BANK BOARD OF
--------------------------------------------------------------------------------
DIRECTORS AND OFFICERS

PEOPLES BANK BOARD
OF DIRECTORS

Robert C. Abernethy
Chairman of the Board, Peoples Bancorp
of North Carolina, Inc. and Peoples Bank
President, Secretary and Treasurer
Carolina Glove Company, Inc.

James S. Abernethy
President and Assistant Secretary
Midstate Contractors, Inc.

Bruce R. Eckard
President
Eckard Vending Company, Inc.

John H. Elmore, Jr.
Chairman of the Board, Chief Executive
Officer and Treasurer
Elmore Construction Company, Inc.

Gary E. Matthews
President
Matthews Construction Company, Inc.

Charles F. Murray
President
Murray's Hatchery, Inc.

Larry E. Robinson
President and Chief Executive Officer
Blue Ridge Distributing Company, Inc. &
President and Chief Executive Officer
Associated Brands, Inc.

Fred L. Sherrill, Jr.
Retired Furniture Manufacturer
Executive

Dan Ray Timmerman, Sr.
President
Timmerman Manufacturing, Inc.

Benjamin I. Zachary
General Manager, Treasurer, Secretary
and Member of the Board of Directors
Alexander Railroad Company

DIRECTOR EMERITUS

B. E. Matthews
Chief Executive Officer
Matthews Construction Company, Inc.

PEOPLES BANK
OFFICERS

Tony W. Wolfe*
President and
Chief Executive Officer

Joseph F. Beaman, Jr.*
Executive Vice President,
Chief Administrative Officer, and
Corporate Secretary

A. Joseph Lampron*
Executive Vice President
Chief Financial Officer

Lance A. Sellers*
Executive Vice President
Chief Banking Officer

William D. Cable*
Executive Vice President
Chief Operations Officer

Kimberly L. Boyd
Senior Vice President
Banking Support

David E. Reitzel
Senior Vice President
Real Estate Administration

Clifton A. Wike
Senior Vice President
Senior Lender

Kimberly D. Bazzle
First Vice President
Marketing and Training

Brenda B. Beam
First Vice President
Human Resources

David C. Brown
First Vice President
Certified Financial Planner

Steven F. Cloninger
First Vice President
Credit Administration

George S. Earp
First Vice President
Finance

S. Micah Lee
First Vice President
Area Executive

V. Dean Norman
First Vice President
Network Systems

James O. Perry
First Vice President
Area Executive

Daniel F. Richard
First Vice President
Business Development Officer

Kyle E. Sigmon
First Vice President
Mortgage Loans

Mark W. Sigmon
First Vice President
Area Executive

Brenda L. Terrell
First Vice President
Application Operations Manager

Nancy A. Anderson
Vice President
Mortgage Loan Originator

Patsy D. Black
Vice President
Branch Manager,
Triangle Crossing

Kay F. Deal
Vice President
Branch Manager, Conover

John R. Duncan, Jr.
Vice President
Problem Asset Manager

Barbara K. Farnsworth
Vice President
Branch Manager, Lincolnton

J. Louis Fletcher
Vice President
Business Development Officer

Ken R. Gibson
Vice President
Business Development Officer

Mark W. Gustafson
Vice President
Investment Account Executive

Leslie R. Howard
Vice President
Branch Manager, Denver

N. Michael Hamra
Vice President
Risk Management

M. Beth LaBarbera
Vice President
Branch Manager, Springs Road

E. Dean Lawing
Vice President
Mortgage Loan Underwriter

Tommy C. McNeely
Vice President
Business Development Officer

Cynthia H. McRee
Vice President
Branch Manager, Maiden

Rick D. Moser
Vice President
Branch Manager, Viewmont

Tammy H. Pope
Vice President
Business Systems

Denelda S. Reese
Vice President
Branch Manager, Catawba and
Claremont

Jeanette R. Ringley
Vice President
Branch Manager, Newton

*Designates an executive officer of the Bank

PEOPLES BANCORP BOARD OF
--------------------------------------------------------------------------------
DIRECTORS AND OFFICERS

PEOPLES BANCORP
BOARD OF DIRECTORS

Robert C. Abernethy, Chairman
Chairman of the Board, Peoples Bancorp of
North Carolina, Inc. and Peoples Bank;
President, Secretary and Treasurer,
Carolina Glove Company, Inc.

James S. Abernethy
President and Assistant Secretary
Midstate Contractors, Inc.

Bruce R. Eckard
President
Eckard Vending Company, Inc.

John H. Elmore, Jr.
Chairman of the Board, Chief Executive
Officer and Treasurer
Elmore Construction Company, Inc.

Gary E. Matthews
President
Matthews Construction Company, Inc.

Charles F. Murray
President
Murray's Hatchery, Inc.

Larry E. Robinson
President and Chief Executive Officer
Blue Ridge Distributing Company, Inc. &
President and Chief Executive Officer,
Associated Brands, Inc.

Fred L. Sherrill, Jr.
Retired Furniture Manufacturer
Executive

Dan Ray Timmerman, Sr.
President
Timmerman Manufacturing, Inc.

Benjamin I. Zachary
General Manager, Treasurer, Secretary and
Member of the Board of Directors
Alexander Railroad Company

DIRECTOR EMERITUS

B. E. Matthews
Chief Executive Officer
Matthews Construction Company, Inc.

PEOPLES BANCORP
OFFICERS

Tony W. Wolfe
President and Chief Executive Officer

Joseph F. Beaman, Jr.
Executive Vice President and
Corporate Secretary

A. Joseph Lampron
Executive Vice President, Chief Financial
Officer and Corporate Treasurer

Lance A. Sellers
Executive Vice President and
Assistant Corporate Secretary

William D. Cable
Executive Vice President and
Assistant Corporate Treasurer

PEOPLES BANK SUBSIDIARIES'
--------------------------------------------------------------------------------
BOARD OF DIRECTORS AND OFFICERS

PEOPLES INVESTMENT
SERVICES, INC.

BOARD OF DIRECTORS

Robert C. Abernethy

David C. Brown

Bruce R. Eckard

Larry E. Robinson

Tony W. Wolfe

OFFICERS

Tony W. Wolfe
President

David C. Brown
Vice President and
Assistant Secretary

Joseph F. Beaman, Jr.
Secretary and Treasurer


REAL ESTATE ADVISORY
SERVICES, INC.

BOARD OF DIRECTORS

Robert C. Abernethy

Dan Ray Timmerman, Sr.

Tony W. Wolfe

OFFICERS

Tony W. Wolfe
President

Christopher L. Brookshire
Vice President

David E. Reitzel
Vice President

Joseph F. Beaman, Jr.
Treasurer

Clifton A. Wike
Secretary

Kyle E. Sigmon
Assistant Secretary

                                                            PEOPLES BANCORP
BANK LOCATIONS                                              NORTH CAROLINA, INC.
--------------------------------------------------------------------------------

Peoples Bancorp Center
518 West C Street
PO Box 467
Newton, NC 28658
828-464-5620

Catawba
106 North Main Street
Catawba, NC 28609
828-241-3123

Claremont
3261 East Main Street
Claremont, NC 28610
828-459-7152

Conover
213 1st Street West
Conover, NC 28613
828-464-8456

Denver
6125 Hwy 16 South
Denver, NC 28037
704-483-3050

Hickory/Springs Road
3310 Springs Road NE
Hickory, NC 28602
828-256-9229

Hickory/Viewmont
1333 2nd Street NE
Hickory, NC 28601
828-345-6262

Hiddenite
5133 NC Hwy 90 E
Hiddenite, NC 28636
828-632-0118
704-585-6631

Lincolnton
1910 E Main Street
Lincolnton, NC 28092
704-732-0097

Maiden
200 Island Ford Road
Maiden, NC 28650
828-428-9874

Newton
420 West A Street
Newton, NC 28658
828-464-5663

North Newton
2619 North Main Avenue
Newton, NC 28658
828-464-8664

Triangle Crossing
142 South Hwy 16
Denver, NC 28037
704-483-7727
704-827-2370

Off-Site Automated Teller
Machine Locations

Catawba Valley Boulevard
2052 Catawba Valley Blvd SE
Hickory, NC 28602

The General Store of Denver, Inc.
6360 E NC Hwy 150
Sherrills Ford, NC 28673

Future Locations

Catawba Valley Boulevard
2052 Catawba Valley Blvd SE
Hickory, NC 28602

West Lincoln
Highway 27 West
Lincolnton, NC 28092

www.peoplesbanknc.com

[GRAPHIC OMITTED]

REVOCABLE PROXY
PEOPLES BANCORP OF NORTH CAROLINA, INC.

PLEASE MARK VOTES
AS IN THIS EXAMPLE

Annual Meeting of Shareholders
May 2, 2002 - 11:00 a.m.
(Solicited on behalf of the Board of Directors)
The undersigned holder of Common Stock of Peoples Bancorp of North Carolina, Inc. (the "Company"), revoking all proxies heretofore given, hereby constitutes and appoints the official proxy committee of the Company, comprised of all of the members of the Board of Directors of the Company, each with full power of substitution, for the undersigned and in the name, place and stead of the undersigned to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2002 Annual Meeting of Shareholders of Peoples Bancorp of North Carolina, Inc. (the "Meeting") to be held at the Catawba Country Club, 1154 Country Club Road, Newton, North Carolina, on May 2, 2002 at 11:00 A.M., Eastern Time, and at any adjournments or postponements thereof.

1. The approval of the election of the
following named directors:
John H. Elmore, Jr., Charles F. Murray and Fred L. Sherrill, Jr. will serve as directors until the 2005 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

2. The ratification and approval of the appointment of Porter Keadle Moore, LLP as the Company's independent auditor for the fiscal year ending December 31, 2002.
3. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.
The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each nominee listed above, FOR the ratification and approval of the appointment of Porter Keadle Moore, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, and in accordance with their discretion on such other matters as may properly come before the Meeting. If instructions are given with respect to one but not all proposals, such instructions as are given will be followed and the proxy will be voted as indicated above on the proposal(s) for which no instructions are given.
Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The above signed hereby acknowledges receipt of the Notice of Meeting and Proxy Statement each dated April 3, 2002, relating to the Meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made above and in the discretion of the Proxies on any other matter that may come before the Meeting. Where no choice is specified, this Proxy will be voted
(i) FOR all voted nominees to serve as directors and (ii) FOR the ratification and approval of the appointment of Porter Keadle Moore, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002 and in accordance with their discretion on such other matters as may properly come before the Meeting.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY